 As filed with the Securities and Exchange Commission on August 11, 2026.

Registration No. 333-294587

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

One and one Green Technologies. INC

(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	5093	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

1st Diliman
San Rafael Bulacan, Philippines, 3008
+63 919-0785532

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 (212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William S. Rosenstadt, Esq.	Cavas S. Pavri, Esq.
Mengyi “Jason” Ye, Esq.	ArentFox Schiff LLP
Yarona L. Yieh, Esq.	1717 K Street NW
Ortoli Rosenstadt LLP	Washington, DC 20006
366 Madison Avenue, 3rd Floor	Telephone: 202-724-6847
New York, NY 10017
Telephone: +1 212-588-0022

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) is being filed by One and one Green Technologies. INC (the “Company”) to amend the Company’s Registration Statement on Form F-1 (File No. 333-294587) originally filed with the U.S. Securities and Exchange Commission on March 25, 2026 and declared effective on March 27, 2026 (as amended, the “Registration Statement”). This Post-Effective Amendment is being filed pursuant to Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”), to (i) include the audited consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2025, which are included in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed with the Commission on April 27, 2026 (the “2025 Form 20-F”), and (ii) remove certain disclosure relating to the greenshoe warrants, which have expired and were not registered under the Registration Statement being amended by this Post-Effective Amendment, and to make other conforming changes.

Except as expressly described above, the information contained in this prospectus has not been updated. No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject To Completion, Dated August 11, 2026

One and one Green Technologies. INC

1,733,333 Units, each consisting of one Class A Ordinary Share and one Warrant to purchase up to one and a half Class A Ordinary Shares

Including in the Units:

(1) 1,733,333 Class A Ordinary Shares

(2) 1,733,333 Warrants to Purchase Class A Ordinary Shares

(3) 2,599,999 Class A Ordinary Shares Issuable upon Exercise of the Warrants to Purchase Class A Ordinary Shares

This prospectus related to the issuance of up to 1,733,333 units (the “Units”), each Unit consisting of one Class A Ordinary Share (the “Class A Ordinary Share”) and one warrant to purchase up to one and a half Class A Ordinary Shares (each, a “Warrant”) of One and one Green Technologies. INC. (“One and one Cayman”, “the Company”, “we”, “our”, or “us”), which represents (1) 1,733,333 Class A Ordinary Shares, (2) 1,733,333 Warrants to Purchase Class A Ordinary Shares and (3) 2,599,999 Class A Ordinary Shares issuable upon exercise of the Warrants. The Units was offered at a public offering price of $7.50 per Unit for an aggregate gross proceed of approximately $13 million. Each of the Warrants has an initial exercise price of $8.25 per Class A Ordinary Share (representing 110% of the public offering price per Unit) and is exercisable beginning on the date of issuance and ending three and a half years after the issuance date. The number of Class A Ordinary Shares underlying each Warrant is subject to automatic increase upon each cash exercise of the Greenshoe Warrants (as defined below) by the holder (or its affiliates) of such Warrant, at a rate of 150% of the number of Greenshoe Warrant Shares (as defined below) so issued.

In addition, at the closing of this Offering, we issued to the investors in this Offering warrants to purchase up to an additional 400,000 Class A Ordinary Shares at an exercise price of $7.50 per share, exercisable in cash only for a period of 45 days after the closing of this Offering (the “Greenshoe Warrants”, and the shares underlying such Greenshoe Warrants, the “Greenshoe Warrant Shares”), representing up to an additional $3,000,000 of gross proceeds to us. Upon each cash exercise of a Greenshoe Warrant, the number of Class A Ordinary Shares underlying the Warrants issued to the exercising holder as part of the Units will automatically increase by 150% of the number of Greenshoe Warrant Shares so issued, at the same $8.25 per share exercise price applicable to the Warrants. In lieu of Class A Ordinary Shares otherwise issuable upon exercise of the Greenshoe Warrants, a holder may elect to receive pre-funded warrants with an exercise price equal to the par value of our Class A Ordinary Shares (the “Pre-Funded Warrants”). See “Description of Securities We Are Offering — Greenshoe Warrants” for additional information. The Greenshoe Warrants have expired as of the date of this prospectus.

The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares can only be purchased in this offering with the accompanying Warrants as part of the Units, but the component parts of the Units will be immediately separable and issued separately in this Offering.

The initial exercise price of $8.25 per Class A Ordinary Share for each of the Warrants was determined at 110% of the public offering price of $7.50 per Unit. Because each Warrant is exercisable for up to one and a half Class A Ordinary Shares, the aggregate exercise price per Warrant is $12.375.

We do not intend to apply for listing of the Warrants on any national securities exchange or other trading market, and we do not believe any such market will develop. Therefore, the liquidity of the Warrants will be limited and should be considered illiquid.

This prospectus also relates to the Class A Ordinary Shares issuable from time to time upon the exercise of the warrants hereby.

The offering was consummated on April 13, 2026.

Our Class A ordinary shares are listed on Nasdaq under the symbol “YDDL”. On August 4, 2026, the last reported sale price of a Class A Ordinary Share on Nasdaq was $1.82. There is no established public trading market for the Warrants.

We have engaged FT Global Capital, Inc. as our exclusive Placement Agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to purchase and are not purchasing or selling the securities offered by us, and is not required to arrange for the purchase or sale of any specific number or dollar amount of our securities, but will use its reasonable best efforts to solicit offers to purchase the securities offered by this prospectus. Because there is no minimum offering amount required as a condition to closing in this offering the actual offering amount, the Placement Agent’s fee, and proceeds to us, if any, is not presently determinable and may be substantially less than the total maximum offering amounts set forth above and throughout this prospectus. We have agreed to pay the Placement Agent the fee set forth in the table above and to provide reimbursement of certain expenses and certain other compensation to the Placement Agent. See “Plan of Distribution” of this prospectus for more information regarding these arrangements.

	Per Unit	Total
Public offering price (1)	$7.50	$13,000,000
Placement Agent commissions(2)	$0.525	$910,000
Proceeds, before expenses, to us	$6.975	$12,090,000

(1)	Each Unit is offered at a public offering price of US$7.50.

(2)	In connection with this offering, we have paid to the Placement Agent a cash fee equal to seven percent (7.0%) of the gross proceeds received by us in the offering. We have also reimbursed the Placement Agent for its non-accountable expenses up to $45,000 and its legal expenses related to the offering of up to $65,000 in connection with its engagement as placement agent. See “Plan of Distribution.” The total expenses of this offering payable by us, excluding the Placement Agent’s fees, was approximately $350,000.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We are also a “controlled company” under the Nasdaq Rules. See “Prospectus Summary — Implications of Being an Emerging Growth Company”, “Prospectus Summary — Implications of Being a Foreign Private Issuer”, and “Prospectus Summary — Implications of Being a Controlled Company.”

One and one Cayman is a holding company that is incorporated in the Cayman Islands. As a holding company with no operations, One and one Cayman conducts all of the operations through One and one International HK Limited, or One and one HK, our wholly owned subsidiary in Hong Kong, which in turn conducts its operations through contractual arrangements (the “Contractual Arrangements”) with operating entities in the Philippines. This is commonly known as a variable interest entity (“VIE”) structure. The Class A Ordinary Shares offered in this Offering are Class A Ordinary Shares of the holding company that is incorporated in the Cayman Islands.

Investing in our Class A Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. Before buying any Class A Ordinary Shares, you should carefully read the discussion of material risks of investing in Class A Ordinary Shares and the Company. See section titled “Risk Factors” beginning on page 11 for a discussion of information that should be considered in connection with an investment in our Class A Ordinary Shares.

We currently have two classes of ordinary shares outstanding: Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and Class B ordinary shares are identical, except with respect to voting. Each Class A ordinary share is entitled to one vote for each Class A ordinary share held and each Class B ordinary share is entitled to twenty (20) votes for each Class B ordinary share held (either on a poll or on a show of hands). The Class B ordinary shares are convertible into Class A ordinary shares at any time at the option of the holder. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to vote of our shareholders, unless otherwise required by applicable law or our amended and restated memorandum and articles of association.

One and one Cayman is not a Philippine company. As a holding company with no material operations, One and one Cayman, through its intermediary holding company, One and one HK, conducts all its operations through the Contractual Arrangements with operating entities in the Philippines, namely, Yoda Metal and Craft Trading and Services Corp. (“Yoda Metal”) and DL Metal Corporation (“DL Metal”), which we refer to as the VIEs.

One and one Cayman relies on the Contractual Arrangements with the VIEs to control 100% of their ownership interests, receive the economic benefits of their operations, and control most aspects of their operations through its intermediary holding company, One and one HK. Investors in our Class A Ordinary Shares should be aware that they will not, and may never, directly hold equity interests in the VIEs or the intermediary holding company, One and one HK, but rather are purchasing equity interests solely of One and one Green Technologies. INC, the Cayman Islands holding company.

To the extent cash or assets in our business are held in Hong Kong or by One and one HK, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in, or the imposition of restrictions and limitations on, the ability of our company, our subsidiary, or the VIEs by the PRC government, to transfer cash or assets. While the PRC laws and regulations do not currently have any material impact on transfers of cash from One and one Cayman to One and one HK or from One and one HK to One and one Cayman, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from One and one HK. See the risk factor “We rely on dividends and other distributions on equity paid by the VIE to fund any cash and financing requirements we may have. To the extent cash or assets in our business are held in Hong Kong or by One and one HK, such funds or assets may not be available to fund operations or for other use outside of Hong Kong.” At page 19.

The VIEs mainly conduct waste materials and scrap metal recycling and all of our revenues are received by the VIEs. One and one Cayman controls, through its intermediary holding company, One and one HK, 100% of the VIEs’ ownership interests and receive the economic benefits of the VIEs’ operations pursuant to the Contractual Arrangements. According to the Companies Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If One and one HK incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to One and one Cayman. There are no restrictions regarding the transfer of cash between One and one HK and the VIEs. For the fiscal years ended December 31, 2025, 2024 and 2023 and as of the date of this prospectus, we have not declared or paid dividends, nor has our subsidiary declared or paid any dividends or distributions to us. Furthermore, as of the date of this prospectus, no transfers, dividends, or distributions have been made among us, our subsidiary, and the VIEs. Our board of directors has complete discretion on whether to distribute dividends, subject to applicable laws. Currently, we do not have any current plan to declare or pay any cash dividends to the U.S. investors in the foreseeable future after this offering. Please refer to “Dividend Policy” on page 27. Any cash transfer between us and our subsidiary is intended to be made through dividends, capital contributions or intercompany loans between the holding company and its subsidiary, if needed in the future. Funds may be paid by the VIEs to One and one HK as service fees according to the Contractual Arrangements. We do not anticipate any difficulties or limitations on our ability to transfer cash between us, our subsidiary and the VIEs. Other than the above discussed pursuant to the Contractual Arrangements, we do not have any cash management policies that dictate the amount of such funding among the Group and the VIEs. See “Consolidated Financial Statements.”

We are an “emerging growth company” and a “foreign private issuer” under applicable U.S. Securities and Exchange Commission rules and will be eligible for reduced public company disclosure requirements. See section titled “Prospectus Summary — Implications of Being an ‘Emerging Growth Company’ and a ‘Foreign Private Issuer’” for additional information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 11, 2026.

You should only rely on the information contained in this prospectus and in any free writing prospectus prepared by or on behalf of us and delivered or made available to you. Neither we nor the Placement Agent has authorized anyone to provide you with additional or different information. We are offering to sell, and seeking offers to buy, the shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus or a free writing prospectus is accurate only as of its date, regardless of its time of delivery or of any sale of the shares offered hereby. Our business, financial condition, operating results, and prospects may have changed since that date.

For investors outside the United States: Neither we nor any of the Placement Agent has done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares, and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

Unless otherwise indicated, in this prospectus, the following terms shall have the meaning set out below:

●	“Amended and Restated Memorandum and Articles of Association” refers to the amended and restated memorandum of association and the articles of association of One and one Cayman (as defined below) adopted by special resolution passed on December 27, 2024;

●	“BVI” refers to the British Virgin Islands;

●	“CAGR” refers to compounded annual growth rate, the year-on-year growth rate over a specific period of time;

●	“Companies Act” refers to the Companies Act (as revised) of the Cayman Islands, as amended, supplemented or otherwise modified from time to time;

●	“Class A ordinary shares” refer to the class A ordinary shares, par value US$0.0001 per share, of One and one Green Technologies. INC;

●	“Class B ordinary shares” refer to the class B ordinary shares, par value US$0.0001 per share, of One and one Green Technologies. INC;

●	“Shares” and “Ordinary Shares” refer to the Class A Ordinary Shares and Class B Ordinary Shares, of One and one Green Technologies. INC;

●	“Contractual Arrangements” means those agreements entered into by and among One and one HK, Yoda Metal, DL Metal, and certain shareholders of Yoda Metal and DL Metal, including the Exclusive Business Cooperation Agreement, Exclusive Option Agreement, and Shared Pledge Agreement, each dated June 10, 2024, which grants One and one HK contractual rights to (i) direct the activities of the VIEs that most significantly impact the VIEs’ economic performance, (ii) receive all of the economic benefits of the VIEs and their respective subsidiaries (if any); and (iii) have an exclusive option to purchase all or part of the equity interests in and assets of the VIEs and their respective subsidiaries (if any) when and to the extent permitted by Philippine law.

●	“DL Metal” refers to DL Metal Corporation, the operating entity incorporated on March 3, 2022, under the law of the Republic of the Philippines;

●	“FY2025”, “FY2024” and “FY2023” refer to fiscal years ended December 31, 2025, 2024 and 2023, respectively;

●	“Hong Kong” or “HK SAR” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Mainland China” refers to the mainland of the People’s Republic of China; excluding Taiwan, Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China for the purposes of this prospectus only;

●	“One and one Cayman”, “One and one” and “Company” refers to One and one Green Technologies. INC, the Cayman Islands holding company, incorporated on April 17, 2024;

●	“One and one HK” refers to One and one International HK Limited, the intermediate holding company, incorporated on May 29, 2024;

●	“Operating entities” refers to DL Metal and Yoda Metal, the variable interest entities of One and one Cayman, through One and one HK, unless otherwise specified;

●	“PHP” refers to the legal currency of Philippine peso;

●	“PRC” refers to the People’s Republic of China, including Hong Kong and the Macau Special Administrative Regions of the People’s Republic of China;

ii

●	“PRC government” or “Chinse government” refers to the government and governmental authorities of Mainland China for the purposes of this prospectus only;

●	“SEC” refers to the United States Securities and Exchange Commission;

●	“Placement Agent” refers to the placement agent for the Offering, FT Global Capital, Inc.;

●	“US$”, “$”, or “U.S. dollar(s)” refer to the legal currency of the United States;

●	“U.S.”, or “United States” refers to the United States of America;

●	“U.S. GAAP” refers to generally accepted accounting principles in the United States;

●	“VIEs” refers to DL Metal and Yoda Metal, collectively, and each of them is referred to as a “VIE”;

●	“We”, “Group”, “us”, or “our” refer to One and one Cayman, its subsidiary and VIEs.

●	“Yoda Metal” refers to Yoda Metal and Craft Trading and Services Corp., the operating entity incorporated on March 20, 2014 under the law of the Republic of the Philippines;

The expressions “associated company”, “related corporation” and “subsidiary” shall have the respective meanings ascribed to them in the Companies Act, as the case may be.

Any discrepancies in tables included herein between the total sum of amounts listed and the totals thereof are due to rounding. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless the context otherwise requires, a reference to “we”, “our”, “us” or “our Group” or their other grammatical variations is a reference to our Company and the VIEs and our subsidiary taken as a whole. Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; and “including” means “including without limitation.”

Certain of our customers and suppliers are referred to in this prospectus by their trade names. Our contracts with these customers and suppliers are typically with an entity or entities in the relevant customer or supplier’s group of companies.

Internet site addresses in this prospectus are included for reference only and the information contained in any website, including our website, is not incorporated by reference into, and does not form part of, this prospectus.

iii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our Shares. For a more complete understanding of us and this Offering, you should read and carefully consider the entire prospectus, including the more detailed information set forth under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our combined financial statements and the related notes. Some of the statements in this prospectus are forward-looking statements. See section titled “Special Note Regarding Forward-looking Statements.”

Our Company and Business

One and one Cayman was incorporated in the Cayman Islands on April 17, 2024. We conduct our business through the VIEs, Yoda Metal and DL Metal, in the Philippines. We primarily engage in recycling, production and trading of recycled scrap metals in the Philippines.

We are a waste materials and scrap metal recycling company in the Philippines. Our capabilities are underscored by our permitted capacity for metal recycling, measured in tons per year, and by the government-issued license that enables us to import hazardous waste (as raw materials) into the Philippines. We process raw materials and generate final products that include copper alloy ingot, aluminum scrapes, plastic beads, and others. We provide economical and flexible solutions to the challenges of electronic waste, metal scrap and industrial recycling. By providing lower-cost alternatives for processing recycled materials, we not only contribute to environmental sustainability but also highlight our role as a modern and specialized recycling company.

We have established an environmentally friendly technology that we believe sets us apart from competitors. Our exhaust gas recirculation system and exhaust emissions have been examined and approved annually by the Environmental Management Bureau (“EMB”) in the Philippines. Our exhaust gas recirculation system enhances process efficiency while minimizing and, in some cases, eliminating contamination. Through this system, we capture the ash and slag contained in the emissions for further metal recovery ad smelting, ensuring the exhaust we ultimately release meets all applicable standards. In contrast, competing technologies, such as table concentrators, cannot prevent pollution during the final stages of processing.

Due to our sustainable, environmentally friendly processes, we believe we are well-positioned to comply with heightened regulations across the globe.

We benefit from being fully authorized by the government to process hazardous wastes under the framework of The Basel Convention: A Global Solution for Controlling Hazardous Wastes.

We have complied with all governmental documentary requirements, including Environmental Compliance Certificate (the “ECC”), Permit to Operate, Discharge Permit, Import and Export Permit. As of December 31, 2026, our workforce consisted of 90 employees, including 7 engineers. Electronic waste and metal scraps from local and abroad (Korea, Japan, Southeast Asia, Europe, USA, etc.) are carefully segregated and processed in compliance with the existing environmental laws, rules and regulations. Our annual processing capacity is estimated to be around 300,000 tons.

Investors in our Class A Ordinary Shares should be aware that they are purchasing equity in One and one Cayman, which does not directly own our business in the Philippines. Please refer to the information contained in and incorporated by reference under the heading “Risks Related to Our Corporate Structure” on page 18 of this prospectus.

Our Competitive Strengths

We believe that the following competitive strengths contribute to our success and differentiate us from our competitors:

●	Experienced and Visionary Management Team

●	Market Advantage

●	Environmentally Friendly Technology

●	Well-positioned to Comply with Government Mandates

●	Stable Customers and Supplier Bases

●	Regional Presence and Global Footprint

Our Business Strategies and Future Plans

Our business strategies and future plans are as follows:

●	Extend the Production Capabilities

●	Strengthen Customer and Sales Agent Partnership

●	Develop Overseas Markets

●	Reduce Transportation Costs

Summary Risk Factors

Investing in our Class A Ordinary Shares involves a high degree of risk. You should carefully read and consider all of the information contained in this prospectus (including in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the notes thereto) before making an investment decision. These risks could adversely affect our business, financial condition and results of operations, and cause the trading price of our Class A Ordinary Shares to decline. You could lose part or all of your investment. In reviewing this prospectus, you should bear in mind that past results are no guarantee of future performance. See “Special Note Regarding Forward-Looking Statements” for a discussion of forward-looking statements and the significance of forward-looking statements in the context of this prospectus.

The following is a summary of what we view as our most significant risk factors:

Risks Related to Our Business

●	Our Group does not have a long operating history as an integrated group.

●	We have limited experience operating as a standalone public company.

●	We may incur losses in the future.

●	Our historical financial and operating results are not a guarantee of our future performance.

●	We have a substantial supplier concentration with a limited number of suppliers accounting for a substantial portion of our total purchases. Changes or difficulties in our relationships with our suppliers and loss may harm our business and financial results.

●	We are currently dependent on a small group of customers for most of our revenue and the loss of, or a significant reduction in purchases by, one or more of our principal customers could materially and adversely affect our business, financial condition, and results of operations.

●	Our reliance on customers located in China and Hong Kong exposes us to significant geopolitical, regulatory, and economic risks that could adversely affect our business operations and financial performance.

●	We may face operational, regulatory, and reputational risks related to environmental compliance, workplace safety, and the handling of waste materials

●	We do not have any commercial insurance coverage.

●	We may be subject to litigation and regulatory investigations and proceedings and may not always be successful in defending ourselves against such claims or proceedings.

●	Our future strategic acquisitions, investments and partnerships could pose various risks, increase our leverage, dilute existing shareholders and significantly impact our ability to expand our overall profitability.

●	Any failure by the VIEs or their shareholders to perform their obligations under our Contractual Arrangements with them would have a material and adverse effect on our business.

●	Any lack of requisite approvals, licenses or permits applicable to our business, or any non-compliance with relevant laws and regulations, may have a material and adverse effect on our business, financial condition, results of operations and prospects.

●	Any adverse material changes to the Philippines market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease, could have a material adverse effect on our business, results of operations and financial condition.

●	We may be affected by disruptions to our production.

●	We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

For a detailed description of the risks above, please refer to pages 11 to 16.

Risks Related to Doing Business in the Philippines

●	We may face political and social instability.

●	Inflation in the Philippines could negatively affect our profitability and growth.

●	We may face customs restrictions for the importation and exportation of metals.

●	Our ability to source our products efficiently and cost-effectively could be negatively impacted if new trade restrictions are imposed, existing trade restrictions become more burdensome or relationships with exporters are impaired or terminated.

For a detailed description of the risks above, please refer to pages 16 to 18.

Risks Related to Our Corporate Structure

●	Our corporate actions is substantially controlled by Ms. Caifen Yan, the Chairman of the Board and Director of the Company, through One and one International Limited, which has the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your ordinary shares and materially reduce the value of your investment. Additionally, we are deemed to be a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

●	We and our Hong Kong subsidiary rely on Contractual Arrangements with the VIEs and the VIEs’ shareholders to operate their business, which may not be as effective as direct ownership in providing operational control.

●	Our Chairman of the Board and Director, Ms. Caifen Yan, has significant control over shareholder matters and the minority shareholder will have little or no control over our affairs.

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

●	As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

●	There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

For a detailed description of the risks above, please refer to pages 18 to 22.

Risks Related to this Offering and Our Class A Ordinary Shares

●	Investors in our Class A Ordinary Shares likely will face immediate and substantial dilution in the net tangible book value per share and may experience future dilution.

●	The dual class structure of our Class A Ordinary Shares has the effect of concentrating voting control with our Chairman and CEO, and their interest may not be aligned with the interests of our other shareholders.

●	Our Class A Ordinary Shares may trade under $5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

●	We may not be able to pay dividends in the future.

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

●	We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

●	If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

●	We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

For a detailed description of the risks above, please refer to pages 22 to 24.

Our Corporate Structure and History

We are a Cayman Islands exempted company limited by shares. The following diagram illustrates the corporate structure of the Company as of the date of this prospectus.

One and one Cayman was incorporated on April 17, 2024, under the laws of the Cayman Islands. As of the date of this prospectus, the authorized share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares, consisting of 489,796,040 Class A Ordinary Shares and 10,203,960 Class B Ordinary Shares, of which 44,096,040 Class A Ordinary Shares and 10,203,960 Class B Ordinary Shares are issued and outstanding. The Company is a holding company and is currently not actively engaging in any business. This is an Offering of the Class A Ordinary Shares and Warrants of One and one Cayman. You may never hold equity interests in the operating entities in the Philippines. Further, One and one Cayman receives the economic benefits of the operations of two VIEs in the Philippines through an intermediate holding company (i.e., One and one HK) pursuant to the Contractual Arrangements.

One and one HK was incorporated on May 29, 2024, under the laws and regulations in Hong Kong. One and one HK is a wholly owned subsidiary of the Company. One and one HK is a holding company and is currently not actively engaging in any business.

DL Metal was established on March 3, 2022, under the laws of the Philippines. Yoda Metal was established on March 20, 2014, under the laws of the Philippines. One and one HK controls 100% of Yoda Metal and DL Metal through the Contractual Arrangements.

Although we took every precaution available to effectively enforce the contractual and corporate relationship above, these Contractual Arrangements may still be less effective than direct ownership and that the Company may incur substantial costs to enforce the terms of these Contractual Arrangements. For example, the VIEs and their shareholders could breach the Contractual Arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If One and one Cayman had direct ownership of the VIEs, One and one Cayman would be able to exercise its rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current Contractual Arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the Contractual Arrangements to exercise our rights as the primary beneficiary of the VIEs. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. As a legal matter, if the VIEs or their shareholders fail to perform their obligations under these Contractual Arrangements, One and one Cayman may have to incur substantial costs to enforce such Contractual Arrangements, and rely on legal remedies under Philippine laws, including contract remedies, which may be time-consuming, unpredictable and expensive. The Contractual Arrangements are governed by Philippine laws and provide for the resolution of disputes through arbitration in the Philippines. The legal environment in the Philippines is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the Philippine legal system could limit the ability of One and one Cayman to enforce these Contractual Arrangements. In the event One and one Cayman is unable to enforce these Contractual Arrangements, it may not be able to exert effective power as the primary beneficiary over the operating entities and it may be precluded from operating its business, which would have a material adverse effect on its financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the Philippines would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For a detailed description of the risks related to the Contractual Arrangements with the VIEs, see “Risks Related to Our Business.”

Corporate Information

Our principal executive offices are located at 1st, Diliman, San Rafael Bulacan, Philippines. Our registered office in the Cayman Islands is at the offices of Osiris International Cayman Limited, Suite #4-210, Governors Square, 23 Lime Tree Bay Avenue, PO Box 32311, Grand Cayman KY1-1209. We also maintain a website at www.onepgti.com. The information contained on our website is not a part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, NY 10168.

Transfers of Cash to and From Our Subsidiary and the VIEs

One and one Cayman is a holding company with no operations of its own. Its business operations are conducted through Contractual Arrangements between the intermediary holding company, One and one HK, and the VIEs in the Philippines. One and one Cayman is permitted under Cayman Islands laws to provide funding to its subsidiary in Hong Kong through loans or capital contributions without restrictions on the amount of the funds, subject to satisfaction of applicable government registration, approval and filing requirements. According to the Companies.

Ordinance of Hong Kong, a Hong Kong company may only make a distribution out of profits available for distribution. If One and one HK incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to One and one Cayman.

We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. The laws and regulations of the PRC do not currently have any material impact on transfer of cash from One and one Cayman to One and one HK or from One and one HK to One and one Cayman. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of HK dollar into foreign currencies and the remittance of currencies out of Hong Kong or across borders and to U.S. investors.

The Company’s business is conducted through the VIEs. Funds may be paid by the VIEs to One and one HK as service fees pursuant to the Contractual Arrangements. The Company may rely on dividends paid by the intermediary holding company (i.e., One and one HK) for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

In order for us to pay dividends to our shareholders, we may rely on payments made from the VIEs to One and one HK and from One and one HK to One and one Cayman. For the fiscal years ended December 31, 2025, 2024 and 2023 and as of the date of this prospectus, the VIEs have not made any transfers, loans, or distributions, and no transfers, dividends, and distributions have been made between One and one HK and VIEs, or to investors. We do not anticipate any difficulties or limitations on our ability to transfer cash between us, our subsidiary and VIEs. Other than the above discussed pursuant to the Contractual Arrangements, we do not have any cash management policies that dictate the amount of such funding among the Group and the VIEs.

Implications of Being a Controlled Company

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public companies that qualify as a “controlled company” with securities listed on the Nasdaq, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules, a “controlled company” is a company with more than 50% of its voting power held by a single person, entity or group. Under Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the exchange’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this Offering, Ms. Caifen Yan, the Chairman of the Board and Director of the Company, through One and One International Limited, owns 91.01% of the aggregate voting power of our issued and outstanding Class A Ordinary Shares and Class B Ordinary Shares as a group, assuming no exercise of the Warrants or the Greenshoe Warrants. Therefore, Ms. Yan, through One and One International Limited, has the ability to determine all matters requiring approval by shareholders. As a result, we are a “controlled company” as defined under Nasdaq Listing Rule 5615(a)(7) because Ms. Yan, through the entity she controls, will hold more than 50% of the voting power for the election of directors.

As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. Although we do not intend to rely on the controlled company exemptions under the Nasdaq listing standards even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to shareholders of companies that are subject to all of the corporate governance requirements of the Nasdaq Capital Market.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this Offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implication of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

THE OFFERING

Securities Offered by Us	1,733,333 Units, each Unit consisting of one Class A Ordinary Share and one Warrant to purchase up to one and a half Class A Ordinary Shares. We are also registering 2,599,999 Class A Ordinary Shares underlying the Warrants. Each of the Warrants will have an initial exercise price of 110% of the Unit price (or $8.25 per Class A Ordinary Share). With certain exceptions, the Warrants will be exercisable on a cash basis and will expire three and a half years after the closing of this offering. The securities offered hereby are being registered for an aggregate public offering amount of US$13.0 million.

Units Offered	1,733,333 Units at a public offering price of $7.50 per Unit. Each Unit consists of one Class A Ordinary Share and one Warrant to purchase up to one and a half Class A Ordinary Shares.

Class A Ordinary Shares Offered	1,733,333 Class A Ordinary Shares as part of the Units.

Warrants Offered	Warrants to purchase up to 2,599,999 Class A Ordinary Shares. Each Warrant will have an exercise price of $8.25 per Class A Ordinary Share (representing 110% of the public offering price per Unit). The Warrants will be exercisable immediately and will expire three and a half years from the date of issuance.

Best Efforts	We have engaged FT Global Capital, Inc. as our exclusive placement agent to use their reasonable best efforts to solicit offers to purchase the securities in this offering. No minimum offering amount is required as a condition to closing this offering.

Class A Ordinary Shares Outstanding Prior to the Offering:	44,096,040 Class A Ordinary Shares.

Class A Ordinary Shares to Be Outstanding Immediately After Completion of This Offering	45,829,373 Class A Ordinary Shares assuming the sales of all the Units being offered in this offering and no exercise of the Warrants or the Greenshoe Warrants.

Use of Proceeds

The net proceeds to us from this offering, after deducting the Placement Agent commissions and estimated offering expenses payable by us, was approximately $11,629,997 based on the public offering price of $7.50 per Unit.

The net proceeds received by us from this offering will be used for the expansion of our existing business by acquiring additional machinery and equipment; the expansion of our real estate portfolio through the acquisition of additional land properties; the construction of a new manufacturing facility; and working capital and for other general corporate purposes. See “Use of Proceeds.”

Listing	Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “YDDL.”

Risk Factors	See section titled “Risk Factors” and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in the Class A Ordinary Shares.

Lock-Up

We, on behalf of the Company and any successor entity, have agreed, during the period of engagement of the Placement Agent and for a period of ninety (90) days from the closing of this offering, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Our officers, directors and 5% shareholders have agreed, subject to certain exceptions, to a 90-day lock-up period from the closing of this offering, with respect to any shares of capital stock of the Company they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued.

Transfer Agent	Transhare Corporation

RISK FACTORS

Prospective investors should carefully consider and evaluate each of the following considerations and all other information set forth in this prospectus before deciding to invest in our securities. The following section describes some of the significant risks known to us now that could directly or indirectly affect us and the value or trading price of our Shares and should not be construed as a comprehensive listing of all risk factors. The following section does not state risks unknown to us now but which could occur in the future and risks which we currently believe to be not material but may subsequently turn out to be so. Should these risks occur and/or turn out to be material, they could materially and adversely affect our business, financial condition, results of operations and prospects. To the best of our directors’ knowledge and belief, the risk factors that are material to investors in making an informed judgment have been set out below. If any of the following considerations and uncertainties develops into actual events, our business, financial condition, results of operations and prospects could be materially and adversely affected. In such cases, the trading price of our Shares could decline, and investors may lose all or part of their investment in our Shares. Prospective investors are advised to apprise themselves of all factors involving the risks of investing in our securities from their professional advisers before making any decision to invest in our securities.

Risks Related to Our Business

We do not have a long operating history as an integrated group.

One and one Cayman was incorporated as a holding company on April 17, 2024. While the VIEs have been in operation since 2014, we do not have a long history of running an integrated group with standardized policies and procedures on which our past performance may be judged. Given our limited operating history as an integrated group and the rapidly evolving market in which we compete, we may encounter operational, financial and other difficulties as we establish and expand our operations, product and service developments, sales and marketing, technology and general and administrative capabilities.

We have limited experience operating as a standalone public company.

We have limited experience conducting our operations as a standalone public company. We may encounter operational, administrative, and strategic difficulties as we adjust to operating as a standalone public company. This may cause us to react more slowly than our competitors to industry changes and may divert our management’s attention from running our business or otherwise harm our operations.

In addition, since we are becoming a public company, our management team will need to develop the expertise necessary to comply with the numerous regulatory and other requirements applicable to public companies, including requirements relating to corporate governance, listing standards and securities and investor relationships issues. As a standalone public company, our management will have to evaluate our internal controls system with new thresholds of materiality, and to implement necessary changes to our internal controls system. We cannot guarantee that we will be able to do so in a timely and effective manner.

We may incur losses in the future.

For the years ended December 31, 2025, 2024 and 2023, the Company recorded net income of $11,811,614, $6,476,772 and $5,567,174, respectively. We anticipate that our operating expenses, together with the increased general administrative expenses of a public company, will increase in the foreseeable future as we seek to maintain and continue to grow our business, in particular retail store expansion, attract potential customers, and further enhance our service offering. Our expenses when expressed in US dollars also are exposed to increases due to depreciation of the Philippines Peso. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain sufficient cash flows or profitability on a quarterly or annual basis for the foreseeable future.

Our historical financial and operating results are not a guarantee of our future performance.

Our annual and periodic financial results vary from year to year and from period to period, in response to a number of factors that we cannot predict, such as general business outlook and sentiment, economic market conditions, employment rates, inflation and interest rates and consumer confidence. As such, we believe that our annual and periodic financial results are not a guarantee of our future economic performance and undue reliance should not be placed on such results for future speculative purposes.

We have a substantial supplier concentration with a limited number of suppliers accounting for a substantial portion of our total purchases. Changes or difficulties in our relationships with our suppliers and loss may harm our business and financial results.

We rely on a limited number of waste exporters and commercial agents as our suppliers. For the fiscal years ended December 31, 2025, 2024 and 2023, we had 4, 4 and 3 major suppliers respectively, who accounted for more than 10% of our total purchases. For the year ended December 31, 2025, four suppliers accounted for approximately 38.9%, 13.3%, 12.3% and 10.6% of the total purchases. For the year ended December 31, 2024, four suppliers accounted for approximately 45.7%, 12.6%, 10.7% and 10.5% of the total purchases. For the year ended December 31, 2023, three suppliers accounted for approximately 59.6%, 13.8%, and 11.6% of the total purchases, respectively.

Inherent risks exist whenever procurement is concentrated with a limited number of suppliers. Our suppliers may fail to meet their procurement obligations, which may adversely affect our business. We enter into supply contracts with our suppliers, typically lasting for one year with automatic one year extension absent either party’s objection. Both parties have the right to terminate the agreement upon notifying the other party in advance. There is no assurance that we can continue to maintain stable and long-term business relationships with any supplier. Failure to maintain existing relationships with the suppliers or to establish new relationships in the future could negatively affect the Company’s ability to deliver products to customers in a price advantageous and timely manner. If the Company is unable to obtain ample supply of waste metal materials from existing suppliers or alternative sources of supply, the Company may be unable to satisfy the orders from its customers, which could materially and adversely affect our business, results of operations and financial condition.

We are currently dependent on a small group of customers for most of our revenue and the loss of, or a significant reduction in purchases by, one or more of our principal customers could materially and adversely affect our business, financial condition, and results of operations.

We derive a significant portion of our revenue from a limited number of long-term, cooperative importer customers located primarily in Mainland China and Hong Kong. As of the date of this prospectus, we have established cooperative relationships with nine principal importers. While we enter into master sales agreements or purchase orders with these customers that specify key terms such as product specifications, pricing, weight, delivery, and payment terms, such contracts may be written, oral, or implied through customary business practices, and are typically subject to six-month credit terms, which may be extended for large projects.

For the fiscal years ended December 31, 2025, 2024 and 2023, we had 3, 3 and 2 major customers respectively, who accounted for more than 10% of our total revenue. For the year ended December 31, 2025, three customers accounted for approximately 48.8%, 26.8%, and 24.4% of the total revenue. For the year ended December 31, 2024, 3 suppliers accounted for approximately 56.4%, 22.2%, and 17.43% of the total revenue. For the year ended December 31, 2023, two customers accounted for approximately 52,4%, and 21.4% of the total revenue, respectively.

Due to this customer concentration, a loss of, or material reduction in orders from, any one of these key customers — whether due to customer-specific factors, market conditions, shifts in demand, or deteriorating business relationships — could result in a substantial decline in our revenue. In addition, if any of our major customers were to delay payment or become unable to meet their financial obligations, it could adversely affect our liquidity and cash flow. Our dependence on a small group of customers exposes us to increased risks and limits our ability to mitigate downturns in specific customer segments or geographic regions.

If we are unable to maintain our existing customer relationships, or if we fail to attract new customers to diversify our client base, our business, financial condition, and results of operations may be materially and adversely affected.

Our reliance on customers located in China and Hong Kong exposes us to significant geopolitical, regulatory, and economic risks that could adversely affect our business operations and financial performance.

We currently depend on a limited number of long-term importers based in China and Hong Kong for the sale of our processed metal products. The evolving political and legal landscape in China and Hong Kong, has introduced heightened legal and regulatory uncertainties for businesses. Both China and Hong Kong maintain distinct import regulations, customs policies, and environmental standards. Sudden changes in import licensing rules, inspection procedures, or restrictions on the import of scrap metal products could delay shipments, increase costs, or reduce demand for our products. While we are based in the Philippines, broader geopolitical tensions involving China — such as its relations with neighboring countries in the Asia-Pacific region — could indirectly impact trade routes, port access, or cross-border logistics efficiency, thereby affecting our ability to deliver products in a timely manner. Economic slowdowns, policy shifts, or financial instability within China and Hong Kong can also lead to decreased demand for our products, payment delays, or defaults by our customers. Such economic fluctuations can have a direct adverse effect on our revenue and profitability.

We may face operational, regulatory, and reputational risks related to environmental compliance, workplace safety, and the handling of waste materials.

Our operations involve the processing of waste materials, including imported industrial residues that have undergone preliminary detoxification prior to transportation. While these materials are delivered to us in a secured manner, and we implement emission control systems during the incineration and processing phases, our activities may still pose certain environmental and safety risks.

We are subject to Philippine environmental, and safety regulations governing emissions, waste handling, and workplace safety. These regulations may become more stringent over time, potentially requiring us to upgrade our facilities, adopt new technologies, or incur higher compliance costs. Any failure to comply with these regulations, or any perception of inadequate handling of materials, could result in fines, operational delays, or reputational damage.

In addition, the sorting of scrap materials presents inherent occupational safety risks. Although we have adopted workplace safety protocols, any lapse or accident could disrupt operations, lead to regulatory scrutiny, or expose us to liability. Furthermore, inconsistent quality or composition of scrap materials, and any delays or disruptions in logistics, could impact our processing efficiency and operating margins.

We do not have any commercial insurance coverage.

Our company does not currently maintain any insurance coverage, which exposes us to significant operational and financial risks. As a metal scrap processing company operating in the Philippines, we are highly dependent on our large workforce. In the event of accidents, workplace injuries, or other unforeseen incidents, the absence of insurance could result in substantial financial liabilities and disruptions to our operations. Additionally, without insurance, we face increased risks related to property damage, equipment failures, and potential legal claims, all of which could severely impact our business. This lack of insurance coverage may also affect our ability to attract and retain employees, further jeopardizing our operational stability and growth prospects. Consequently, our financial condition, results of operations, and overall business prospects could be materially and adversely affected by our lack of insurance.

To mitigate against such risk, we have outsourced our property security to professional safety officers who conduct regular, daily patrols to prevent emergency situations. All employees are provided with fully paid social insurance, which includes coverage for medical care and accident insurance.

We may be subject to litigation and regulatory investigations and proceedings and may not always be successful in defending ourselves against such claims or proceedings.

Along with the growth and expansion of our business, we may be involved in litigation, regulatory proceedings, and other disputes arising outside the ordinary course of our business. Such litigation and disputes may result in claims for actual damages, freezing of our assets, diversion of our management’s attention and reputational damage to us and our management, as well as legal proceedings against our directors, officers, or employees, and the probability and amount of liability, if any, may remain unknown for long periods of time. In market downturns, the number of legal claims and the amount of damages sought in litigation and regulatory proceedings may increase. Our clients may also be involved in litigation, investigation or other legal proceedings, some of which may relate to deals that we have advised, whether or not there has been any fault on our part.

Our future strategic acquisitions, investments and partnerships could pose various risks, increase our leverage, dilute existing shareholders and significantly impact our ability to expand our overall profitability.

Acquisitions involve inherent risks, such those relating to increased leverage and debt service requirements and post-acquisition integration challenges, which could have a material and adverse effect on our results of operations and/or cash flow and could strain our human resources. We may be unable to successfully implement effective cost controls or achieve expected synergies as a result of a future acquisition. Acquisitions may result in our assumption of unexpected liabilities and the diversion of management’s attention from the operation of our business. Acquisitions may also result in our having greater exposure to the industry risks of the businesses underlying the acquisition. Strategic investments and partnerships with other companies expose us to the risk that we may not be able to control the actions of our investees or partners, which could decrease the amount of benefits we realize from a particular relationship. We are also exposed to the risk that our partners in strategic investments and infrastructure may encounter financial difficulties that could lead to a disruption of investee or partnership activities, or an impairment of assets acquired, which could adversely affect future reported results of operations and shareholders’ equity. Acquisitions may subject us to new or different regulations or tax consequences which could have an adverse effect on our operations.

In addition, we may be unable to obtain the financing necessary to complete acquisitions on attractive terms or at all. If we raise additional funds through future issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Class A Ordinary Shares. Future equity financings would also decrease our earnings per share and the benefits derived by us from such new ventures or acquisitions might not outweigh or exceed their dilutive effect. Any additional debt financing we secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital or to pursue business opportunities. Realization of any of the foregoing risks associated with future strategic acquisitions, investments and partnerships could materially and adversely affect our business, results of operations and financial condition.

As of the date of this prospectus, we have not identified any specific acquisition, investment, or partnership target.

Any failure by the VIEs or their shareholders to perform their obligations under our Contractual Arrangements with them would have a material and adverse effect on our business.

If the VIEs or their shareholders fail to perform their respective obligations under the Contractual Arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. We may also have to rely on legal remedies under Philippine law, including seeking specific performance or injunctive relief, and contractual remedies, which we cannot assure you will be sufficient or effective under Philippine law. For example, if the shareholders of the VIEs were to refuse to transfer their equity interests in the VIEs to us or our designee if we exercise the purchase option pursuant to these Contractual Arrangements, or if they were otherwise to act in bad faith toward us, then we may have to take legal actions to compel them to perform their contractual obligations. In addition, if any third parties claim any interest in such shareholders’ equity interests in the VIEs, our ability to exercise shareholders’ rights or foreclose the share pledge according to the Contractual Arrangements may be impaired. If these or other disputes between the shareholders of the VIEs and third parties were to impair our control over the VIEs, our ability to consolidate the financial results of the VIEs would be affected, which would in turn result in a material adverse effect on our business, operations and financial condition.

These Contractual Arrangements are governed by and interpreted in accordance with the laws of the Philippines. The legal system in the Philippine is still developing. As a result, uncertainties in the Philippine legal system could limit our ability to enforce these Contractual Arrangements. Further, there are very few precedents and little formal guidance as to how Contractual Arrangements in the context of a consolidated VIE should be interpreted or enforced under Philippine law. There remain significant uncertainties regarding the ultimate outcome of such arbitration should legal action become necessary. In addition, under Philippine law, rulings by arbitrators are final and parties cannot appeal the arbitration results in courts, and if the losing parties fail to carry out the arbitration awards within a prescribed time limit, the prevailing parties may only enforce the arbitration awards in Philippine courts through arbitration award recognition proceedings, which would require additional expenses and delay. In the event we are unable to enforce the Contractual Arrangements, or we experience significant delays or other obstacles in the process of enforcing these Contractual Arrangements, we may not be able to exert effective control over the VIEs and may lose control over the assets owned by them. As a result, we may be unable to consolidate the consolidated financial statements of the Philippine operating entities and our ability to conduct business may be negatively affected.

Any lack of requisite approvals, licenses or permits applicable to our business, or any non-compliance with relevant laws and regulations, may have a material and adverse effect on our business, financial condition, results of operations and prospects.

Our business is subject to governmental supervision and regulation by various governmental authorities including, but not limited to, Bureau of Internal Revenue Philippines, Securities and Exchange Commission, Department of Trade and Industry Philippines, and various local government units. See “Government Regulations.” Such government authorities promulgate and enforce laws and regulations that cover a variety of business activities that our operations concern. These regulations in general regulate the entry into, the permitted scope of, as well as approvals, licenses and permits for, the relevant business activities.

In addition to obtaining necessary approvals, licenses and permits for conducting our business, we must comply with relevant laws and regulations. Our businesses, waste materials and scrap metal resource recovery, are subject to various and complex laws and regulations, extensive government regulations and supervision. We may not be fully informed of all and new requirements under relevant laws and regulations in a timely manner, and even if we become aware of new requirements, due to uncertainties in their interpretations and implementation, it will be difficult for us to determine what actions or omissions would be deemed as violations of applicable laws and regulations. We may also not be able to respond to evolving laws and regulations and take appropriate action in time to adjust our business model. As a result, we may be in violation or non-compliance with such laws and regulations.

Due to the uncertainties in the regulatory environment of the industries in which we operate, there can be no assurance that we have obtained or applied for all the approvals, permits and licenses required for conducting our business and all activities in the Philippines, or that we would be able to maintain our existing approvals, permits and licenses or obtain any new approvals, permits and licenses if required by any future laws or regulations. If we fail to obtain and maintain approvals, licenses or permits required for our business, or to comply with relevant laws and regulations, we could be subject to liabilities, fines, penalties and operational disruptions, or we could be required to modify our business model, which could materially and adversely affect our business, financial condition and results of operations.

Any adverse material changes to the Philippines market (whether localized or resulting from global economic or other conditions) such as the occurrence of an economic recession, pandemic or widespread outbreak of an infectious disease, could have a material adverse effect on our business, results of operations and financial condition.

Since 2014, all of our revenue was derived from our operations in Philippines. Any adverse circumstances affecting the Philippines market, such as an economic recession, epidemic outbreak or natural disaster or other adverse incident, may adversely affect our business, financial condition, results of operations and prospects. Any downturn in the industry which we operate in resulting in the postponement, delay or cancellation of contracts and delay in recovery of receivables is likely to have an adverse impact on our business and profitability.

Uncertain global economic conditions have had and may continue to have an adverse impact on our business in the form of lower net sales due to weakened demand, unfavorable changes in product price/mix, or lower profit margins. For example, global economic downturns have adversely impacted some of our dealers who are particularly sensitive to business and consumer spending.

An epidemic or outbreak of communicable diseases may also adversely affect our business, financial condition, results of operations and prospects. The COVID-19 epidemic resulted in a global health crisis, causing disruptions to social and economic activities, business operations and supply chains worldwide, including in Philippines. Measures taken by the Philippines government to tackle the spread of COVID-19 have included, among others, border closures, quarantine measures and lockdown measures.

In the event of a resurgence of COVID-19, if a substantial number of our employees are infected with and/or are suspected of having COVID-19, and our employees are required to be quarantined and/or hospitalized, this may disrupt our ability to manage our business which may have a material adverse effect on our business operations and reputation of our Group.

We may be affected by disruptions to our production.

Our production site in the Philippines is subject to adverse weather conditions, including rainfall, flood and typhoons, which could disrupt our operations. These weather conditions may cause damage to infrastructure, including walls, roads, and other facilities at our plant, necessitating costly repairs and maintenance. The occurrence of any of the above events may cause us to stop or suspend our production process, which would have an adverse impact on our business, financial position and profitability. While we have implemented measures to mitigate these risks, such as reinforcing infrastructure and roads, we cannot assure that these measures will be sufficient to prevent significant operational disruptions or financial losses. If we are unable to effectively manage these risks, our business, financial condition, and results of operations could be materially and adversely affected.

We may regularly encounter potential conflicts of interest, and our failure to identify and address such conflicts of interest could adversely affect our business.

We face the possibility of actual, potential, or perceived conflicts of interest in the ordinary course of our business operations. Conflicts of interest may exist between (i) us and our clients; (ii) our clients; (iii) us and our employees; (iv) our clients and our employees or (v) us and our major shareholders. As we expand the scope of our business and our client base, it is critical for us to be able to address timely potential conflicts of interest, including situations where two or more interests within our businesses naturally exist but are in competition or conflict. We have put in place internal control and risk management procedures that are designed to identify and address conflicts of interest, including a procedure for presenting potential conflicts of interest to the audit committee of our Board of Directors. However, appropriately identifying and managing actual, potential, or perceived conflicts of interest is complex and difficult, and our reputation and our clients’ confidence in us could be damaged if we fail, or appear to fail, to deal appropriately with one or more actual, potential, or perceived conflicts of interest. It is possible that actual, potential, or perceived conflicts of interest could also give rise to client dissatisfaction, litigation, or regulatory enforcement actions. Regulatory scrutiny of, or litigation in connection with, conflicts of interest could have a material adverse effect on our reputation, which could materially and adversely affect our business in a number of ways, including a reluctance of some potential clients and counterparties to do business with us. Any of the foregoing could materially and adversely affect our reputation, business, financial condition, and results of operations.

A conflict of interest occurs when an individual’s private interest (or the interest of a member of his or her family or close friend(s) or business associate(s)) interferes, or even appears to interfere, with the interests of our company as a whole. A conflict of interest can arise when an employee, officer or Director (or a member of his or her family or a close friend(s) or business associate(s)) takes actions or has interests that may make it difficult to perform his or her work for our Company objectively and effectively. Conflicts of interest also arise when an employee, officer or Director (or a member of his or her family or close friend(s) or business associate(s)) receives improper personal benefits as a result of his or her position in our Company.

Directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest exclusively from our audit committee. All other employees are required to approach our Chief Executive Officer or our Chief Financial Officer if they have any questions about reporting a suspected conflict of interest.

Risks Related to Doing Business in Philippines

We may face political and social instability.

Potential foreign investors should take into consideration the political and social environment in the Philippines and its current international conflicts. This is because any change in the political and international relations of the Philippines could affect its business operations in the Philippines.

Recently, the Republic of the Philippines and the People’s Republic of China have been in a dispute in the West Philippine Sea (also known as the South China Sea). The dispute is a complex geopolitical issue with significant implications for regional stability, maritime security, and international law.

The most recent development concerning this matter involves a confrontation between the Philippine coast guard and their Chinese counterparts. According to a statement from a Philippine government task force, China Coast Guard and Chinese Maritime Militia vessels engaged in acts of harassment, obstruction, and dangerous maneuvers during a routine resupply and rotation mission. The statement reported that during the incident, two China Coast Guard ships fired water cannons at Unaizah May 4, a military chartered boat carrying replacement soldiers and supplies to Second Thomas Shoal, where Filipino troops are stationed on a grounded Philippine navy vessel, the BRP Sierra Madre. Second Thomas Shoal, also called the Ayungin Shoal, serves as the location for BRP Sierra Madre, a navy vessel deliberately grounded on the sandbank in 1999 to assert the Philippines’ claim in the West Philippine Sea.

Before this incident, there were numerous harassments made by the Chinese coast guard to the boats of Philippine fishermen and the Philippine coast guard. These incidents were aggravated by the Chinese government in insisting that former President Rodrigo Duterte entered a “secret deal” with China wherein he purportedly relinquished the disputed territory in the West Philippine Sea to China and agreed not to have any repairs done on BRP Sierra Madre.

Due to the rising tension in the West Philippine Sea the Philippines, together with the American, Australian and French forces, began the Balikatan 2024 in the West Philippine Sea. According to Lt. Den Jurney during the opening ceremony of the Balikatan exercise, “Balikatan is more than an exercise; it’s a tangible demonstration of our shared commitment to each other. It matters for regional peace, it matters for regional stability,” When we increase our mutual response and defense capabilities, we strengthen our ability to promote regional security and protect our shared interests.”

Moreover, the Philippines has experienced various terrorist attacks in the past years, with the Armed Forces of the Philippines engaged in conflicts with groups responsible for kidnapping and terrorism within the country. Additionally, bombings have occurred primarily in urban areas in the southern region of the Philippines.

The escalation of the tension in the West Philippine Sea and the frequency, severity, or geographic extent of these terrorist activities could unsettle the Philippines and have detrimental effects on the nation’s economy. We cannot guarantee the stability of the political landscape in the Philippines or the economic policies pursued by the current or future administrations, which may impact the regulatory framework for retail and trade industries.

Inflation in the Philippines could negatively affect our profitability and growth.

The economy of the Philippines experienced significant growth, leading to inflation and increased costs. The annual inflation rate in the Philippines eased to 2.1% in February 2025, down from 2.9% in the previous two months, marking the lowest level since September 2024. For 2024, The country recorded an average inflation rate of 3.2%, lower than the annual average rate of 6% in 2023. In year 2022, the average inflation rate was 5.8%. High inflation and monetary tightening are likely to soon weigh more significantly on domestic activity, which can negatively impact purchasing power and lead to tough financial decisions for company. Inflation refers to a broad rise in the prices of raw material and products over time, eroding purchasing power for company but in another way increasing revenue. The fluctuation of price of raw material effects the stability of supply chain that may play negative impact to our operation.

Our operations in the Philippines are exposed to inflationary pressures, which have been exacerbated by global supply chain disruptions, rising energy costs, and local economic factors. Inflation could lead to higher costs for materials, labor, and services, affecting the Company’s operating expenses and margins if these increases cannot be passed on to customers.

We may face customs restrictions for the importation and exportation of metals.

Every business engaged in the importation and exportation of goods is subject to regulatory framework marked by complexity and possible operational intricacies. The importation process is contingent upon meticulous compliance with a spectrum of regulations, encompassing customs procedures, health and safety standards, and adherence to evolving governmental policies.

Yoda Metal is a retail and trading company. One of its primary purposes is to engage with the exportation and importation of all kinds of metal scrap, goods, wares, merchandise, or products whether natural or artificial. Therefore, it is subject to the rules and regulations of the Philippines with respect to its importation and exportation activities.

Yoda Metal’s importation and exportation of metals should comply with the relevant directives and regulations of the Bureau of Customs (BOC). Republic Act. No. 10863, also referred to as the Customs Modernization and Tariff Act (CMTA), revised the Tariff and Customs Code of the Philippines, and serves as the primary law governing the importation and exportation process in the Philippines.

Pursuant to Sec. 104 of the CMTA, all goods imported into the Philippines, shall be subject to duty upon importation, including goods previously exported from the Philippines, unless otherwise exempted by the CMTA or other special laws.

It must be noted that an imported product can be classified either as: (a) Free Importation and Exportation — goods that may be freely imported into and exported without the need for other permits, licenses, and clearances; (b) Regulated Importation and Exportation — goods which are subject to regulation and requires prior declaration, clearances, licenses; (c) Restricted Importation and Exportation — goods which are generally prohibited unless the law grants a special exemption; and (d) Prohibited Importation and Exportation — goods which are expressly prohibited. One of the prohibited importations, as stated in Sec. 118(d) of RA 10863, is any goods manufactured in whole or in part of gold, silver or other precious metals or alloys and the stamp, brand or mark does not indicate the actual fineness of quality of the metals or alloys.

In the metal and steel processing and trading sector, Yoda Metal must adhere to rigorous regulations encompassing environmental standards, import and export protocols, and trade guidelines. Securing the requisite permits and abiding by the regulations are fundamental aspects of its operations. It is crucial to acknowledge the dynamic nature of the legislative and regulatory framework within which we operate. Changes, whether in the form of new laws, amendments, or shifting interpretations, may lead to increased operational expenses or necessitate adjustments in its business methodologies.

Our ability to source our products efficiently and cost-effectively could be negatively impacted if new trade restrictions are imposed, existing trade restrictions become more burdensome or relationships with exporters are impaired or terminated.

The Philippine Constitution has a mandate that certain industries be wholly owned by Filipinos or majority of its ownership is held by Filipinos. Foreign Investments Act of 1991 was also enacted to limit the amount of investment permitted to foreign investors.

Failure to comply with the foreign ownership restrictions mandated by the Philippine Constitution and relevant laws can result in significant legal and financial repercussions for the Company. Non-compliance may lead to the imposition of severe penalties, including fines, suspension or revocation of business permits and licenses. Additionally, the company could be subject to legal actions initiated by regulatory bodies or affected third parties, which could result in costly litigation and damage to the company’s reputation. This non-compliance could also hinder the company’s ability to raise capital, expand operations, and attract future foreign investment, thereby adversely affecting its financial performance and growth prospects.

It may be difficult for you to enforce any judgment obtained in the United States against us, our Directors, Executive Officers or our affiliates.

One and one Cayman is a Cayman Island exempted company with limited liability and it conducts its operations through Contractual Arrangements with operating entities in the Philippines. All of our directors and executive officers reside outside the United States. In addition, all of our assets are located outside the United States. As a result, it may be difficult to enforce in the United States any judgment obtained in the United States against us or any of these persons, including judgments based upon the civil liability provisions of the U.S. securities laws. In addition, in original actions brought in courts in jurisdictions located outside the United States, it may be difficult for investors to enforce liabilities based upon U.S. securities laws.

As of the date of this prospectus, there is no treaty between the United States and the Philippines providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters and a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in the Philippines. It is not clear whether a Philippines court may impose civil liability on us, our directors and/or executive officers who reside in the Philippines in an action brought in the Philippine courts against us or such persons with respect to a violation solely of the federal securities laws of the United States.

Under Philippine jurisprudence, judgment or orders by US courts could be recognized by Philippine courts, under certain conditions.

In the Philippines, a judgment or final order of a foreign tribunal cannot be enforced simply by execution. (BPI Securities v. Guevara, G.R. No. 167052, 11 March 2015) Such judgment or order merely creates a right of action, and its non-satisfaction is the cause of action by which a suit can be brought upon for its enforcement. (BPI Securities v. Guevara, G.R. No. 167052, 11 March 2015) An action for the enforcement of a foreign judgment or final order in Philippine jurisdiction is governed by Rule 39, Section 48 of the Rules of Court. (BPI Securities v. Guevara, G.R. No. 167052, 11 March 2015)

However, the foreign judgment or final order may be repelled by evidence of a want of jurisdiction, want of notice to the party, collusion, fraud, or clear mistake of law or fact. (BPI Securities v. Guevara, G.R. No. 167052, 11 March 2015)

Risks Related to Our Corporate Structure

Our corporate actions is substantially controlled by Ms. Caifen Yan, the Chairman of the Board and Director of the Company, through One and one International Limited, which has the ability to control or exert significant influence over important corporate matters that require approval of shareholders, which may deprive you of an opportunity to receive a premium for your Class A Ordinary Shares and materially reduce the value of your investment. Additionally, we are a “controlled company” and may follow certain exemptions from certain corporate governance requirements that could adversely affect our public shareholders.

Following this Offering, Ms. Caifen Yan, the Chairman of the Board and Director of the Company, through One and one International Limited, beneficially owns approximately 91.01% of the total voting power, assuming that the investors do not exercise their warrants. Accordingly, Ms. Yan, through One and one International Limited, has significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions.

The interests of our controlling Shareholder may differ from the interests of our other shareholders. The concentration of ownership may also discourage, delay or prevent a change in control of our company, which could deprive our shareholders of an opportunity to receive a premium for their shares as part of a sale of our company and might reduce the price of our Class A Ordinary Shares. These actions may be taken even if they are opposed by our other shareholders, including those who purchase the Class A Ordinary Shares in this Offering. Without the consent of our controlling Shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

Under the Nasdaq listing rules, a company of which more than 50% of the voting power is held by an individual, group, or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from the obligation to comply with certain corporate governance requirements, including:

●	the requirement that our director nominees must be selected or recommended solely by independent directors; and

●	the requirement that we have a corporate governance and nominating committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Although we do not intend to rely on the “controlled company” exemptions under the Nasdaq listing rules even we are deemed to be a “controlled company,” we could elect to rely on these exemptions in the future. If we were to elect to rely on the “controlled company” exemptions, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, if we rely on the exemptions, during the period we remain a controlled company and during any transition period following a time when we are no longer a controlled company, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We and our Hong Kong subsidiary rely on Contractual Arrangements with the VIEs and the VIEs’ shareholders to operate their business, which may not be as effective as direct ownership in providing operational control.

We and our Hong Kong subsidiary rely on Contractual Arrangements with the VIEs and their shareholders to operate their business. Although we took every precaution available to effectively enforce the contractual and corporate relationship above, these Contractual Arrangements may still be less effective than direct ownership and that the Company may incur substantial costs to enforce the terms of the arrangements.

For example, the VIEs and their shareholders could breach their Contractual Arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current Contractual Arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to exercise our rights as the primary beneficiary of the VIEs. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. As a legal matter, if the VIEs or their shareholders fail to perform their obligations under these Contractual Arrangements, we may have to incur substantial costs to enforce such arrangements, and rely on legal remedies under Philippines law, including contract remedies, which may be time-consuming, unpredictable and expensive.

All of these Contractual Arrangements are governed by Philippine laws and provide for the resolution of disputes through arbitration in the Philippines. The legal environment in the Philippines is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the Philippines legal system could limit our ability to enforce these Contractual Arrangements. There are also substantial uncertainties regarding the interpretation and application of current and future Philippines laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its Contractual Arrangements with the consolidated VIEs and their shareholders. If the Philippines government finds that the agreements that establish the structure for operating recycling business do not comply with the Philippines government restrictions on foreign investment, we could be subject to severe penalties, including being prohibited from operating business. In addition, uncertainties in the Philippines legal system could limit our ability to enforce these Contractual Arrangements. There are very few precedents and little formal guidance as to how Contractual Arrangements in the context of a VIE should be interpreted or enforced under the Philippines laws. There remain significant uncertainties regarding the ultimate outcome of the arbitration should legal action become necessary. In the event One and one Cayman is unable to enforce these Contractual Arrangements, or if it suffers significant delay or other obstacles in the process of enforcing these Contractual Arrangements, it may not be able to exert effective power as the primary beneficiary over the operating entities and it may be precluded from operating its business, which would have a material adverse effect on its financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the Philippines would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

We rely on dividends and other distributions on equity paid by the VIEs to fund any cash and financing requirements we may have. To the extent cash or assets in our business are held in Hong Kong or by One and one HK, such funds or assets may not be available to fund operations or for other use outside of Hong Kong.

We rely on dividends and other distributions on equity paid by the VIEs to fund any cash and financing requirements we may have. To the extent cash or assets in our business are held in Hong Kong or by One and one HK, such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in, or the imposition of restrictions and limitations on, the ability of our company, our subsidiary, or the VIEs by the PRC government to transfer cash or assets.

Any limitation on the ability of our subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares.

One and one HK relies on dividends and other distributions on equity paid by the VIEs for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and to service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. We anticipate that we will retain any earnings to support operations and finance the growth and development of our business. If the VIEs incur debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us.

While the PRC laws and regulations do not currently have any material impact on transfers of cash from One and one Cayman to One and one HK or from One and one HK to One and one Cayman, our shareholders and U.S. investors, the PRC government may, in the future, impose restrictions or limitations on our ability to transfer money out of Hong Kong, to distribute earnings and pay dividends to and from the other entities within our organization, or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from One and one HK.

The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations by the PRC government, in each case that restrict or otherwise unfavorably impact the ability or way we conduct our business or transfer funds, could require us to change certain aspects of our business to ensure compliance. This could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected.

Furthermore, any limitation on the ability of our subsidiary to pay dividends or make other distributions to us due to PRC government intervention could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. Such interventions or restrictions could potentially lead to a scenario where our Class A Ordinary Shares significantly decrease in value.

Investors should be aware that their funds may be affected by these potential restrictions on transfers from Hong Kong and that the risk of PRC government intervention, while not currently present, could arise in the future and significantly impact the value and utility of their investment.

Our Chair of the Board and Director, Ms. Caifen Yan, has significant control over shareholder matters and the minority shareholder will have little or no control over our affairs.

As the date of this prospectus, Ms. Caifen Yan, through One and one International Limited, has control of approximately 91.83% of the aggregate voting power of the company, as a result of the 23,809,240 Class A Ordinary Shares and 10,203,960 Class B Ordinary shares beneficially held by her. Consequently, Ms. Yan is able to exercise significant influence over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Ms. Yan would maintain voting control with her Class B Ordinary shares. After this offering, Ms. Yan would have control of approximately 91.01% of the aggregate voting power of the Company (assuming no exercise of the Warrants or the Greenshoe Warrants issued in this offering), and will continue to be able to exercise significant influence over matters requiring shareholder approval.

Ms. Yan may have interests that are different from our public investors. For example, Ms. Yan may support proposals and actions with which our public investors may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our shares. In addition, Ms. Yan could use her voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and board proposals that are subject to stockholder approval, such as amendments to our employee incentive plans and approvals of significant financing transactions.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and, as such, we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect to a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a six-months basis as press releases, distributed pursuant to the rules and regulations of Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

As a foreign private issuer, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a foreign private issuer, we are permitted to take advantage of certain provisions in the Nasdaq rules that allow us to follow our home country law for certain governance matters. Certain corporate governance practices in our home country, the Cayman Islands, may differ significantly from corporate governance listing requirements of the Nasdaq. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance listing requirements of the Nasdaq. This includes being exempted from certain of the corporate governance requirements of the Nasdaq, namely (i) a majority of the directors on our Board are not required to be independent directors; (ii) there will not be a necessity to have regularly scheduled executive sessions with independent directors; and (iii) there will be no requirement for the Company to obtain shareholder approval prior to an issuance of securities in connection with (a) the acquisition of stock or assets of another company; (b) equity-based compensation of officers, directors, employees or consultants; (c) a change of control; and (d) transactions other than public offerings. Currently, we plan to rely on some home country practices with respect to our corporate governance after we complete this offering, and our shareholders may be afforded less protection than they would otherwise enjoy under the Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our Ordinary Shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors, and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S.-listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting, and other expenses that we will not incur as a foreign private issuer in order to maintain a listing on a U.S. securities exchange.

There can be no assurance that we will not be a PFIC for U.S. federal income tax purposes for any taxable year, which could result in adverse U.S. federal income tax consequences to U.S. holders of our Class A Ordinary Shares.

A non-U.S. corporation will be a PFIC for any taxable year if either (i) at least 75% of its gross income for such year consists of certain types of “passive” income, or (ii) at least 50% of the value of its assets (based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income (the “asset test”). Based on our current and expected income and assets (taking into account the expected cash proceeds and our anticipated market capitalization following this offering), we do not presently expect to be a PFIC for the current taxable year or the foreseeable future. However, no assurance can be given in this regard because the determination of whether we are or will become a PFIC is a fact-intensive inquiry made on an annual basis that depends, in part, upon the composition of our income and assets. In addition, there can be no assurance that the Internal Revenue Service (“IRS”) will agree with our conclusion or that the IRS would not successfully challenge our position. Fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test may be determined by reference to the market price of our Class A Ordinary Shares. The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. If we were to be or become a PFIC for any taxable year during which a U.S. holder holds our Class A Ordinary Shares, certain adverse U.S. federal income tax consequences could apply to such U.S. holder. See “Material Tax Income Consideration — Material U.S. Federal Income Tax Considerations for U.S. Holders — PFIC Consequences.”

Risks Related to this Offering and Our Class A Ordinary Shares

Our share price may fluctuate significantly in the future and you may lose all or part of your investment, and litigation may be brought against us.

There is no assurance that the market price for our Class A Ordinary Shares will not decline below the offering price. The offering price was determined after consultation between our Company and Placement Agent, after taking into consideration, among others, market conditions and estimated market demand for our Class A Ordinary Shares. The offering price may not necessarily be indicative of the market price for our Class A Ordinary Shares after the completion of the Offering. Investors may not be able to sell their Class A Ordinary Shares at or above the offering price. The prices at which our Class A Ordinary Shares will trade after the Offering may fluctuate significantly and rapidly as a result of, among others, the following factors, some of which are beyond our control:

●	variation in our results of operations;

●	perceived prospects and future plans for our business and the general outlook of our industry;

●	changes in securities analysts’ estimates of our results of operations and recommendations;

●	announcements by us of significant contracts, acquisitions, strategic alliances or joint ventures or capital commitments;

●	the valuation of publicly-traded companies that are engaged in business activities similar to ours;

●	additions or departures of key personnel;

●	fluctuations in stock market prices and volume;

●	involvement in litigation;

●	general economic and stock market conditions; and

●	discrepancies between our actual operating results and those expected by investors and securities analysts.

There is no guarantee that our Class A Ordinary Shares will appreciate in value after this Offering or even maintain the price at which you purchased the Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

In addition, the stock markets have from time to time experienced significant price and volume fluctuations that have affected the market prices of securities. These fluctuations often have been unrelated or disproportionate to the operating performance of publicly-traded companies. In the past, following periods of volatility in the market price of a particular company’s securities, an investor may lose all or part of his or her investment, and litigation has sometimes been brought against that company. If similar litigation is instituted against us, it could result in substantial costs and divert our senior management’s attention and resources from our core business.

Investors in our Class A Ordinary Shares likely will face immediate and substantial dilution in the net tangible book value per share and may experience future dilution.

The offering price is likely to substantially higher than our Group’s current net tangible book value per share. If we were liquidated immediately following this Offering, each investor subscribing for this Offering would receive less than the price they paid for their Class A Ordinary Shares. Please refer to the section titled “Dilution” of this prospectus for more information.

The dual class structure of our ordinary shares has the effect of concentrating voting control with our Chair and Chief Executive Officer, and their interest may not be aligned with the interests of our other shareholders.

We have a dual-class voting structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Under this structure, holders of Class A Ordinary Shares are entitled to one vote per one Class A Ordinary Share, and holders of Class B Ordinary Shares are entitled to 20 votes per one Class B Ordinary Share, which may cause the holders of Class B Ordinary Shares to have an unbalanced, higher concentration of voting power. Following the completion of this offering, Ms. Caifen Yan, the Chair of the Board and Director of the Company, through One and one International Limited, will beneficially own approximately 91.01% of the total voting power, assuming that the investors do not exercise their warrants. As a result, Ms. Yan, through One and One International Limited, has substantial influence over our business, including decisions regarding mergers, consolidations and the sale of all or substantially all of our assets, election of directors, and other significant corporate actions. They may take actions that are not in the best interests of us or our other shareholders. These corporate actions may be taken even if they are opposed by our other shareholders. Further, such concentration of voting power may discourage, prevent, or delay the consummation of change of control transactions that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. Future issuances of Class B Ordinary Shares may also be dilutive to the holders of Class A Ordinary Shares. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

Our Class A Ordinary Shares may trade under $5.00 per share and thus would be known as “penny stock”. Trading in penny stocks has certain restrictions and these restrictions could negatively affect the price and liquidity of our Class A Ordinary Shares.

Our Class A Ordinary Shares may trade below $5.00 per share. As a result, our Class A Ordinary Shares would be known as “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The SEC has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our Class A Ordinary Shares could be considered to be “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, a broker/dealer must receive the purchaser’s written consent to the transaction prior to the purchase and must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our Class A Ordinary Shares, and may negatively affect the ability of holders of our Class A Ordinary Shares to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks generally do not have a very high trading volume. Consequently, the price of the shares is often volatile and you may not be able to buy or sell your shares when you want to.

We may not be able to pay dividends in the future.

Subject to the Companies Act and our Amended and Restated Memorandum and Articles of Association, our Board of Directors has complete discretion as to whether to declare and distribute dividends. Our ability to declare dividends to our Shareholders in the future will be contingent on multiple factors, including our future financial performance, distributable reserves of our Company, current and anticipated cash needs, capital requirements, our ability to implement our future plans, contractual, legal and tax restrictions, regulatory, competitive, technical and other factors such as general economic conditions, demand for and selling prices of our products, the ability of our subsidiary to distribute funds to us, and other factors exclusive to the facilities services industry. Our existing and future loan arrangements with any financial institutions may also limit when and how much dividends we can declare and pay out. Any of these factors could have a material adverse effect on our business, financial position and results of operations, and hence there is no assurance that we will be able to pay dividends to our Shareholders after the completion of the Offering. We do not currently plan to pay any dividends in the foreseeable future.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Assuming our Class A Ordinary Shares are listed on Nasdaq on the closing of the Offering, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our Shareholders could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Class A Ordinary Shares;

●	reduced liquidity for our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Shares are “penny stock”, which would require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	a limited amount of news about us and analyst coverage of us; and

●	a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or pre-empts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Class A Ordinary Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

We will incur significant expenses and devote other significant resources and management time as a result of being a public company, which may negatively impact our financial performance and could cause our results of operations and financial condition to suffer.

We will incur significant legal, accounting, insurance and other expenses as a result of being a public company. Laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Act of 2010, the Sarbanes-Oxley Act, regulations related thereto and the rules and regulations of the SEC and Nasdaq (as applicable to us as a foreign private issuer), will significantly increase our costs as well as the time that must be devoted to compliance matters. We expect that compliance with these laws, rules, regulations and standards will substantially increase our expenses, including our legal and accounting costs, and make some of our operating activities more time-consuming and costly. These new public company obligations also will require attention from our senior management and could divert their attention away from the day-to-day management of our business. We also expect these laws, rules, regulations and standards to make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as officers. As a result of the foregoing, we expect a substantial increase in legal, accounting, insurance and certain other expenses in the future, which will negatively impact our financial performance and could cause our results of operations and financial condition to suffer. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our Shares, fines, sanctions and other regulatory actions and potential civil litigation.

If we fail to maintain an effective system of disclosure controls and internal controls over financial reporting, our ability to timely produce accurate financial statements or comply with applicable regulations could be impaired.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal disclosure controls and procedures over our financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in our reports that we will file with the SEC will be recorded, processed, summarized, and reported within the time periods and as otherwise specified in SEC rules, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal Executive Officers and financial officers. We are also continuing to improve our internal controls over financial reporting.

Ensuring that we have effective disclosure controls and procedures and internal controls over financial reporting in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be re-evaluated frequently. Our internal controls over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with IFRS. Beginning with our second annual report on Form 20-F after we become a company whose securities are publicly listed in the United States, we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to make a formal assessment of the effectiveness of our internal controls over financial reporting, and once we cease to be an emerging growth company, we will be required to include an attestation report on internal controls over financial reporting issued by our Independent Registered Public Accounting Firm. During our evaluation of our internal controls, if we identify one or more material weaknesses in our internal controls over financial reporting, we will be unable to assert that our internal controls over financial reporting are effective. We cannot assure you that there will not be material weaknesses or significant deficiencies in our internal controls over financial reporting in the future. Any failure to maintain internal controls over financial reporting could severely inhibit our ability to accurately report our financial condition, or results of operations.

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies, including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we remain an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have adopted certain new and revised accounting standards based on transition guidance permitted under such standards earlier. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds” and in such order of priority as our management may determine in its discretion, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. All statements other than statements of current or historical facts are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

In some cases, you can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “potential,” “intend,” “plan,” “believe,” “likely to” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements about:

●	changes in political, social and economic conditions, the regulatory environment, laws and regulations and interpretation thereof in the jurisdictions where we conduct business or expect to conduct business;

●	the risk that we may be unable to realize our anticipated growth strategies and expected internal growth;

●	changes in the availability and cost of professional staff which we require to operate our business;

●	changes in customers’ preferences and needs;

●	changes in competitive conditions and our ability to compete under such conditions;

●	changes in our future capital needs and the availability of financing and capital to fund such needs;

●	changes in currency exchange rates or interest rates;

●	projections of revenue, profits, earnings, capital structure and other financial items;

●	changes in our plan to enter into certain new business sectors; and

●	other factors beyond our control.

You should read this prospectus and the documents that we refer to in this prospectus with the understanding that our actual future results may be materially different from and worse than what we expect. Other sections of this prospectus include additional factors which could adversely impact our business and financial performance. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for our management to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

This prospectus also contains statistical data and estimates that we obtained from industry publications and reports generated by government or third-party providers of market intelligence. Although we have not independently verified the data, we believe that the publications and reports are reliable.

USE OF PROCEEDS

We received net proceeds from this Offering of approximately $11.84 million, after deducting the Placement Agent’s fees, non-accountable expense allowance, and estimated offering expenses payable by us. These estimates are based upon a price of $7.50 per Unit, the offering price and assumes the completion of the maximum offering.

We plan to use the net proceeds of this Offering in the following order of priority:

●	Approximately 15% or $1.78 million for the expansion of our existing business by acquiring additional machinery and equipment;

●	Approximately 5% or $0.59 million for the expansion of our real estate portfolio through the acquisition of additional land properties;

●	Approximately 15% or $1.78 million for the construction of a new manufacturing facility; and

●	Approximately 65% or $7.70 million for working capital and for other general corporate purposes.

To the extent that our actual net proceeds is not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

The amounts and timing of any expenditures will vary depending on the amount of cash generated by our operations, and the rate of growth, if any, of our business, and our plans and business conditions. The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this Offering. Our management will have significant flexibility in applying and discretion to apply the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this Offering differently than as described in this prospectus.

Pending deployment of the net proceeds for the uses described above, the funds may be placed in short-term deposits with financial institutions or used to invest in short-term money market instruments.

DIVIDEND POLICY

In the event we consider distributing a dividend in the future, our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our board of Directors may consider relevant.

Our board of directors has discretion regarding whether to declare or pay dividends. All dividends are subject to certain restrictions under the Companies Act and the Company’s Amended and Restated Memorandum and Articles of Association, namely that: (a) all dividends must be authorized by a resolution of directors (being a simple majority of directors at a duly convened meeting or by written resolution in each case in accordance with the Amended and Restated Memorandum and Articles of Association) resolutions, by which our board of directors may authorize a distributions at any time and in any amount they think fit and set a record date (which may be before or after the date on which the board resolutions are passed) for determining the shareholders to be paid; (ii) our board of directors may only authorize payment of a dividend if they are satisfied (on reasonable grounds) that the value of the Company’s assets exceeds its liabilities and the Company is able to pay its debts as they fall due (the “Solvency Test”) immediately after paying the dividend; (iii) if, after a dividend is authorized (but before it is paid), our board of directors cease to be satisfied (on reasonable grounds) that the Company will be able to satisfy the Solvency Test after the dividend is paid, then such dividend is deemed not to have been authorized; (iv) the directors must notify each shareholder of any dividend authorized by them; (v) no interest accrues on any dividend; and (vi) if a shareholder fails to claim any dividend for three years after the date on which it was authorized by the directors, the directors may decide by a resolution of directors that the dividend is forfeited for the benefit of the Company.

Even if our board of Directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of Directors may deem relevant. In addition, One and one Cayman is a holding company and depend on the receipt of dividends and other distributions from our subsidiary to pay dividends on its shares.

CAPITALIZATION

The following tables set forth our capitalization as of December 31, 2025:

●	on an actual basis;

●	on a pro forma basis to give effect to (i) the issuance and sale of 1,733,333 Class A Ordinary Shares (and the 1,733,333 Warrants and 400,000 Greenshoe Warrants included therein) in our April 2026 Follow-on Offering that closed on April 13, 2026; and (ii) the issuance of the Placement Agent Warrants at closing; and

●	on a pro forma as adjusted basis to give effect to (i) the foregoing; and (ii) the issuance and sale of up to 2,599,999 Class A Ordinary Shares upon the assumed full cash exercise of all outstanding Warrants at an exercise price of $8.25 per Class A Ordinary Share, resulting in aggregate gross proceeds of approximately $21,449,992.

You should read the tables together with our combined financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of December 31, 2025
	Actual	Pro forma	Pro forma, As adjusted(1)
Cash:	957,285	21,449,992	22,407,277
Shareholder’s Equity:
Class A Ordinary Shares, par value $0.0001 per share; 489,796,040 shares authorized; 41,796,040 shares issued and outstanding as of December 31, 2025, 44,096,040 shares issued and outstanding on a pro forma basis, 46,312,789 shares issued and outstanding on a pro forma, as adjusted basis (1)	$4,410	260	4,670
Class B Ordinary Shares, $0.0001 par value; 10,203,960 shares authorized as of December 31, 2025, 10,203,960 shares issued and outstanding as of December 31, 2025	1,020	-	1,020
Subscription receivable	(5,200)	-	(5,200)
Additional paid-in capital	10,220,329	31,492,682	41,713,011
Accumulated income	33,666,679	-	33,666,679
Accumulated other comprehensive loss	(2,066,112)	-	(2,066,112)
Total shareholders’ equity	$41,821,126		73,314,068
Total capitalization	$41,821,126		73,314,068

(1)	Gives effect to the full cash exercise of the 1,733,333 outstanding Warrants for up to 2,599,999 Class A Ordinary Shares at an exercise price of $8.25 per Class A Ordinary Share, resulting in aggregate gross proceeds of approximately $21,449,992, before offering expenses.

DILUTION

If you invest in our Class A Ordinary Shares, your interest will be diluted to the extent of the difference between the public offering price per share and our net tangible book value per share after this Offering. Dilution results from the fact that the public offering price per share is substantially in excess of the book value per Class A Ordinary Share attributable to the existing Shareholders for our presently outstanding Class A Ordinary Shares.

Net tangible book value represents the amount of our total assets, excluding goodwill and other intangible assets, less our total liabilities. Our net tangible book value as of December 31, 2025 was US$41,821,126, or US$1.001 per Class A Ordinary Share, as derived from our audited consolidated financial statements included in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025.In addition, Our net tangible book value as of December 31, 2024 was US$20,749,151, or US$0.496 per Class A Ordinary Share.

After giving effect to the issuance and sale of 1,733,333 Units in this Offering at a public offering price of US$7.50 per Unit, and after deducting placement agents fees and estimated Offering expenses payable by us, and assuming no exercise of the Warrants or the Greenshoe Warrants to be issued in this Offering, our pro forma as adjusted net tangible book value would have been $36,907,759, or US$0.840 per outstanding Class A Ordinary Share. This represents an immediate increase in net tangible book value of US$11,629,997 to existing shareholders and an immediate dilution in net tangible book value of US$0.235 per Class A Ordinary Share to investors purchasing Class A Ordinary Shares in this Offering. The following table illustrates such dilution:

	Per Class A Ordinary Share
Offering price	US$	7.50
Net tangible book value	US$	0.235
Pro forma net tangible book value after giving effect to this Offering	US$	0.840
Amount of dilution in net tangible book value to investors in this Offering	US$	6.650

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes that appear in this prospectus. In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates, and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in “Risk Factors.” The following selected consolidated balance sheet data as of December 31, 2025, and 2024, selected consolidated statements of operations data for the years ended December 31, 2025, and 2024 have been derived from our consolidated financial statements included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Overview

One and one Cayman was incorporated in the Cayman Islands on April 17, 2024. We conduct our business through the VIEs, Yoda Metal and DL Metal in the Philippines. We primarily engage in recycling, production and trading of recycled scrap metals in the Philippines.

We are a waste materials and scrap metal recycling company in the Philippines. Our capabilities are underscored by our permitted capacity for metal recycling, measured in kilogram (“KG”) per year, and by the government-issued license that enables us to import hazardous waste (as raw materials) into the Philippines. We process raw materials and generate final products that include copper alloy ingot, aluminum scrapes, plastic beads, and others. We provide economical and flexible solutions to the challenges of electronic waste, metal scrap and industrial recycling. By providing lower-cost alternatives for processing recycled materials, we not only contribute to environmental sustainability but also highlight our role as a modern and specialized recycling company.

We have established an environmentally friendly technology that we believe sets us apart from competitors. Our exhaust gas recirculation system and exhaust emissions have been examined and approved annually by the Environmental Management Bureau (“EMB”) in the Philippines. Our exhaust gas recirculation system enhances process efficiency while minimizing and, in some cases, eliminating contamination. Through this system, we capture the ash and slag contained in the emissions for further metal recovery ad smelting, ensuring the exhaust we ultimately release meets all applicable standards. In contrast, competing technologies, such as table concentrators, cannot prevent pollution during the final stages of processing.

Due to our sustainable, environmentally friendly processes, we believe we are well-positioned to comply with heightened regulations across the globe.

We benefit from being fully authorized by the government to process hazardous wastes under the framework of The Basel Convention: A Global Solution for Controlling Hazardous Wastes.

We have a full suite of environmentally friendly devices and have complied with all governmental documentary requirements, including ECC, Permit to Operate, Discharge Permit, Import and Export Permit. As of December 31, 2025, our workforce consisted of 90 employees, including 7 engineers. Electronic waste and metal scraps from local and abroad (Korea, Japan, Southeast Asia, Europe, USA etc.) are carefully segregated and processed in compliance with the existing environmental laws, rules and regulations. Our annual processing capacity is estimated to be around 300,000 tons.

In 2025, the Company’s growth strategies will concentrate on geographically expanding into Southeast Asia and other international markets, establishing stable sources of raw materials from Japan and South Korea. We also expect to recruit an international business development team with well-rounded language skills and cultural expertise to strengthen our capabilities across Europe, America, and Asia.

Key Factors Affecting Our Results of Operations

Our business and results of operations are affected by Philippines’ overall economic conditions and political stability, especially the development of metal recycle industry, as well as the following company-specific factors.

Political and social instability

We primarily operate in the Philippines through our Philippine affiliated variable interest entities. The Philippines has, from time to time, experienced political and military instability, including acts of political violence. In the last two decades, there has been political instability in the Philippines, including extra-judicial killings, alleged electoral fraud, impeachment proceedings against two former presidents, two chief justices of the Supreme Court of the Philippines, and public and military protests arising from alleged misconduct by the previous and current administrations. In addition, a number of officials of the Philippine Government are currently under investigation or have been indicted on corruption charges stemming from allegations of misuse of public funds, extortion, bribery or usurpation of authority.

Inflation pressures

For 2025, the country recorded an annual average inflation rate of 1.7%, lower than the annual average rate of 3.2% in 2024. High inflation and monetary tightening are likely to soon weigh more significantly on domestic activity, which can negatively impact purchasing power and lead to tough financial decisions for company. Inflation refers to a broad rise in the prices of raw material and products over time, eroding purchasing power for company but in another way increasing revenue. The fluctuation of price of raw material effects the stability of supply chain that may play negative impact to our operation.

The Company’s operations in the Philippines are exposed to inflationary pressures, which have been exacerbated by global supply chain disruptions, rising energy costs, and local economic factors. Inflation could lead to higher costs for materials, labor, and services, affecting the Company’s operating expenses and margins if these increases cannot be passed on to customers.

Additionally, inflation may contribute to wage pressures and fluctuations in the value of the Philippine Peso (PHP) against the US Dollar (USD), creating foreign exchange risks and potential increases in borrowing costs due to rising interest rates. These factors may impact the Company’s profitability and financial position.

Management is actively monitoring inflation trends and has implemented strategies such as pricing adjustments, cost-saving measures, and evaluating foreign currency hedging to mitigate the impact. The full effect of inflation on the Company’s operations remains uncertain and will depend on future developments. The ascending cost of raw material may affect the stability of our supply chain, however, as the source of material is extensive, the Company has no pressures to acquire new source from suppliers and the cost of changing supply chain is also low due to the easiness for obtain such materials.

The Company has no financial leverage, which leads to no interest burden. To mitigate against price inflation risk, we have locked-up agreements with part of our suppliers in order to hedge the rise of price. In the long run, the price inflation may spread to all operating procedure and may also affect the final price of our products. The inflation has a massive impact on all aspects of macro environment, given the inelastic demand for our products, it might as well lead to an increase in our product’s selling price.

Government policies may impact our business and operating results.

Our operating entities are incorporated, and their operations and assets are located, in the Philippines. Accordingly, our results of operations, financial condition and prospects are affected by Philippine regulation conditions in the following factors: (a) economic policies and initiatives undertaken by the Philippine government; (b) changes in the Philippine or regional business or regulatory environment affecting the purchase power of consumers of our products; and (c) changes in Philippine government policy affecting our industry. Unfavorable changes could affect demand for products that we sell could materially and adversely affect the results of operations. We have not seen any impact of unfavorable government policies upon our inception. However, we will seek to make adjustments as required if and when government policies shift.

New Customer Acquisition

Our operating results and growth prospects will depend on our ability to attract new customers. We are intensely focused on growing our customer base. We will continuously develop technologies and products, in an effort to gain more market shares and cover more new customers.

We will strengthen the network of our customers and promote our brand awareness, establishing strategic cooperation with multi-national enterprises which are in need of our products. Furthermore, we seek to improve the category and quality of our products line, and to enhance our brand recognition, which will allow us to capture additional market share, better optimize the pricing of our products, and reach customers in a broader range.

Our ability to compete effectively

	For the Years Ended December 31,			Variance
	2025	2024	2023	Amount	%
Revenues	$65,822,739	$53,463,785	$41,270,484	$12,358,954	23.12
Cost of revenues	(50,061,941)	(42,892,958)	(32,388,301)	(7,168,983)	16.71
Gross profit	15,760,798	10,570,827	8,882,183	5,189,971	49.10

Operating expenses:
Selling and marketing expenses	(525,292)	(394,294)	(475,940)	(130,998)	33.22
General and administrative expenses	(3,377,118)	(2,089,783)	(1,147,744)	(1,287,335)	61.60
Total operating expenses	(3,902,410)	(2,484,077)	(1,623,684)	(1,418,333)	57.10

Income from operations	11,858,388	8,086,750	7,258,499	3,771,638	46.64

Other income (expenses):
Interest income	11,760	194	120	11,566	5961.86
Other income, net	282,300	331,903	71,673	(49,603)	-14.95
Interest expense	(6,454)	(501)	-	(5,953)	1188.22
Total other income	287,606	331,596	71,793	(43,990)	-13.37

Income before income tax expenses	12,145,994	8,418,346	7,330,292	3,727,648	44.28
Income tax expenses	(334,380)	(1,941,574)	(1,763,118)	1,607,194	-82.78

Net income	$11,811,614	$6,476,772	$5,567,174	$5,334,842	82.37

Weighted average shares outstanding
Basic and diluted*	52,396,986	52,000,000	52,000,000

Earnings per share
Basic and diluted*	$0.2254	$0.1246	$0.1071

Other comprehensive income (loss):
Net income	$11,811,614	$6,476,772	$5,567,174

Other comprehensive income (loss):
Foreign currency translation adjustment	(567,842)	(783,940)	69,525
Total comprehensive income	$11,243,772	$5,692,832	$5,636,699

*	The shares and per share information are presented on a retroactive basis to reflect the Reorganization (Note 1) and the additional share issuance on pro rata basis (Note 12) of the consolidated financial statements.

Our business and results of operations depend on our ability to compete effectively in the industry in which we operate. We are committed to renovating our existing waste treatment technology in the industry in a cost-effective way for our customers. We believe that our proprietary technologies and research and development capabilities help us develop products to satisfy our customers and we can retain and develop business with existing customers and to attract new customers. However, if we are unable to keep up with our product development or innovation, we might not be able to develop new customers or expand our business effectively. In addition, we are subject to competition from within our industry. Increased competition could materially and adversely affect our business and results of operations.

Expanding Usage by Existing Customers

We have amassed a large and diverse customer base covering a wide spectrum of industry enterprises. We believe that there are significant growth opportunities within our existing customers. We expect to expand into additional product categories, strive to provide high quality for our customers that cover casting industry, vehicle industry, equipment manufacturer etc., and continue to invest in sales and marketing and customer success activities to achieve additional revenue growth from existing customers. We believe that these efforts will have a long-term, positive impact on our business and results of operations.

Strategic investment and acquisitions

We intend to pursue strategic acquisitions and investments in selective technologies and businesses in the metal recycle industry that will enhance our technology capabilities. We believe that a solid acquisition and investment strategy may be critical for us to accelerate our growth and strengthen our competitive position in the future. Our ability to identify and execute strategic acquisitions and investments will likely have an effect on our operating results over time.

Comply with stringent Environmental Laws and Regulations

The Philippines is known for its rich biodiversity and stunning natural landscapes. Due to rapid industrialization, urbanization, and unsustainable exploitation of natural resources, the Philippines faces significant environmental challenges. In response to these threats, the country has enacted a comprehensive set of environmental laws aimed at conserving its natural resources, protecting its ecosystems, and promoting sustainable development. Potential foreign investors shall also comply with these environmental laws.

Results of Operations

The following table sets forth a summary of our consolidated statements of (loss) income and comprehensive (loss) income for the years ended December 31, 2025, 2024 and 2023, respectively. This information should be read together with our consolidated financial statements and related notes included elsewhere in this annual report. The results of operations in any period are not necessarily indicative of our future trends.

●	The shares and per share information are presented on a retroactive basis to reflect the Reorganization (Note 1 to the consolidated financial statements) and the additional share issuance on pro rata basis (Note 12 to the consolidated financial statements).

Comparison of the Fiscal Years Ended December 31, 2025 and 2024

Revenue

Our net revenue was $65,822,739 for the fiscal year ended December 31, 2025 as compared to $53,463,785 for the fiscal year ended December 31, 2024, representing an increase of $12,358,954 or 23.12%. The Company has three main product categories, brass ingot, copper ingot and aluminum. The Company achieved sales of copper ingot for $45,057,703 in FY2025 and $32,843,096 in FY2024, respectively. The revenue of aluminum alloy are $19,760,980 in FY2025 and $15,540,135 in FY2024. For brass ingot, the figures are $994,205 in FY2025 and $4,259,192 in FY2024. In 2025, the Company experienced a notable increase in sales volume for its copper-based and aluminum alloy ingots, primarily driven by stronger demand across key end markets in Asian-pacific region. In contrast, sales of brass ingot declined moderately during the same period, reflecting shifting demand within specific segments.

Cost of revenue

Our cost of revenue was $50,061,941 and $42,892,958 for the fiscal years ended December 31, 2025 and 2024, respectively. The increase in cost of revenue was primarily driven by higher sales volume in fiscal year 2025 compared to fiscal year 2024, resulting in a corresponding increase in costs.

Gross profit and gross margin

	Years ended December 31,
	2025			2024
	Revenue	Sales Quantity (kg)	Cost	Revenue	Sales Quantity (kg)	Cost
Copper alloy ingots	45,057,703	5,078,975	34,235,365	32,843,096	3,706,792	24,935,868
Aluminum alloy	19,760,980	7,945,783	15,019,648	15,540,135	7,016,224	14,332,220
Brass alloy ingots	994,205	176,700	806,928	4,259,192	732,810	3,624,870
Slag	9,851	62,920	—	821,362	5,855,500	—
Total	65,822,739	13,264,378	50,061,941	53,463,785	17,311,326	42,892,958

Our gross profit was $15,760,798 for the fiscal year ended December 31, 2025, as compared to gross profit of $10,570,827 for the fiscal year ended December 31, 2024. Our gross margin was 23.94% for the fiscal year ended December 31, 2025, as compared to gross margin of 19.77% for the fiscal year ended December 31, 2024. The increase in margin for the fiscal year ended December 31, 2025 was mainly due to the lower purchase price of raw material.

Operating Expenses

Total operating expenses increased by $1,418,333 or 57.10% to $3,902,410 for the fiscal year ended December 31, 2025 from $2,484,077 for fiscal year ended December 31, 2024.

Our selling expenses for the fiscal year ended December 31, 2025, decreased by $130,998 compared to the same period in the prior year. The increase in selling expenses was primarily driven by an increase in freight forwarding service fees, which resulted from a shift in product mix. While sales revenue increased due to higher prices and higher sales volumes of copper and aluminum alloy, the overall shipment volume decreased as a result of lower brass alloy sales.

General and administrative expenses for the fiscal year ended December 31, 2025, increased by $1,287,335 compared to the same period in 2024. The increase was primarily attributable to: (1) additional listing-related expenses of approximately $363,000 were incurred in the IPO offering; and (2) the additional staff salaries and wages for the senior executives of approximately $1,058,000 were incurred in the preparation of IPO.

Net income

As a result of the cumulative effect of the factors described above, our net income for the fiscal years ended December 31, 2025 and 2024 were $11,811,614 and $6,476,772, respectively.

Comparison of the Fiscal Years Ended December 31, 2024 and 2023

Revenue

Our net revenue was $53,463,785 for the fiscal year ended December 31, 2024 as compared to $41,270,484 for the fiscal year ended December 31, 2023, representing an increase of $12,193,301 or 29.54%. The Company has three main product categories, brass ingot, copper ingot and aluminum. The Company achieved sales of brass ingot for $4,259,192 in FY2024 and $2,753,613 in FY2023, respectively. The revenue of copper ingot are $32,843,096 in FY2024 and $17,776,581 in FY2023. For aluminum alloy, the figures are $15,540,135 in FY2024 and $20,740,290 in FY2023. In 2024, the Company experienced a notable increase in sales volume for its copper-based and brass alloy ingots, primarily driven by stronger demand across key end markets in Asian-pacific region. In contrast, sales of aluminum alloy declined moderately during the same period, reflecting shifting demand within specific segments.

Cost of revenue

Our cost of revenue was $42,892,958 and $32,388,301 for the fiscal years ended December 31, 2024 and 2023, respectively. The increase in cost of revenue was primarily driven by higher sales volume in fiscal year 2024 compared to fiscal year 2023, resulting in a corresponding increase in costs.

Gross profit and gross margin

	Years ended December 31,
	2024			2023
	Revenue	Sales Quantity (kg)	Cost	Revenue	Sales Quantity (kg)	Cost
Copper alloy ingots	32,843,096	3,706,792	24,935,868	17,776,581	2,277,418	13,029,755
Aluminum alloy	15,540,135	7,016,224	14,332,220	20,740,290	9,648,625	17,303,201
Brass alloy ingots	4,259,192	732,810	3,624,870	2,753,613	497,648	2,055,345
Slag	821,362	5,855,500	—	—	—	—
Total	53,463,785	17,311,326	42,892,958	41,270,484	12,423,691	32,388,301

Our gross profit was $10,570,827 for the fiscal year ended December 31, 2024, as compared to gross profit of $8,882,183 for the fiscal year ended December 31, 2023. Our gross margin was 19.77% for the fiscal year ended December 31, 2024, as compared to gross margin of 21.52% for the fiscal year ended December 31, 2023. The slight decrease in margin for fiscal year ended December 31, 2024 was mainly due to the higher purchase price of raw material.

Operating Expenses

Total operating expenses increased by $860,393 or 52.99% to $2,484,077 for the fiscal year ended December 31, 2024 from $1,623,684 for fiscal year ended December 31, 2023.

Our selling expenses for the fiscal year ended December 31, 2024, decreased by $81,646 compared to the same period in the prior year. The decrease in selling expenses was primarily driven by a reduction in freight forwarding service fees, which resulted from a shift in product mix. While sales revenue increased due to higher prices and higher sales volumes of copper and brass alloy ingots, the overall shipment volume decreased as a result of lower aluminum alloy sales.

General and administrative expenses for the fiscal year ended December 31, 2024, increased by $942,039 compared to the same period in 2023. The increase was primarily attributable to: (1) additional indirect listing-related expenses of approximately $400,000 were incurred in preparation for the planned IPO, including audit fees and consulting services; (2) depreciation expenses included in general and administrative expenses increased by approximately $200,000, due to the addition of fixed assets with an original cost of approximately $7.58 million at the end of 2023, resulting in a higher depreciation charge in 2024; and (3) service fees rose by approximately $160,000, mainly due to an increase in environmental protection service fees and customs service fees driven by the growth in export sales and import purchases.

Net income

As a result of the cumulative effect of the factors described above, our net income for the fiscal years ended December 31, 2024 and 2023 were $6,476,772 and $5,567,174, respectively.

Cash Flows

Years Ended December, 2025, 2024 and 2023

The following table summarizes our cash flows for the periods indicated:

	For the Years Ended December 31,
	2025	2024	2023
Net cash (used in) provided by operating activities	$(9,732,429)	$2,009,738	$4,060,835
Net cash used in investing activities	(2,029,591)	(11,542)	(3,835,841)
Net cash used in financing activities	10,085,316	(257,538)	(17,768)
Effect of exchange rate changes on cash and cash equivalents	786,355	(29,503)	(295,349)
Net change in cash and cash equivalents	$(890,349)	$1,711,155	$(88,123)
Cash and cash equivalents at the beginning of the year	$1,847,634	$136,479	$224,602
Cash and cash equivalents at the end of the year	$957,285	$1,847,634	$136,479

Operating Activities

Our net cash used by operating activities was $9,732,429 for the fiscal year ended December 31, 2025, compared to $2,009,738 provided by operating activities for the fiscal year ended December 31, 2024. The decrease in net cash from operating activities was mainly attributable to the increase in net working capital for the operation in the fiscal year ended December 31, 2025 as compared to year ended December 31, 2024.

Our net cash provided by operating activities was $2,009,738 for the fiscal year ended December 31, 2024, compared to $4,060,835 for the fiscal year ended December 31, 2023. The decrease in net cash from operating activities was mainly attributable to the increase of account receivable in the fiscal year ended December 31, 2024 as compared to year ended December 31, 2023.

Investing Activities

Net cash used in investing activities was $2,029,591 for the fiscal year ended December 31, 2025, compared to $11,542 for the fiscal year ended December 31, 2024. The significant increase was primarily due to higher capital expenditures, as more equipment purchases were made in 2025, as well as a loan was made to a third party.

Net cash used in investing activities was $11,542 for the fiscal year ended December 31, 2024, compared to $3,835,841 for the fiscal year ended December 31, 2023. The significant decrease was primarily due to lower capital expenditures, as fewer equipment purchases were made in 2024.

Financing Activities

Our net cash provided by financing activities was $10,085,316 for the fiscal year ended December 31, 2025, compared to $257,538 used in financing activities for the fiscal year ended December 31, 2024. The net cash provided by financing activities for the fiscal year ended December 31, 2025 was mainly due to the completion of our Initial Public Offering (“IPO”) with the proceeds received.

Our net cash used in financing activities was $257,538 for the fiscal year ended December 31, 2024, compared to $17,768 for the fiscal year ended December 31, 2023. The net cash used in financing activities for the fiscal year ended December 31, 2024 was mainly due to the payment of deferred offering cost.

Liquidity and Capital Resources

Material Cash Requirements

The Company has no material cash requirement as of December 31, 2025. Our operating cash flows are sufficient to support ongoing business operations. The Company currently has no interest-bearing debt. Should material investments or capital needs arise in the future, any such expenditures would be subject to the Board’s approval and, if necessary, supported by appropriately structured bank financing.

Capital Expenditures

Our capital expenditures are primarily incurred for the purpose of acquisition of property and equipment, and intangible assets. Our capital expenditures were $0.7 million, $0.01 million and $3.8 million for the years ended December 31, 2025, 2024 and 2023, respectively.

Off-Balance Sheet Arrangements

We have not entered into any financial guarantees or other commitments to guarantee the payment obligations of any third parties. In addition, we have not entered into any derivative contracts that are indexed to our own shares and classified as shareholders’ equity, or that are not reflected in our financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. Moreover, we do not have any variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Leases

Components of lease cost, weighted average remaining lease terms and discount rates of operating lease consist of the following:

	For the Years Ended December 31,
	2025	2024	2023
Lease assets and liabilities
Operating lease right-of-use assets, net	$6,007,527	$314,028	$558,376
Operating lease liabilities-current	641,564	785,070	456,372
Operating lease liabilities-noncurrent	3,301,395	—	433,213
Operating lease liabilities-total	$3,942,959	$785,070	$889,785

	For the Years Ended December 31,
	2025	2024	2023
Lease expenses
Operating lease expenses-Selling, general & admin portion	$19,450	$22,994	$60,179
Operating lease expenses-Manufacturing costs	157,770	230,468	2,00,889
Total	$177,220	$253,462	$261,068

Other Information
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows – operating leases	$2,722,437	$95,035	$99,639

Weighted average remaining lease term (in years)
Operating leases	30.00	2.00	2.66

Average discount rate
Operating leases	8.03%	5.99%	6.01%

Operating Leases
Future minimum lease payments
For the year ending December 31,
2026	$936,033
2027	—
2028	3,821,818
2029	—
2030	—
Thereafter	—
Total	4,757,851
Less: interest	(814,892)
Present value of lease liabilities	$3,942,959

Trend Information

Other than as disclosed elsewhere in this prospectus, we are not aware of any trends, uncertainties, demands, commitments, or events that are reasonably likely to have a material effect on our net revenue, income from continuing operations, profitability, liquidity, or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, the reported amounts of revenue and expenses during the reporting period, and the related disclosures in the financial statements and accompanying footnotes.

Management evaluates its estimates and judgments on an ongoing basis based on historical experience, current conditions, and various other assumptions believed to be reasonable under the circumstances. Actual results may differ from those estimates.

The Company’s significant accounting policies are described in “Note 2 — Summary of Significant Accounting Policies” of our consolidated financial statements for the years ended December 31, 2025, 2024, and 2023. Among those policies, management has identified certain accounting policies and estimates as critical because they require management’s highest degree of judgment, involve matters that are inherently uncertain, and/or have a material impact on the Company’s financial condition and results of operations.

Management identified the following as the Company’s most critical accounting policy and estimate:

Revenue recognition

In accordance with ASC Topic 606, revenues are recognized when control of the contracted goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company assesses its revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. Revenue is recognized upon the transfer of control of contracted goods or services to a customer.

Revenue recognition is considered a critical accounting policy because management is required to exercise significant judgment in evaluating the substance of customer arrangements, identifying the performance obligation, determining whether the Company acts as principal or agent, assessing the appropriate gross versus net presentation, and determining the point in time at which control of goods transfers to the customer.

Trading of recycled scrap metals and related

Revenues are generated from trading of recycled scrap metals and related.

The Company is the principal party in fulfilling the identified performance obligation as it controls the finished goods prior to the transfer to the customer, assumes the risks and rewards associated with the transactions, including bearing any associated costs and risks, bearing the risk of loss or damage to inventory, and bearing the credit risk associated with customers’ ability to pay for the goods. The revenue is recognized at a point in time which the Company delivers the finished goods to the customers for acceptance, which represents the performance obligation is satisfied and when the control is transferred to the customer.

Revenues are measured as the amount of consideration the Company expects to receive in exchange for transferring the finished goods to customers. Consideration is recorded net of value-added tax, and there is no variable consideration exists in the trading of the goods.

Valuation allowance for deferred tax assets

The Company follows the guidance of ASC Topic 740 “Income taxes” and uses liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets, if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in statement of income and comprehensive income in the period that includes the enactment date.

The valuation allowance for deferred tax assets is considered a critical accounting estimate because management must determine whether it is more likely than not that deferred tax assets will be realized. This determination requires significant judgment regarding future taxable income, reversal patterns of existing temporary differences, tax planning strategies, and the overall weight of positive and negative evidence. Changes in these assumptions could materially affect the amount of valuation allowance recorded and, accordingly, the Company’s results of operations and financial position.

INDUSTRY AND MARKET OVERVIEW

This section provides an overview of the industry in which the Company operated. The information contained in this section and elsewhere in the prospectus have been derived from various official government and other publications generally believed to be reliable. The following discussion includes projections for future growth, which may not occur at the rates that are projected or at all.

Metal Waste Recycling Industry

Our primary line of business is processing metal and hazardous wastes within the framework of the Basel Convention. According to Standard Industrial Classification (SIC) codes, our industry is classified under SIC code 5093: Scrap and Waste Materials.

Source of Raw Materials

According to a joint report by the U.N. International Telecommunications Union (ITU) and the research group UNITAR, approximately 62 million metric tons of electronic waste (e-waste) was created in 2022. The report estimates the figure will increase 32% by 2030. The report states that an estimated total of $91 billion valuable metals including copper, gold, and iron, are wasted every year.

Some of the e-waste also contains hazardous substances, such as the mercury, and some rare-earth metals essential for manufacturing electronic devices. Currently, recycling supplies only 1% percent of the global demand for these 17 rare metals.

The advantage of our Company lies in our use of environmentally-friendly devices, as well as our strict compliance with documentary requirements of the government, including ECC, Permit to Operate, Discharge Permit, Import and Export Permit. In the Philippines, our company holds the required licenses to smelt e-waste and produces metal products through an in-house processing design that helps enhance emission control.

End Products Category

1. Non-Ferrous Metals

The most commonly used non-ferrous metals are aluminum, copper, lead, zinc, nickel, titanium, cobalt, chromium and precious metals. Millions of tons of non-ferrous scrap are collected annually and processed by smelters, refiners, ingot makers, foundries and other manufacturers. Secondary materials are essential to the sustainability of the industry, as new metals often require the combined use of recycled materials.

NEW METALS MADE USING RECYCLED MATERIAL
Aluminum	33%
Copper	40%
Lead	35%
Zinc	30%

Source:	BIR World Mirror on Non-Ferrous Metals — Issue October 2023: Industrial slowdown clearly visible in lower yard intakes of scrap

Aluminum, the most abundant metal in the Earth’s crust, is also one of the most frequently recycled materials. Recycling aluminum is not only economically viable but also energy-efficient and environmentally beneficial.

Given the scarce availability of non-ferrous metals, the unrestricted flow of scrap across countries in response to industrial and consumer demand is crucial. Import barriers could constrain the supply to the manufacturers in certain countries. In regions like China and the EU, stringent controls could significantly restrict these flows.

The study World Mirror on Non-Ferrous Metals (BIR, 2025) focuses on copper and aluminum, two metals of significant industrial importance. Virtually every country in the world trades in aluminum scrap and copper or copper alloy scrap. The research reveals that scrap production for copper — encompassing both secondary refined copper production and direct use of scrap — increased by 41% worldwide, from 4.3 million tons in 2023 to 4.8 million tons in 2024, valued at approximately 65 to 70 billion at that time. Aluminum production from scrap increased by 13.7% from 10.55 million tons in 2023 to almost 12 million tons in 2024, valued at approximately 55 to 60 billion at that time.

According to several estimates, the recycled non-ferrous metals market as a whole was worth more than 150 to 160 billion in 2024.

Aluminum has enormous recycling potential and is often reused for the same application for which it was originally manufactured. Its strength, flexibility and light weight make it ideal for:

●	Building & Construction: Window frames, building structures, roofs, etc.

●	Transportation: Aluminum is used in aircraft, trains, boats, cars, and trucks, as well as in smaller vehicles such as bicycles, motorbikes, and other mobility devices such as wheelchairs.

●	Packaging: Aluminum is used mostly in the form of cans and foil.

●	Electricity: Since 1945, aluminum has replaced copper in high-voltage transmission lines.

●	Cooking and tableware.

One ton of recycled aluminum saves up to 8 tons of bauxite, 14,000 kWh of energy, 40 barrels (6300 liters) of oil, and 7.6 cubic meters of landfill space. Recycling aluminum uses up to 95% less energy compared to producing aluminum from virgin raw materials. Recycling one ton of aluminum can save enough energy to power a 100-watt bulb for almost four hours. The aluminum drinks can, recognized as the world’s most recycled container, could achieve recycling rates close to 100% in some countries.

Copper, second only to silver in electrical conductivity among all the elements, is also a very good thermal conductor. It is readily alloyed with other metals like lead, tin, and zinc for foundry applications. These alloys are utilized to produce, various products, including water transmission components such as valves.

Other common applications for recovered copper include:

●	Electrical applications: Wires, circuits, switches, and electromagnets.

●	Piping: Plumbing fittings and also refrigeration, air-conditioning, and water supply systems.

●	Roofing and insulation.

●	Household items: cookware, doorknobs and cutlery.

Copper’s high recycling value ensures that premium-grade scrap retains at least 95% of the value of the primary metal derived from newly mined ore. Recycling copper saves up to 85% of the energy used in primary production. Additionally, utilizing copper scrap instead of adopting the primary route reduces carbon dioxide emissions by approximately 65%.

2. Ferrous Metals

Ferrous metals are mainly composed of iron and have magnetic properties. Steel, an iron alloy containing carbon, is by far the most recycled material in the world. In 2018, total crude steel production reached 1.8 billion tons, with verified data from 81% of global producers showing less than 470 million tons of steel scrap were utilized. Additionally, 70 million tons of scrap is consumed by the world’s iron and steel foundries each year.

In general, metal recycling industry is structured like a pyramid with many small companies at the bottom providing scrap to large multinational corporations at the top.

The most commonly recycled materials are scrap from industrial processes, and also end-of-life products such as containers, vehicles, appliances, industrial machinery and construction materials.

Iron and Steel are ideal for recycling because they retain their inherent physical properties during the process, which can be repeated ad infinitum. Both materials are 100% recyclable, allowing the recycled iron and steel to be used for the same applications as iron and steel produced from virgin raw materials. Products that are made from recycled steel include:

●	Construction materials for roads, railways, infrastructure & buildings

●	Electrical appliances

●	Cans & containers

●	Automobiles & other vehicles

●	Office Supplies

●	Hardware such as bolts, nuts and screws

Recycling one ton of steel saves 1100 kg of iron ore, 630 kg of coal, and 55 kg of limestone, it also saves 642 kWh of energy, 1.8 barrels (287 liters) of oil and 2.3 cubic meters of landfill space.

Every ton of steel made from recycled scrap saves enough energy to power four homes for a whole year. Iron recycling uses 74% less energy, 90% less virgin material and 40% less water; it also reduces 76% water pollutants, 86% air pollutants and 97% mining waste.

Source: www.bir.org/the-industry/ferrous-metals

Recycled Metal Market

Market Introduction

Metals, such as steel, brass, copper, iron, and aluminum can be reused, significantly reducing the amount of produced waste. Metal recycling is the process of processing waste metal and creating recycled metal material. This recycled metal can be used to manufacture new metal products which can then be upcycled once used or not needed. Recycling metal offers numerous advantages, including environmental benefits and energy savings. Any nonferrous metal item containing steel or iron is classified as scrap steel. Scrap metal centers sell the scrap to larger super collectors where it is shredded and then melted in furnaces at high temperatures to produce sheets, ingots, or blocks to be sold to manufacturers.

Rapid Urbanization Augmenting Market Development

Population growth and increasing infrastructure development are driving the usage of metals in consumer goods, such as electronics and automobiles. Metal is one of the most crucial components used in infrastructure development in commercial, residential, and industrial sectors. Manufacturers are focusing on recycling metal to reduce waste production and develop products using upcycled metal. Rapid urbanization in developed and developing regions is boosting the demand in the recycled metal market.

The construction sector is a major consumer of metals. Growth in the construction sector across the globe is bolstering the expansion of the recycled metal market. The surge in investments in the development of roads, residential projects, commercial buildings, and other governmental facilities is driving the demand for recycled metals. Construction companies prefer using repurposed metal to reduce the carbon footprint and maintain business sustainability.

Increase in Awareness about Sustainability Bolstering Recycled Metal Market Growth

Sustainability is a major factor supporting business profitability in various industries, such as automotive, building & construction, electrical & electronics, and industrial machinery. Sustainable construction is one of the significant global market trends adopted by major companies in the industry. Sustainable construction with recycled metal materials reduces waste production and minimizes energy consumption. Increase in awareness about sustainability in the construction and automobile sectors is fueling the recycled metal market size. Implementation of stringent government regulations to lower carbon footprints and environmental preservation is augmenting recycled metal market statistics. Governments across the globe are encouraging businesses to use recycled metals by considering the environmental advantages of choosing recycled steel products.

Increase in Use of Recycled

Metal in Automobile Sector. Recycled metal is used to manufacture several parts in automobiles such as body, chassis, engines, breaks, and wheels. The increase in demand for passenger vehicles globally is driving the demand for recycled metals. Utilization of recycled metal in vehicles ensures sustainability and reduces waste production in the automotive sector. Manufacturers in the automotive sector use recycled metals to reduce production costs and increase business profitability.

Regional Outlook

According to the regional recycled metal market analysis, Asia Pacific is projected to hold the largest market share in the next few years due to economic expansion and the growth rate are also high. Asia’s economies and sectors, driven by the region’s growing population, continuously evolve. Moreover, rapid industrialization and urbanization in the region are fostering the growth of the market. Implementation of government regulations on waste production and management is increasing the usage of recycled metals. According to the International Trade Administration, the Philippines’ current recycling rate in the Philippines is lower than the average rate in the region, but it is expected to increase by 2050. This initiative is expected to increase the production of recycled metal in the region and maintain sustainability.

Recycled Metal Market Snapshot

Attribute	Detail
Market Size in 2022	US$	779.3 Mn
Market Forecast (Value) in 2031	US$	1.1 Bn
Growth Rate (CAGR)		3.6%

Source: Global Recycled Metal Market — Transparency Market Research — December 2023

Competition

The Recycled Metal industry in the Philippines is highly diversified and competitive, with many players in the market. As demand for recycled metal grows, more small enterprises are expected to enter the industry and the major companies are expected to expand their influence and increase their market share in 2024.

Philippines Scrap Metal Recycling Market Synopsis

The Philippines scrap metal recycling market is projected to register a compound annual growth rate of 3.9% during the forecast period of 2020-2026, similar with the forecasting in global region by Mordor intelligence. The presence of a large number of automobile manufacturing plants and an abundance of metals in the form of used automobiles are some factors which contribute to the growth in this market. Moreover, government initiatives such as promoting strict rules on waste management and increasing public awareness for effective utilization have been driving up demand for scrap metal recycling services in the country. In addition, rising investments for expansion by players present in this market have further added traction to its growth potential over the years.

Key Growth Drivers of the Market

The government is also actively promoting strict regulations on waste management and supporting new technologies that will help recycle materials more efficiently while encouraging partnership between private entities and research institutions to develop innovative methods that could reduce environmental impact caused by improper disposal or usage of resources which are beneficial towards propelling forward development within this sector over time.

Key Challenges Faced by The Market

One challenge facing businesses operating within the scrap metal recycling sector is the lack of standardized collection systems which limits their ability to collect materials widely across different locations thus hampering their efficacy levels when it comes to collecting reusable products at reasonable costs with limited manpower deployed work longer hours without compromising quality standards set by governing bodies causing delays product deliveries customers relying them heavily on timely delivery schedule meet customer needs satisfactorily resulting lower revenues overall throughout its operations affecting overall profitability levels drastically.

Key Companies & Market Share Insights

Semirecycling Co., INC, Unified Metals Recycling OPC, PDY Metal Recycling Corporation, Pure Alloy Trading Inc., Harbin Dongxin Corps, Global Scrap. LTD, HANKOOK INDUSTRY INC, TREVOR RONALD BRIGHT SCRAPS COMPANY, DEL INT SARL, Integrated Recycling Industries Philippines Inc. Above 10 companies are active players in the Philippines market, but all of them are routine scrap metal processors and buyers and have limited processing capability to deal with specific raw material, not to mention E-waste. There are also large amount of small company which even not registered in DENR (Department of Environment and Natural Resources).

At present, the concentration of industry is relatively low, and most small scrap metal recycle enterprises have weak technical, financial, and research capabilities. In the context of strict environmental supervision, there is significant competitive pressure. Larger scale enterprises are gradually highlighting their competitive advantages in the market with their large-scale processing capabilities and legal certificates and licenses.

The global market is also fragmented and unorganized. Growing environmental concerns, increasing demand for the product from end-use industries, and rising government regulations are expected to encourage manufacturers to source their raw materials from recycling at a higher rate. Some of the prominent players in the metal recycling market are: European Metal recycling, CMC, GFG Alliance, Norsk Hydro ASA, Kimmel Scrap Iron & Metal Co., Inc., Schnitzer Steel Industries, Inc., Novelis, Tata Steel, ArcelorMittal, Aurubis AG, Kuusakoski Oy, Nucor Corporation, AIM Recyclage, Inc., Sims Limited. For most of mega players in the global market, they are metal industry complex, and the use and processing of scrap metals contains a small portion of total capability. They are regional large companies concentrated in Europe and North America. In these markets players are firmly placed with young market players entering the market with a view of transforming the traditional models of metal recycling modernizing the approach and bringing advanced technologies to the market. The fierce competition among new and old market players along with the introduction of novel strategies and upgraded technological systems to enhance the performance has resulted in market diversification. Commercial alliances, regional diversity, portfolio fortification and technological upgrades are some of the latest trends dominating the competitive arena in the global scrap metal recycling market.

For emerging market like in Asian and pacific there is still big enough market capacity for existing companies and new players. Especially the market in China, the automotive industry is one of the sectors benefiting from its growth, as the increasing population creates a higher demand for efficient mobility solutions. China has gained a reputation for being home to some of the world’s most valuable vehicle manufacturers. The demand of metals also increases dramatically.

BUSINESS

Overview

One and one Cayman was incorporated in the Cayman Islands on April 17, 2024. We conduct our business through the VIEs, Yoda Metal and DL Metal in the Philippines. We primarily engage in recycling, production and trading of recycled scrap metals in the Philippines.

We are a waste materials and scrap metal recycling company in the Philippines. Our capabilities are underscored by our permitted capacity for metal recycling, measured in tons per year, and by the government-issued license that enables us to import hazardous waste (as raw materials) into the Philippines. We process raw materials and generate final products that include copper alloy ingot, aluminum scrapes, plastic beads, and others. We provide economical and flexible solutions to the challenges of electronic waste, metal scrap and industrial recycling. By providing lower-cost alternatives for processing recycled materials, we not only contribute to environmental sustainability but also highlight our role as a modern and specialized recycling company.

We have established an environmentally friendly technology that we believe sets us apart from competitors. Our exhaust gas recirculation system and exhaust emissions have been examined and approved annually by the Environmental Management Bureau (“EMB”) in the Philippines. Our exhaust gas recirculation system enhances process efficiency while minimizing and, in some cases, eliminating contamination. Through this system, we capture the ash and slag contained in the emissions for further metal recovery ad smelting, ensuring the exhaust we ultimately release meets all applicable standards. In contrast, competing technologies, such as table concentrators, cannot prevent pollution during the final stages of processing.

Due to our sustainable, environmentally friendly processes, we believe we are well-positioned to comply with heightened regulations across the globe.

We benefit from being fully authorized by the government to process hazardous wastes under the framework of The Basel Convention: A Global Solution for Controlling Hazardous Wastes.

We use environmentally-friendly devices, and have complied fully with all governmental documentary requirements, including ECC, Permit to Operate, Discharge Permit, Import and Export Permit. In the Philippines, our Company holds licenses to smelt e-waste and produces metal products through an in-house processing design that helps enhance emission control. As of December 31, 2025, we employed 90 staff, including 7 engineers. Electronic waste and metal scraps sourced from local and abroad (Korea, Japan, Southeast Asia, Europe, USA, etc.) are carefully segregated and processed in compliance with the applicable environmental laws, rules and regulations. Our annual processing capacity is estimated to be around 300,000 tons.

Competitive Advantage

Experienced and Visionary Management Team

Our management team has extensive experience in the resource recycling industry. Our Chairwoman, Caifen Yan, brings over two decades of experience to our company, fostering a vast network of suppliers and customers. Our Chief Operating Officer, Huajun Yan, has an in-depth understanding of both local and international regulations governing this sector. Our managers have keen business judgment, execution power and a forward-looking perspective on the industry’s evolving trends.

Market Advantage

Our analysis of customer needs and product demand trends reveals a strong and stable demand for copper and aluminum recycling. Unlike other industries, the resource recycling industry exhibits counter-cyclical characteristics, showing resilience to economic recessions and fluctuations in demand. Consequently, the impact of economic downturns and insufficient demand on our business is minimal.

Regarding marketing and promotion, our unique position allows us to minimize expenditure. Our reputation and the intrinsic demand for our services naturally attract customers to us, obviating the need for significant marketing investments.

Environmentally Friendly Technology

We have developed an environmentally friendly approach — centered on our in-house exhaust gas recirculation system — that we believe sets us apart from competitors. Our exhaust gas recirculation system and exhaust emissions have been examined and approved annually by the EMB in the Philippines. Our exhaust gas recirculation system enhances process efficiency while minimizing and, in some cases, eliminating contamination. Through this system, we capture the ash and slag contained in the emissions for further metal recovery ad smelting, ensuring the exhaust we ultimately release meets all applicable standards. In contrast, competing technologies, such as table concentrators, cannot prevent pollution during the final stages of processing

Well-positioned to Comply with Government Mandates

Due to our sustainable, environmentally friendly processes, we believe we are well-positioned to comply with heightened regulations across the globe.

We benefit from being fully authorized by the government to process hazardous wastes under the framework of The Basel Convention: A Global Solution for Controlling Hazardous Wastes.

In compliance with Philippine laws and regulations, we have secured the necessary permits or licenses to conduct our business. “See Business — Licenses and Permits and Registrations.”

Stable Customers and Supplier Bases

Our commercial purchase contracts include multiple sources, including major suppliers of metal waste and professional agents within the industry. Our network includes purchase contracts with over 60 suppliers, enabling us to secure materials at competitive prices. This advantageous cost structure substantially enhances our profit margins on the sale of final products.

Regional Presence and Global Footprint

We are dedicated to growing our regional presence across diverse markets while furthering our global footprint. We intend to construct a global network of suppliers strategically positioned in regions to minimize the risk of raw materials shortage. We aim to establish centralized, large-scale sourcing operations to capitalize on economies of scale and enhance efficiency. We have contacted the Ministry of Environment of Japan and plan to acquire the license for importing hazardous waste goods from Japan in the fiscal year of 2025. Although we already import materials from Europe and the United States when market conditions are favorable, we are also planning to increase sourcing from these regions to establish a more stable and reliable supply chain.

Growth strategy

Extend the Production Capabilities

We plan to enhance our current production capabilities by advancing our processing techniques. Our copper products contain various precious metals such as gold, silver, palladium, and rhodium, among others. Leveraging our advanced separation technology, we could isolate these precious metals into distinct products, thereby maximizing their value. According to our research, the diversification of our product line to sell copper and precious metals separately is expected to increase profit margins of our copper product line by 8% to 10%, as we are able to optimize pricing and better target specific markets for each product, thereby maximizing overall profitability.

Strengthen Customer and Sales Agent Partnership

We will continue to strengthen our existing relationship with customers and provide more value-add products, distinguishing ourselves within the marketplace. We also plan to expand our current business operations and shift our focus toward untapped regions in China.

Develop Overseas Markets

We plan to expand business operations in Southeast Asia, Korea, Japan and other international markets, and provide overseas customers with tailor-made products. We are confident that our advanced technology, products and license advantages will position us as formidable competitors in various overseas markets. Asia market has great potential evidenced by fast industry growth and evolving regulation landscapes. We anticipate that our experience in building our business operation in the Philippines will serve as a solid foundation for our business expansion across Asia.

In preparation for this global expansion, we have engaged in collaboration with some partners who are familiar with the diverse Asian languages and business cultures to build an international business development team. This dedicated team will contact local customers and suppliers and familiarize themselves with local regulations. We plan to commence our operations in Japan and Korea by joint venture with local partners next year. These locations will be used exclusively for the restoration and detoxification of waste metal, with the goal of achieving profitability in these markets within two years.

Reduce Transportation Costs

Transportation expenses currently took a significant proportion of our overall costs. To address this, we plan to acquire a bulk carrier terminal and set up a new manufacturing facility near this terminal. By replacing container carriers with bulk carriers and saving the cost of land transportation, our expenses are expected to decrease. The implementation of this strategy requires substantial transportation volumes, however, owning a bulk terminal could exempt us from container charges and port dues. The new plant, located 5 kilometers away from the terminal, is projected to reduce our cost by approximately USD $5 million for every 100,000 tons of volume annually.

Products and Manufacturing

Our core products include:

●	Copper Alloy Ingot, which accounted for 68.5%, 61.4% and 43.0% of our revenue as of December 31, 2025, 2024 and 2023, respectively. These ingots may contain traces of precious metals such as gold, silver, nickel and palladium.

●	Aluminum Scrapes, which accounted for 30.0%, 29.1% and 50.3% of our revenue as of December 31, 2025, 2024 and 2023, respectively. High-quality aluminum materials ready for recycling.

We help our institutional clients obtain industrial raw materials and generate our revenue through a low-cost and stable supply chain. By offering an environmentally friendly alternative for processing methods, and a stable source of recycled content in the metallurgical industry supply chain, we believe that our recycling approach can make a valuable contribution to the global transition to renewable sources. We also believe that our production costs on average are lower than the cost associated with mining and processing. By putting the recycled critical materials back into the metal processing supply chain, we are able to effectively close the loop between the beginning and final manufacturing phases in an environmentally and economically sustainable manner.

We use environmentally-friendly devices, and have complied with all governmental documentary requirements, including ECC, Permit to Operate, Discharge Permit, Import and Export Permit. Our qualifications and permits include an Environmental Compliance Certificate (ECC), Permit to Operate, Discharge Permit, and Import and Export Permit. In the Philippines, our Company holds complete licenses to smelt e-waste and produces metal products through an in-house processing design that helps enhance emission control.

As of December 31, 2025, we had 90 employees, including 7 engineers. After sourcing the electronic waste and metal scraps from local and abroad (Korea, Japan, Southeast Asia, Europe and United States, etc.,), our workers will carefully segregate and process them in compliance with the existing environmental laws, rules, and regulations. Our annual processing capacity is estimated to be around 300,000 tons.

Our process begins with household and industrial waste being first shipped to storage yards, where the materials are manually classified into several categories of intermediate raw materials. These are then subject to different methods for further process.

1)	Printed circuit board (PCB) and Wire (E-material): These are on standby for the subsequent process.

2)	Mixed metals: Being to-crush substances, these materials contain some valuable metals, including copper, zinc, aluminum, iron and steel, etc. They are then collected at a feeding zone.

The recycling of E-material and mixed metals then unfolds through several stages:

a.	They will be placed into a vertical compound Crusher (or “big crushing”) to produce crushed materials.

b.	These crushed materials are then fed into an eddy current separator (or “magnetic sorter”), where the iron scrapes are separated and can be sold to customers. Copper, aluminum, steel, and zinc remain in the mixed metals (second iteration).

c.	The mixed metals (second iteration) are then processed through a floating separation system (or “floating select”), during which aluminum scraps are collected, leaving copper, steel, and zinc in mixed metals (third iteration).

d.	The mixed metals (third iteration) are placed into a color sorter (or “selected by color”), where copper is retained while zinc and steel are sorted out.

e.	The remaining copper crush is then poured into a smelting furnace (or “melting and casting”), producing the copper ingot as the final product, which is then placed in an open-air yard for cooling down.

Iron, aluminum, steel, and zinc scraps will undergo a polishing process to remove the oxide layer on the surface before being stored in the warehouse.

3)	Plastic and rubber. These materials will be separated by the water separation system (or “cutting machine”) into plastic beads and rubber beads respectively.

4)	Disposable waste. These materials have no further use and will be selected by workers and disposed of by incineration.

Among them, plastic, rubber, copper ingot, iron scraps, aluminum scraps, steel scraps zinc scraps are the final products that could be sold to customers and used in the manufacturing of goods.

Our company has three production sites, detailed on page 60, and we expect to set up an additional facility within three years. This new facility is designed as an additional processing center, specifically for the recycling of lithium batteries. According to the International Energy Agency (IEA), global sales of electronic vehicles (EVs) exceeded 17 million in 2024, with a Compound Annual Growth Rate (CAGR) of 30%. Consequently, the first generation of lithium batteries is reaching the end of its usage life. As the market for EVs grows and the batteries from those vehicles reach the end-of-life stage, we foresee significant opportunities growth in the lithium battery recycling market.

Our Customers

Our sales contracts mainly consist of master sales agreements, purchase orders which may be governed by master sales agreements, and all other agreements with customers that can be written, oral, or implied by an entity’s customary business practices.

These agreements are signed between the Company and the customer and come into force after signing or stamping by both parties. The contracts clearly specify each party’s rights regarding the goods to be transferred, including product name, specifications, unit price, weight, delivery terms, and other details. The payment terms are specified in each contract, including the amounts and settlement methods. Typically, the credit term is within six months; however, they may be extended for customers involved in large projects.

The Company recognizes revenue at the point of delivery in accordance with “Cost and Freight” (CFR) terms, whereby the Company is responsible for the costs of shipment.

Our client base consists of long-term, cooperative importers located in China and other regions. To date, we have worked with nine principal importers across two provinces in China and Hong Kong.

For the fiscal year ended December 31, 2025, 2024 and 2023, we had three, three and two major customers, who accounted for more than 10% of our total revenues. Their respective percentage of our total revenues are as follows:

	Year Ended December 31, 2025		Year Ended December 31, 2024		Year Ended December 31, 2023
	Revenues	Receivables	Revenues	Receivables	Revenues	Receivables
Customer A	26.84%	33.60%	22.23%	13.11%	52.41%	-%
Customer B	48.75%	66.40%	56.37%	86.96%	21.42%	32.65%
Customer C	24.39%	-%	17.43%	-%	-%	62.31%

Our Suppliers

Currently, our suppliers mainly consist of waste exporters and commercial agents from Korea, Japan, Southeast Asia, Europe, USA, etc. Our suppliers are categorized into two main groups: 1) trading entities specializing in waste and metal; and 2) commission agents. We have over a hundred suppliers.

We enter into supply contracts with our suppliers, typically lasting for one year with automatic one year extension absent either party’s objection. Both parties have the right to terminate the agreement upon notifying the other party in advance.

 For the fiscal years ended December 31, 2025, 2024 and 2023, we had four, four and three major suppliers respectively, who accounted for more than 10% of our total purchases. Their respective percentage of our total purchases are as follows:

	Year Ended December 31, 2025		Year Ended December 31, 2024
	Purchases	Payables	Purchases	Payables
Supplier A	38.94%	31.44%	45.68%	48.21%
Supplier C	13.26%	-%	12.57%	10.55%
Supplier F	-%	-%	10.68%	10.47%
Supplier G	10.59%	13.03%	10.48%	-%
Supplier H	-%	24.17%	-%	17.22%

	Year Ended December 31, 2023
	Purchases	Payables
Supplier D	-%	42.65%
Supplier E	-%	57.35%

Sales and Marketing

Currently, our ending products are described as price inelastic. The demand for copper and aluminum materials is stable despite fluctuating market prices. The stability is attributable to the widespread use of these materials in vast industries. The primary constraint on sales is our production capacity.

Our marketing team also participates in some international exhibitions of renewable resources in the United States, Europe and China. The management expects to acquire new customers through these events to mitigate the risk of customer concentration.

Competition

The Recycled Metal industry in the Philippines is highly diversified and competitive, with many players in the market. As demand for recycled metal grows, more small enterprises are expected to enter the industry and the major companies are expected to expand their influence and increase their market share in the approaching years.

Licenses and Permits and Registrations

The following licenses and registrations are material for our operations:

Yoda San Miguel

PERMIT	AGENCY	DATE ISSUED	EXPIRATION DATE	DESCRIPTION
BARANGAY BUSINESS CLEARANCE	MUNICIPALITY OF SAN MIGUEL	2025/1/9	2025/12/31	BARANGAY CLEARANCE
CNC	MUNICIPALITY OF SAN MIGUEL	2025/1/17	NO EXPIRATION	CERTIFICATE OF NON COVERAGE
SANITARY PTO	DEPARTMENT OF HEALTH	2025/2/11	2025/12/31	SANITARY PERMIT TO OPERATE
MAYORS PERMIT	MUNICIPALITY OF SAN MIGUEL	2025/1/17	2025/12/31	BUSINESS PERMIT
DP	EMB-R3	2024/7/21	2025/7/21	DISCHARGE PERMIT
TSD	EMB-CENTRAL OFFICE	2025/2/17	2026/2/17	TREATMENT STORAGE AND DISPOSAL PERMIT
ECC	EMB-R3	2020/3/3	NO EXPIRATION	ENVIRONMENTAL COMPLIANCE CERTIFICATE
HW	EMB-R3	2020/12/15	NO EXPIRATION	HAZARDOUS WASTE GENERATOR REGISTRATION CERTIFICATE
PTO	EMB-R3	2024/9/20	2029/9/20	PERMIT TO OPERATE
PGA	PROVINCIAL GOVERNMENT OF BULACAN	2020/10/19	NO EXPIRATION	PROVINCIAL GOVERNMENT ACKNOWLEDGEMENT
COR	BUREAU OF INTERNAL REVENUE	2020/7/20	NO EXPIRATION	CERTIFICATE OF REGISTRATION

Yoda San Rafael

PERMIT	AGENCY	DATE ISSUED	EXPIRATION DATE	DESCRIPTION
BARANGAY BUSINESS CLEARANCE	MUNICIPALITY OF SAN RAFAEL	2025/1/13	2025/12/31	BARANGAY CLEARANCE
FSIC	BUREAU OF FIRE PROTECTION	2025/4/26	2026/4/26	FIRE SAFETY INSPECTION CERTIFICATE
EIC	MUNICIPALITY OF SAN RAFAEL	2021/5/5	NO EXPIRATION	ENVIRONMENTAL INSPECTION CLEARANCE

PERMIT	AGENCY	DATE ISSUED	EXPIRATION DATE	DESCRIPTION
SANITARY PTO	MUNICIPALITY OF SAN RAFAEL	2025/01/13	2025/12/31	SANITARY PERMIT TO OPERATE
MAYORS PERMIT	MUNICIPALITY OF SAN RAFAEL	2025/01/13	2025/12/31	BUSINESS PERMIT
DP	EMB-R3	2025/3/19	2026/3/19	DISCHARGE PERMIT
TSD	EMB-CENTRAL OFFICE	2024/7/18	2025/7/18	TREATMENT STORAGE AND DISPOSAL PERMIT

PERMIT	AGENCY	DATE ISSUED	EXPIRATION DATE	DESCRIPTION
ECC	EMB-R3	2022/1/7	NO EXPIRATION	ENVIRONMENTAL COMPLIANCE CERTIFICATE
HW	EMB-R3	2020/11/16	NO EXPIRATION	HAZARDOUS WASTE GENERATOR REGISTRATION CERTIFICATE
PTO	EMB-R3	2020/7/7	2025/7/6	PERMIT TO OPERATE
IR	EMB-CENTRAL OFFICE	2024/10/11	NO EXPIRATION	IMPORTATION REGISTRATION
PGA	PROVINCIAL GOVERNMENT OF BULACAN	2014/10/20	NO EXPIRATION	PROVINCIAL GOVERNMENT ACKNOWLEDGEMENT
COR	BUREAU OF INTERNAL REVENUE	2014/4/30	NO EXPIRATION	CERTIFICATE OF REGISTRATION
SEC REG	SECURITIES AND EXCHANGE COMMISSION	2018/4/6	NO EXPIRATION	CERTIFICATE OF FILING OF AMENDED ARTICLES OF INCORPORATION
COR	BUREAU OF CUSTOMS	2024/07/10	2025/07/10	CERTIFICATE OF REGISTRATION — EXPORT
COR	BUREAU OF CUSTOMS	2024/10/10	2025/10/10	CERTIFICATE OF REGISTRATION — IMPORT

DL

PERMIT	AGENCY	DATE ISSUED	EXPIRATION DATE	DESCRIPTION
BARANGAY BUSINESS CLEARANCE	MUNICIPALITY OF SAN RAFAEL	2025/1/13	2025/12/31	BARANGAY CLEARANCE
FSIC	BUREAU OF FIRE PROTECTION	2025/2/20	2026/2/20	FIRE SAFETY INSPECTION CERTIFICATE
EIC	MUNICIPALITY OF SAN RAFAEL	2025/1/11	NO EXPIRATION	ENVIRONMENTAL INSPECTION CLEARANCE
SANITARY PTO	MUNICIPALITY OF SAN RAFAEL	2025/1/13	2025/12/31	SANITARY PERMIT TO OPERATE
MAYORS PERMIT	MUNICIPALITY OF SAN RAFAEL	2025/1/13	2025/12/31	BUSINESS PERMIT
DP	EMB-R3	2024/8/13	2025/8/13	DISCHARGE PERMIT
TSD	EMB-CENTRAL OFFICE	2024/12/06	2025/12/06	TREATMENT STORAGE AND DISPOSAL PERMIT
ECC	EMB-R3	2022/3/25	NO EXPIRATION	ENVIRONMENTAL COMPLIANCE CERTIFICATE
HW	EMB-R3	2022/8/8	NO EXPIRATION	HAZARDOUS WASTE GENERATOR REGISTRATION CERTIFICATE

PERMIT	AGENCY	DATE ISSUED	EXPIRATION DATE	DESCRIPTION
PTO	EMB-R3	2023/12/7	2027/12/7	PERMIT TO OPERATE
PGA	PROVINCIAL GOVERNMENT OF BULACAN	2024/3/14	NO EXPIRATION	PROVINCIAL GOVERNMENT ACKNOWLEDGEMENT
COR	BUREAU OF INTERNAL REVENUE	2022/3/10	NO EXPIRATION	CERTIFICATE OF REGISTRATION
SEC REG	BUREAU OF INTERNAL REVENUE	2022/3/8	NO EXPIRATION	CERTIFICATE OF INCORPORATION

Our Facilities and Properties

We conduct our operations on owned and leased land and facilities.

As of the date of this prospectus, we own the following facilities and land:

Location	Owner	Usage
Malibay San Miguel Bulacan	Yoda Metal	Plant
Barangay Malibay San Rafael Bulacan(1)	DL Metal	Plant and office

As of the date of this prospectus, we lease the following facilities and land:

Location	Lease	Size(m2)	Rent (PHP)
1st Diliman San Rafael Bulacan	January 1, 2025 – December 31, 2026	30,000	5,640,000 PHP
Barangay Malibay San Rafael Bulacan(1)	January 1, 2022 – December 31, 2055	50,262	2026-2040 PHP180,000,000 2041-2055 PHP225,000,000

(1)	With respect to the site located in Barangay Malibay, San Rafael, Bulacan, we lease the underlying land from the landlord, while retaining ownership of the buildings and other facilities constructed thereon.

Insurance

We do not currently maintain any commercial insurance coverage. As a result, the Company may be exposed to significant financial losses in the event of such risks materializing. The absence of insurance coverage may have a material adverse effect on the Company’s financial condition and results of operations.

Employees

As of December 31, 2025, 2024 and 2023, we had 90, 97 and 106 employees, respectively, on a full-time basis, and primarily based in San Rafel, Bulacan Philippines.

The following table sets out the number of our employees, excluding external experts, categorized by functions as of the respective date indicated herein:

Functions	Number of Employees as of December 31, 2025	Number of Employees as of December 31, 2024	Number of Employees as of December 31, 2023
Regular operator	74	81	92
Engineering	7	7	7
Management	6	6	4
Research and Development	3	3	3
Total	90	97	106

Our success is highly dependent on our human capital and a strong leadership team. We are committed to attracting, retaining, and developing staff with the requisite skills, experience, and potential to implement our growth strategy. We are also dedicated to maintaining a stable workforce of skilled employees to support our operational and strategic objectives.

Our corporate culture is rooted in fairness, ethics, diversity, and performance orientation. Upon onboarding, our new employees will be introduced to our vision and core values that we expect all staff to uphold. These principles are underpinned by a business-wide Code of Conduct and Ethics supported by appropriate training programs.

We provide social insurance for all the workers in contraction, under the supervision of the Philippine Department of Labor and Employment.

None of our employees is represented by a labor union and there have been no work stoppages to date. We generally regard relations with our employees to be positive.

SEASONALITY

Our business activities do not exhibit any significant seasonality.

Legal Proceedings

As of the date of this prospectus, neither the Company, its subsidiary, nor the VIEs have been involved in any legal or administrative litigation that may have a material adverse effect on our business, balance sheet, operating performance, and cash flow.

The two VIEs registered under Philippine laws have complied with all applicable laws and regulations currently in force in all major aspects and have obtained all necessary licenses and approvals required for business operations in the Philippines from the relevant government departments. As of the date of this prospectus, these licenses and approvals are still valid for our primary business operations. There are no major legal obstacles to the renewal of the essential licenses and approvals. During recent fiscal years ended December 31, 2025, 2024 and 2023, and up to the date of this prospectus, we have complied with applicable laws and regulations in all material aspects.

Currently, we are not, nor have we ever been, party to any legal proceedings. We intend to monitor any legal proceedings closely in the future and will adjust any accrual or disclosure as needed. Regardless of the outcome, litigation could have an adverse impact on us due to defense costs, diversion of management resources, and other factors, and it could have a material effect on our results of operations for any given reporting period.

Commitment to Environmental, Social, and Governance Leadership

Our vision is to be the world’s leading sustainable and globally pre-eminent resource recovery company.

Our goal is to provide sustainable and safe solutions and technologies to address the global hazardous waste challenge.

We are committed to contributing to the global “green energy” transition and the movement toward a zero-carbon economy. We hold the strong belief that environmental, social, and governance (“ESG”) leadership is essential to the success of our business model. To support these values, we intend to develop corporate policies and business practices. We have implemented an Integrated Business Policy to guide our actions on health and safety, environmental, and quality practices.

We prioritize the safety of our employees, suppliers, contractors, and visitors, striving for a “zero-harm” workplace. We ensure compliance with all applicable occupational health and safety laws, regulations, and standards in the jurisdictions where we operate. We provide comprehensive training to our employees on health, safety, and environmental requirements. We also equip all the machinery with safety instructions and allocate time to practice emergency procedures. We expect our management and employees to maintain clean and well-organized facilities, further enhancing our safety standards.

REGULATIONS

We are subject to all relevant laws and regulations of the Philippines and may be affected by policies which may be introduced by the governments from time to time. We have identified the main laws and regulations (apart from those pertaining to general business requirements) that materially affect our operations, including the licenses, permits and approvals typically required for the conduct of our business, and the relevant regulatory bodies, below.

As of the date of this prospectus, our Directors believe that we are not in breach of any laws or regulations applicable to our business operations that would materially affect our business operations, and our Group is in compliance with all the applicable laws and regulations that are material to our business operations. The Group may be subject to certain fines/penalties arising from its ordinary course of business from time to time.

Philippines

Detailed below are all of the major permits and licenses necessary for the Company to operate its business in the Philippines, the failure to possess any of which could have a material adverse effect on its business and operations. However, the materiality of the adverse effect would depend on a case to case basis. The Company is required to have its permits to operate as a corporation, and its branches would have its own permits. A large branch losing its permits would have a more significant effect on the Company as opposed to a small branch.

The Company believes that it has all the applicable and material permits and licenses necessary to operate its business as currently conducted and such permits and licenses are valid, subsisting, or pending renewal.

Regulation on Business in the Philippines

As mandated by the Local Government Code of 1991, city and municipal mayors are mandated to issue, suspend and revoke business licenses and permits. Thus, corporations operating within the jurisdiction of the cities and municipalities are required to secure a business permit.

Regulation on Waste Disposal in the Philippines

Under Sec. 4 of PD 1568 which created the Environmental Impact assessment system, “no person, partnership, or corporation shall undertake to operate any such declared environmentally critical project or area without first securing an Environmental Compliance Certificate.” ECC is required for any activities that potentially has significant environmental impact. The company has acquired the Environmental Compliance Certificate.

Regulation on Taxation in the Philippines

The National Internal Revenue Code subjects sole proprietorship, partnership and corporation to internal revenue taxes in the Philippines. These entities are required to register their businesses with the appropriate Bureau of Internal Revenue in order for them to issue official receipts, file taxes, and claim for tax credits or deductions.

Regulation on Corporations in the Philippines

The Revised Corporation Code of the Philippines mandates the Securities and Exchange Commission to register corporations, collect fees from the registering corporations, and prescribe reportorial requirements.

Regulation on Exportation and Importation in the Philippines

The Bureau of Customs (“BOC”) is mandated to supervise and control the egress and ingress of goods in the Philippines. Persons or entities who intend to engage in the business of exportation and importation are required to be registered with the BOC.

Regulations on Environmental Protection

The Philippines is known for its rich biodiversity and stunning natural landscapes. Due to rapid industrialization, urbanization, and unsustainable exploitation of natural resources, the Philippines faces significant environmental challenges. In response to these threats, the country has enacted a comprehensive set of environmental laws aimed at conserving its natural resources, protecting its ecosystems, and promoting sustainable development including Presidential Decree No. 1151, Republic Act No. 9729, Republic Act No. 6969, Republic Act No. 8749, Republic Act No. 9003 and Republic Act No. 9275. Potential foreign investors shall also comply with these environmental laws.

Foreign Investment Laws and Restrictions

Retail Trade Liberalization Act as Amended by R.A. 11595

Republic Act No. 8762, or the Retail Trade Liberalization Act of 2000 (“R.A. 8762”), as amended by Republic Act No. 11595, liberalized the Philippine retail industry to encourage Filipino and foreign investors to forge an efficient and competitive retail trade sector in the interest of empowering the Filipino consumer through lower prices, high quality goods, better services, and wider choices. It allowed non-Filipino citizens to participate in retail on a limited basis.

“Retail Trade” is defined by R.A. 8762, as amended by R.A. 11595, to cover any act, occupation, or calling of habitually selling direct to the general public any merchandise, commodities, or goods for consumption. Under R.A. 8762, as amended by R.A. 11595, Foreign-owned partnerships, associations, and corporations may, upon registration with the Securities and Exchange Commission (SEC), or in case of foreign-owned single proprietorships, upon registration with the Department of Trade and Industry (DTI), engage or invest in the retail trade business, under the following conditions:

(a)	A foreign retailer shall have a minimum paid-up capital of PhP 25 million;

(b)	The foreign retailer’s country of origin does not prohibit the entry of Filipino retailers; and

(c)	In the case of foreign retailers engaged in retail trade through more than one (1) physical store, the minimum investment per store must be at least PhP 10 million: Provided, That this requirement shall not apply to foreign investors and foreign retailers who are legitimately engaged in retail trade and were not required to comply with the minimum investment per store at the time of the effectivity of this Act: Provided, further, That proof of qualification to engage in retail trade under Republic Act No. 8762 and its implementing rules and regulations is submitted to the DTI.

The foreign retailer shall be required to maintain in the Philippines at all times the paid-up capital PhP 25 million, unless the foreign retailer has notified the SEC or the DTI, whichever is appropriate, of its intention to repatriate its capital and cease operations in the Philippines. The actual use in Philippine operations of the minimum paid-up capital shall be monitored by the SEC, or by the DTI, whichever is appropriate.

Failure to maintain in the Philippines the paid-up capital required in the preceding paragraph, prior to notification of the SEC or the DTI, whichever is appropriate, shall subject the foreign retailer to penalties or restrictions on any future trading activities/business in the Philippines.

For purposes of registration with the SEC or DTI, the foreign retailer shall submit a certification from the Bangko Sentral ng Pilipinas (BSP) of the inward remittance of its capital investment, or in lieu thereof, such other proof certifying that is capital investment is deposited and maintained in a bank in the Philippines.

The implementing rules and regulations (“IRR”) of R.A. 8762, as amended by R.A. 11595, provides that foreign investors or foreign retailers may acquire shares in existing and operating retail stores, publicly listed or not. A foreign retailer is defined as a foreign national, partnership, association, or corporation of which more than forty percent (40%) of the capital stock outstanding and entitled to vote is owned and held by such foreign national, engaged in retail trade.

Foreign-owned partnerships, associations and corporation, upon registration with the SEC; on in case of foreign-owned single proprietorships, upon registration with the Department of Trade and Industry (DTI), may engage or invest in retail trade, under the following conditions:

●	A foreign retailer shall have minimum paid-up capital of PhP25 million;

●	The foreign retailer’s country of origin provides for reciprocity to Filipinos.

Foreign Investments Act of 1991

Republic Act No. 7042, otherwise known as the Foreign Investments Act of 1991 (“Foreign Investments Act”), liberalized the entry of foreign investment into the Philippines. As a general rule, there are no restrictions on extent of foreign ownership of export enterprises. In domestic market enterprises, foreigners can invest as much as one hundred percent (100%) equity except in areas included in the Foreign Investment Negative List. The latest Foreign Investment Negative List (Twelfth) maintains the prohibition of foreign equity for retail trade enterprises with paid-up capital of less than PhP25 million under R.A. 11595, amending R.A. 8762.

For the purpose of complying with nationality laws, the term “Philippine National” is defined under the Foreign Investments Act as any of the following:

●	a citizen of the Philippines;

●	a domestic partnership or association wholly owned by citizens of the Philippines;

●	a corporation organized under the laws of the Philippines of which at least 60% of the capital stock outstanding and entitled to vote is owned and held by citizens of the Philippines;

●	a corporation organized abroad and registered to do business in the Philippines under the Revised Corporation Code of the Philippines, of which 100% of the capital stock outstanding and entitled to vote is wholly owned by Filipinos; or

●	a trustee of funds for pension or other employee retirement or separation benefits, where the trustee is a Philippine National and at least 60% of the fund will accrue to the benefit of Philippine Nationals.

For as long as the percentage of Filipino ownership of the capital stock of the corporation is at least 60% of the total shares outstanding and voting, the corporation shall be considered as a 100% Filipino-owned corporation.

Registration of Foreign Investments and Exchange Controls

Under current BSP regulations, an investment in Philippine securities must be registered with the BSP if the foreign exchange needed to service the repatriation of capital and/or the remittance of dividends, profits, and earnings derived from such shares is to be sourced from the Philippine banking system. If the foreign exchange required to service capital repatriation or dividend remittance will be sourced outside the Philippine banking system, registration with the BSP is not required. BSP Circular No. 471 issued on January 24, 2005 subjects foreign exchange dealers and money changers to RA No. 9160 (the Anti-Money Laundering Act of 2001, as amended) and requires these non-bank sources of foreign exchange to require foreign exchange buyers to submit supporting documents in connection with their application to purchase foreign exchange for purposes of capital repatriation and remittance of dividends.

MANAGEMENT

The following table provides information regarding our executive officers and directors as of the date of this prospectus:

Directors and Executive officers	Age	Position
Caifen Yan	44	Chief Executive Officer, Chairman of the Board and Director
Huajun Yan	46	Chief Operating Officer and Director
Chun Kit Wong	38	Chief Financial Officer
Samuel U. Lee(1)(2)(3)	62	Independent Director
Jehn Ming Lim(1)(2)(3)	43	Independent Director
Han (Francis) Zhang(1)(2)(3)	45	Independent Director

(1)	Member of the Audit Committee
(2)	Member of the Compensation Committee
(3)	Member of the Nominating Committee

Caifen Yan, Chief Executive Officer, Director and Chairman of the Board

Ms. Yan has been our Chief Executive Officer, Director and Chairman of the Board of Directors since our incorporation. She was fully responsible for the operation and management of the whole business. She was an active entrepreneur with extensive experience in conducting business operations in China. Ms. Caifen Yan has been appointed as the president of the Jiangsu Chamber of Commerce and Industry in the Philippines since 2024, she is also the vice president of Zhejiang Chamber of Commerce in the Philippines.

Huajun Yan, Chief Operating Officer and Director

Mr. Yan has been our Chief Operating Officer since our incorporation. He led the management of the company, setting and achieving the company’s business goals, ensuring the stability of the supply and the safety of production operations. His work included budget management, team management, business development and sales, R&D, and product quality assurance and delivery. Mr. Yan is vice president of the Jiangsu Chamber of Commerce and Industry in the Philippines.

Chun Kit Wong, Chief Financial Officer

Mr. Wong is our Chief Financial Officer. Mr. Wong is responsible for providing leadership, direction and management of the finance and accounting team, and advising on long-term business and financial planning. Mr. Wong has been the head of corporate finance at a Chinese real estate enterprise since June 2023, specializing in corporate finance, M&A and compliance matters. During March 2021 to June 2023, Mr. Wong was the vice president of Guosen Securities (HK) Financial Holdings Co., Ltd. Prior to that, Mr. Wong was the vice president of Futec International Holdings Limited during May 2017 to February 2019, and March 2019 to February 2021. Mr. Wong is a member of the Hong Kong Institute of Certified Public accountants since 2017. He graduated from Hong Kong Baptist University in accountancy with a bachelor’s degree of Commerce in 2011.

Samuel U. Lee, Independent Director

Mr. Lee is our independent director. Mr. Lee has served as the chairman of the board of Travellers Insurance & Surety Corporation since 2013. He is also the chairman of the board of the Premier Life and General Assurance Corporation, and chairman of Travellers Insurance & Surety (TRISCO) Corporation. Mr. Lee received his bachelor’s degree of Science in Mechanical Engineering from De La Salle University in 1981.

Jehn Ming Lim, Independent Director

Mr. Lim is our independent director. Mr. Lim has extensive experience in auditing and advisory for companies listed in the United States. He has been engaging in this profession for more than 20 years, and is familiar with the SEC regulations and listing rules, as well as US GAAP. He is currently the Chief Financial Officer of Kandi Technologies, Corp., an electric vehicle and battery manufacturer listed on Nasdaq (NASDAQ: KNDI), as well as the Independent Director of Jiuzi Holdings, Inc. (NASDAQ: JZXN). Prior to that, he served as the Chief Financial Officer of Takung Art Co., Ltd. from 2019 to 2020. During 2013 to 2019, he was the Managing Director of a US-based financial consulting firm and was mainly responsible for overseeing SEC reporting, GAAP technical consultation, financial statement audit preparation, due diligence and internal controls compliance services. He has overseen and completed multiple listing applications in United States for Chinese and Hong Kong companies in the industries of fintech, consumer services, e-commerce, manufacturing, energy, film and television entertainment and agriculture, etc. (through Forms S-1 and F-1, SPAC and Form 10 reverse merger transactions), and managed multiple projects for US GAAP consulting, SOX 404, pre-audit process, SEC financial reporting, development of financial forecasting models, and due diligence for IPO and M&A transactions. He received his Bachelor’s degree of Economics & Accounting from University of California, Santa Barbara in 2004.

Han (Francis) Zhang, Independent Director

Mr. Zhang is our independent director. Mr. Zhang was the Chief Financial Officer and Director of Jiuzi Holdings Inc (Nasdaq: JZXN) from August 2020 to August 2024. Prior to joining Jiuzi Hoildings, Inc., he served as the Executive Director of Shanghai Qianzhe Consulting Co., Ltd, where he was mainly responsible for overseas M&A projects, and follow-on investments and management of newly formed financial holding groups. From February 2014 to January 2019, he served as the Deputy General Manager of Tebon Innovation Capital Co., Ltd, where he was responsible for business development and asset management. From April 2012 to May 2013, he worked for the Investment Department at Sanhua Holding Group, during which he was in charge of overseas M&A projects, new financial investments, and post-investment management. Mr. Zhang earned an MBA degree from the University of Birmingham in 2005, a Master of Science in Finance with honors from Leeds Metropolitan University in 2004, and a Bachelor’s Degree in Economy from Zhejiang University of Technology in 2003.

General Family Relationship

Mr. Huajun Yan, our Chief Operating Officer and Director, is the brother of Ms. Caifen Yan, our Chief Executive Officer, Chairman of the Board and Director. There is no other family relationship among our directors, persons nominated to become directors, or executive officers.

Employment Agreements and Director Agreements

We have entered into employment agreements with each of our executive officers, including Ms. Caifen Yan, Mr. Huajun Yan and Mr. Chun Kit Wong (collectively, the “Executive Officers”), pursuant to which such individuals have agreed to serve as our Executive Officers for a period of 3 years from the effective date of the registration statement. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 1 months’ advance written notice. Each Executive Officer may resign at any time upon 1 months’ advance written notice.

Each Executive Officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each Executive Officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each Executive Officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each Executive Officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements will also contain other customary terms and provisions.

Board of Directors

Our Board of Directors consists of 5 directors, a majority of whom are independent as such term is defined by the Nasdaq Capital Market.

A director may vote in respect of any contract or transaction in which he is interested, provided, however that the nature of the interest of any director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote on that matter. A general notice or disclosure to the directors or otherwise contained in the minutes of a meeting or a written resolution of the directors or any committee thereof of the nature of a director’s interest or to the effect that a director is a member of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be sufficient disclosure and after such general notice it shall not be necessary to give special notice relating to any particular transaction. Provided that proper disclosure has been given to the directors as mentioned above, a director may be counted for a quorum upon a motion in respect of any contract or arrangement which he shall make with our company, or in which he is so interested and may vote on such motion.

Composition of Board Committees

We have established an audit committee, a compensation committee, and a nominating and corporate governance committee under the board of directors. We have adopted a charter for each of the three committees upon the establishment of the committees. Each committee’s members and functions are described below.

Audit Committee.

Our Audit Committee consists of Samuel U. Lee, Jehn Ming Lim, and Han (Francis) Zhang. Han (Francis) Zhang serves as the chair of our audit committee. We have determined that these three individuals satisfy the “independence” requirements of Nasdaq Rule 5605 and Rule 10A-3 under the Exchange Act. Our Board of Directors has determined that Han (Francis) Zhang qualifies as an audit committee financial expert and has the accounting or financial management expertise as required under Item 407(d)(5)(ii) and (iii) of Regulation S-K of the SEC. We have adopted the Audit Committee Charter. The primary duties of the Audit Committee are, among other things:

●	Make recommendations to the Board in relation to the appointment;

●	Re-appoint and remove the external auditor;

●	Monitor the reporting of our Company’s financial statements, annual reports, accounts and half-year reports; and

●	Review and supervise our financial controls, internal control and risk management systems.

Compensation Committee.

Our compensation committee consists of Samuel U. Lee, Jehn Ming Lim, and Han (Francis) Zhang. Jehn Ming Lim serves as the chairperson of our compensation committee. We have adopted the Compensation Committee Charter. Copies of our Compensation Committee Charter is attached as an exhibit to this registration statement. The primary duties of the compensation committee are, among other things:

●	Make recommendations to the Board in relation to our policy and structure for all Directors’ and senior management’s compensation;

●	Make recommendations to the Board on the compensation packages of individual directors and senior management personnel; and

●	Review performance-based compensation and ensure that none of the Directors determine their own compensation.

Nominating Committee.

Our nominating committee consists of Samuel U. Lee, Jehn Ming Lim, and Han (Francis) Zhang. Samuel U. Lee is the chairperson of our nominating committee. We have adopted the Nominating Committee Charter. The primary duties of the Nominating Committee are, among other things:

●	Review the structure, size and composition of the Board on a regular basis

●	Identify individuals suitably qualified to become Board members

●	Assess the independence of independent directors; and

●	Make recommendations to the Board in relation to the appointment or re-appointment of Directors.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics, which is applicable to all of our Directors, Executive Officers and employees and is publicly available.

Duties of Directors

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of one or more of the following exemptions afforded to foreign private issuers:

Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or special meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

Exemption from Section 16 rules regarding sales of Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require Board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

Exemption from the requirement that our Board of Directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

Exemption from the requirements that director nominees are selected, or recommended for selection by our Board of Directors, either by (i) independent directors constituting a majority of our Board of Directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or Board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provide that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our Shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Although we are permitted to follow certain corporate governance rules that conform to Cayman Islands requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices.

Because we are a foreign private issuer, our members of our Board of Directors and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

We also intend to utilize the controlled company exemptions under the Nasdaq corporate governance rules as more than 50% of our voting power is held by an individual, a group or another company. Pursuant to the Nasdaq corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D).

Remuneration

Until otherwise determined by ordinary resolution by our shareholders, the directors shall be entitled to such remuneration by way of fees for their services in the office of director as the board of directors may determine. The directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the directors, or any committee of the directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the directors from time to time, or a combination partly of one such method and partly the other. The compensation committee will assist the directors in reviewing and approving the compensation structure for the directors. The directors may, in addition to such remuneration as aforesaid, grant special remuneration to any director who, being called upon, shall perform any special or extra services to or at the request of the Company.

Qualification

There are no share ownership qualifications for directors unless so fixed by our shareholders in a general meeting by ordinary resolution. There are no other arrangements or understandings pursuant to which our directors are nominated or elected.

Director Compensation

Employee directors may receive compensation for their services. Non-employee directors are entitled to receive an as-yet undetermined cash fee for serving as directors and may receive stock grants from our company. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor has any been a party to any judicial or administrative proceeding during the past ten years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Related Party Transactions,” our directors and officers have not been involved in any transactions with us or any of our affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

COMPENSATION

For the years ended December 31, 2025, and 2024, we did not provide any cash payment or benefits in-kind to our Directors and members of senior management for their services in any capacities, nor did we accrue any such payments on their behalf. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our Executive Officers and Directors.

PRINCIPAL SHAREHOLDERS

The following table sets forth information with respect to the beneficial ownership, within the meaning of Rule 13d-3 under the Exchange Act, of our Class A Ordinary Shares and Class B Ordinary Shares as of the date of this prospectus, and as adjusted to reflect the sale of the Class A Ordinary Shares offered in this offering for:

●	each of our directors and executive officers; and

●	each person known to us to own beneficially more than 5% of our Class A Ordinary Shares or Class B Ordinary Shares.

Beneficial ownership includes voting or investment power with respect to the securities. Except as indicated below, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all Class A Ordinary Shares and Class B Ordinary Shares shown as beneficially owned by them. Percentage of beneficial ownership of each listed person prior to this offering is based on Class A Ordinary Shares and Class B Ordinary Shares outstanding as of the date of this prospectus. Percentage of beneficial ownership of each listed person after this offering is based on Class A Ordinary Shares and Class B Ordinary Shares outstanding immediately after the completion of this offering, assuming no exercise of the Warrants or the Greenshoe Warrants.

Information with respect to beneficial ownership has been furnished by each director, officer, or beneficial owner of 5% or more of our Class A Ordinary Shares or Class B Ordinary Shares. Beneficial ownership is determined in accordance with the rules of the SEC and generally requires that such person have voting or investment power with respect to securities. In computing the number of Class A Ordinary Shares beneficially owned by a person listed below and the percentage ownership of such person, Class A Ordinary Shares underlying options, warrants, or convertible securities, held by each such person that are exercisable or convertible within 60 days of the date of this prospectus are deemed outstanding, but are not deemed outstanding for computing the percentage ownership of any other person. As of the date of the prospectus, we have 13 shareholders of record, none of whom are located in the U.S.

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power Before this Offering	Voting Power After this Offering
	Number	%	Number	%	Number	%	Number	%	%	%
Directors and Executive Officers:
Huajun Yan(1)	—	—	—	—	—	—	—	—	—	—
Caifen Yan(2)	23,809,240	53.99%	10,203,960	100%	23,809,240	51.95%	10,203,960	100%	91.83%	91.19%
Chun Kit Wong	—	—	—	—	—	—	—	—	—	—
Han (Francis) Zhang	—	—	—	—	—	—	—	—	—	—
Samuel U. Lee	—	—	—	—	—	—	—	—	—	—
Jehn Ming Lim	—	—	—	—	—	—	—	—	—	—
All directors and executive officers as a group (5 individuals):	23,809,240	53.99%	10,203,960	100%	23,809,240	51.95%	10,203,960	100%	91.83%	91.19%

	Class A Ordinary Shares Beneficially Owned Prior to this Offering		Class B Ordinary Shares Beneficially Owned Prior to this Offering		Class A Ordinary Shares Beneficially Owned After this Offering*		Class B Ordinary Shares Beneficially Owned After this Offering		Voting Power Before this Offering	Voting Power After this Offering*
	Number	%	Number	%	Number	%	Number	%	%	%
5% Shareholders:
One and one International Limited(1)(2)	23,809,240	53.99%	10,203,960	100%	23,809,240	51.95%	10,203,960	100%	91.83%	91.19%
Quickool Holdings Inc(3)	2,288,000	5.19%	0	0%	2,288,000	4.99%	0	0%	0.92%	0.91%
Glowing Star Technology Limited(4)	2,329,600	5.28%	0	0%	2,329,600	5.08%	0	0%	0.94%	0.93%
Glowing Star Holding Limited(5)	2,262,000	5.13%	0	0%	2,262,000	4.94%	0	0%	0.91%	0.90%
Asahi Sea Group Limited(6)	2,366,000	5.37%	0	0%	2,366,000	5.16%	0	0%	0.95%	0.94%
BOYUO International Limited(7)	2,511,600	5.70%	0	0%	2,511,600	5.48%	0	0%	1.01%	1.00%

(1)	Huajun Yan, Chief Executive Officer and Director of One and one Cayman, holds 18.5% equity interest in Sunbeam Holdings Limited, which is the sole shareholder of One and One International Limited. As a minority shareholder of Sunbeam Holdings Limited, Mr. Yan does not serve as a director or officer of Sunbeam Holdings Limited and does not have any voting or dispositive power over the shares held by One and One International Limited or, indirectly, over the shares of One and One Cayman.
(2)	Caifen Yan, Chairman of the Board and Director of One and one Cayman, holds the voting and dispositive power over the Class A Ordinary Shares and Class B Ordinary Shares held by One and one International Limited. Ms. Yan is the sole director and holder of 76.5% of the equity interests in Sunbeam Holdings Limited, which is the sole shareholder of One and One International Limited. As a result of this ownership structure, Ms. Yan is deemed to have sole voting and dispositive power over the shares held by One and One International Limited. The registered address of One and one International Limited is Start Chambers, Wickham’s Clay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands.
(3)	A British Virgin Islands company, having its registered address at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Chong Qin has voting control and investment control of Quickool Holdings Inc. and 2,288,000 Class A Ordinary Shares held by Quickool Holdings Inc.
(4)	A British Virgin Islands company, having its registered address at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Yajun Yan has voting control and investment control of Glowing Star Technology Limited and 2,329,600 Class A Ordinary Shares held by Glowing Star Technology Limited.
(5)	A British Virgin Islands company, having its registered address at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Dingji Qi has voting control and investment control of Glowing Star Holding Limited and 2,262,000 Class A Ordinary Shares held by Glowing Star Holding Limited.
(6)	A British Virgin Islands company, having its registered address at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Huaiqing Kong has voting control and investment control of Asahi Sea Group Limited and 2,366,000 Class A Ordinary Shares held by Asahi Sea Group Limited.
(7)	A British Virgin Islands company, having its registered address at Start Chambers, Wickham’s Cay II, P.O. Box 2221, Road Town, Tortola, British Virgin Islands. Jiayuan Shen has voting control and investment control of BOYUO International Limited and 2,511,600 Class A Ordinary Shares held by BOYUO International Limited.

We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company.

RELATED PARTY TRANSACTIONS

The following is a summary of transactions since January 1, 2023 to which we have been a party and in which any members of our Board of Directors, any executive officers, or any major shareholders had, has or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Management”.

We adopted an audit committee charter, which requires the committee to review all related party transactions on an ongoing basis and all such transactions be approved by the audit committee. In determining whether to approve a related party transaction, the audit committee shall consider, among other factors, the following factors to the extent relevant to the related party transaction:

●	whether the terms of the related party transaction are fair to the Company and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for the Company to enter into the related party transaction;

●	whether the related party transaction would impair the independence of an outside director;

●	whether the related party transaction would present an improper conflict of interest for any director or executive officer of the Company, taking into account the size of the transaction, the overall financial position of the director, executive officer or the related party, the direct or indirect nature of the director’s, executive officer’s or the related party’s interest in the transaction and the ongoing nature of any proposed relationship, and any other factors the audit committee deems relevant; and

●	any pre-existing contractual obligations.

The following is a list of the related parties with whom the Company conducted transactions during the financial years ended December 31, 2025, 2024 and 2023 and up to the date of this prospectus, and their relation and nature with the Company:

Name	Relation	Purpose/Nature
Huajun Yan	Chief Operating Officer and Director of the Company	Working capital advances

Due to the related party represents amount owed to Mr. Huajun Yan for advances he made on behalf of the Company. From time to time, Mr. Yan advances money to the Company to pay staff salaries and the fees to service providers. These advances are non-interest bearing and without maturity.

Related party’s payables	As of the latest practicable date	December 31, 2025	December 31, 2024	December 31, 2023
Huajun Yan	$105,000	$285,193	$980,833	$897,638
Caifen Yan	$82,500	$300,000
Total	$187,500	$585,193	$980,833	$897,638

Policies and Procedures for Related Party Transactions

Upon the effectiveness of the registration statement of which this prospectus forms a part, our Audit Committee will be tasked with the review and approval of all related party transactions.

SHARES ELIGIBLE FOR FUTURE SALE

Rule 144

In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who is not deemed to have been our affiliate at any time during the three months preceding a sale and who has beneficially owned restricted securities within the meaning of Rule 144 for more than six months, would be entitled to sell an unlimited number of those shares, subject only to the availability of current public information about us. A non-affiliate who has beneficially owned restricted securities for at least one year from the later of the date such securities were acquired from us or from our affiliate would be entitled to freely sell those shares.

A person who is deemed to be an affiliate of ours and who has beneficially owned “restricted securities” for at least six months would be entitled to sell, within any three-month period, a number of shares that is not more than the greater of:

●	1% of the number of Ordinary Shares then outstanding, in the form of Ordinary Shares or otherwise, which will equal approximately shares immediately after this Offering; or

●	the average weekly trading volume of the Ordinary Shares on the Nasdaq Capital Market during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

TAXATION

The following are material Cayman Islands tax, Philippine tax and U.S. federal income tax considerations relevant to an investment in our Shares. This discussion does not address all of the tax consequences that may be relevant in light of the investor’s particular circumstances. Potential investors should consult their tax advisers regarding the Cayman Islands, Philippine, U.S. federal, state and local, and non-U.S. tax consequences of owning and disposing of our Shares in their particular circumstances.

Cayman Islands Taxation

The Cayman Islands currently levy no taxes on individuals or corporations based upon profits, income, gains or appreciations and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments. No stamp duty is payable in the Cayman Islands on transfers of shares of Cayman Islands companies save for those which hold interests in land in the Cayman Islands. There are no exchange control regulations or currency restrictions in effect in the Cayman Islands.

Payments of dividends and capital in respect of the ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of ordinary shares, nor will gains derived from the disposal of ordinary shares be subject to Cayman Islands income or corporation tax.

Philippines Tax Considerations

The following is a general description of Philippine tax considerations generally applicable to investment in our Class A Ordinary Shares. The statements made under this section are based on laws and regulations in force as at the date of this prospectus and are subject to any changes occurring after such date. Subsequent legislative, judicial or administrative changes or interpretations may be retroactive and could affect the tax consequences to the prospective investor.

The Philippine tax treatment of a prospective investor may vary depending on his/her particular circumstances; and certain investors may be subject to special rules not discussed below. The discussions below does not purport to address all tax aspects that may be important to a prospective investor. Prospective investors are advised to consult their own tax advisers concerning the tax consequences of their investment in our Class A Ordinary Shares.

As used in this section, the term “resident alien” refers to an individual whose residence is within the Philippines and who is not a citizen thereof. A “non-resident alien” is an individual whose residence is not within the Philippines and who is not a citizen thereof. A non-resident alien who is actually within the Philippines for an aggregate period of more than 180 days during any calendar year is considered a “non-resident alien engaged in trade or business in the Philippines;” otherwise, such non-resident alien who is actually within the Philippines for an aggregate period of 180 days or less during any calendar year is considered a “non-resident alien not engaged in trade or business in the Philippines.” A “domestic corporation” is created or organized under the laws of the Philippines; a “resident foreign corporation” is a non-Philippine corporation engaged in trade or business in the Philippines; and a “non-resident foreign corporation” is a non-Philippine corporation not engaged in trade or business in the Philippines.

Overview of Philippine Taxation

On January 1, 2018, Republic Act No. 10963, otherwise known as the Tax Reform for Acceleration and Inclusion (“TRAIN”) took effect. TRAIN repealed certain provisions of Republic Act No. 8024, or the National Internal Revenue Code of 1997. The TRAIN Law is a consolidation of House Bill No. 5636 and Senate Bill No. 1592 that were passed by the House of Representatives and the Senate after the approval of the bicameral conference committee report. It amended several provisions of the Tax Code of the Philippines including income tax of individuals, capital gains tax on the sale and disposition of shares of stock, estate tax, donor’s tax, and documentary stamp tax.

On 26 March 2021, President Rodrigo Duterte signed Republic Act No. 11534, otherwise known as the Corporate Recovery and Tax Incentives for Enterprises (“CREATE Act”). It amended several provisions of the Tax Code of the Philippines; in particular, lowering corporate income tax rates and rationalizing fiscal incentives. Primarily, the CREATE Act reduced the regular corporate income tax rate for both domestic and foreign corporations from thirty percent (30%) to twenty five percent (25%). Depending on the net taxable income and total assets of a domestic corporation, the regular corporate income tax rate may be further reduced to twenty percent (20%).

Personal Income Tax in the Philippines

Resident citizens of the Philippines are taxed on their worldwide income; while non-resident citizens and aliens, whether resident or not, are taxed only on income from sources within the Philippines.

Pursuant to the TRAIN Act and effective January 1, 2023, the personal income tax rates are as follows:

Range of Annual Taxable Income	Tax Due
Not over PhP 250,000.00	Exempted from Personal Income Tax
Over PhP 250,000 but not over PhP 400,000.00	15% of the excess over PhP 250,000.00
Over PhP 400,000.00 but not over PhP 800,000.00	PhP 22,500.00 + 20% of the excess over PhP 400,000.00
Over PhP 800,000.00 but not over PhP 2,000,000.00	PhP 102,500.00 + 25% of the excess over PhP 800,000.00
Over PhP 2,000,000.00 but not over PhP 8,000,000.00	PhP 402,500.00 + 30% of the excess over PhP 2,000,000.00
Over PhP 8,000,000.00	PhP 2,202,500.00 + 35% of the excess over PhP 8,000,000.00

Corporate Income Tax

A domestic corporation is taxed on their worldwide income; while a non-resident corporation is taxed only on their Philippine-sourced income.

Effective July 1, 2020, the CREATE Act reduced the corporate income tax rate for domestic corporations and resident foreign corporations (RFCs) from thirty percent (30%) to twenty five percent (25%). Further, the corporate income tax will be reduced by one percent (1%) per year from 2023 to 2027.

For domestic corporations which are classified as micro, small, or medium-sized (i.e., total assets of PhP 100 million and below, and with net taxable income of PhP 5 Million and below), the corporate tax rate is set at a preferential rate of twenty percent (20%).

For non-resident foreign corporations, the corporate income tax is set at twenty five percent (25%).

Effective January 2022, the corporate income tax rate for regional operating headquarters (ROHQs) is increased from ten percent (10%) to twenty five percent (25%).

From July 2023, the minimum corporate income tax (MCIT) reverts back to the old rate of two percent (2%). As a way to address the COVID-19 pandemic, the CREATE Act, from July 2020 to June 2023, reduced the minimum corporate income tax to one percent (1%).

Similarly, the regular corporate income tax for proprietary educational institutions and non-profit hospitals will revert back to ten percent (10%) of the taxable income. From July 2020 to June 2023, the CREATE Act reduced the rate to one percent (1%).

Dividends

Cash and property dividends received from a domestic corporation by a Philippine citizens or resident foreign citizens are subject to a final withholding tax rate of ten percent (10%). Cash and property dividends received from a domestic corporation by a non-resident foreign citizen, engaged in trade or business in the Philippines, is subject to a final withholding tax rate of twenty percent (20%), while those received by non-resident foreign citizens not engaged in trade or business in the Philippines are subject to a final withholding tax rate of twenty-five percent (25%).

Dividends received by a domestic corporation or a resident foreign corporation from another domestic corporation are not subject to tax and are excluded from a recipient’s taxable income. On the other hand, dividends remitted by a Philippine subsidiary to a non-resident foreign company are subject to a final withholding tax at the rate of twenty five percent (25%). The final withholding tax rate may be lowered to fifteen percent (15%) provided that either: (a) the country of the parent company does not impose income tax on such dividends; and (b) allows a tax deemed paid credit of 10%, representing the difference between the corporate tax rate and the 15% tax on dividends.

Furthermore, if the country of the parent company has an income tax treaty with the Philippines then such parent company may avail of the preferential tax rates under such tax treaty, subject to compliance with the submission of a tax treaty relief application.

For foreign-sourced dividends, the CREATE Act provided for a tax exemption on such dividends received by a domestic corporation subject to a minimum ownership stake of twenty percent (20%) of the outstanding capital stock of the foreign company for at least two (2) years and a mandatory reinvestment of the earning in the Philippines. Specifically, Revenue Regulation No. 05-2021, as amended, requires that: (a) the domestic corporation must reinvest the dividends received within the next taxable year; (b) the received dividends should be allocated towards working capital requirements, capital expenditures, or investments in domestic subsidiaries and infrastructure projects; and (c) the domestic corporation must directly hold twenty percent (20%) in value of the outstanding shares of the foreign corporation, and this shareholding must have been continuously held for a minimum of two years from the time of distribution.

Royalty payments received by a domestic corporation or a resident foreign corporation are subject to a final withholding tax of twenty percent (20%); however, royalties received by a non-resident foreign corporation is subject to a withholding tax rate of twenty-five percent (25%). Furthermore, royalties to be subject to the final withholding rate of twenty percent (20%) must be in the nature of a passive income. If the royalties are in the nature of an active income, derived from an active pursuit of business as indicated in a company’s articles of incorporation, then the same shall be subject to the regular corporate income tax rates.

Branch Profits

Profits of a Philippine branch which are remitted to the head office are subject to a fifteen percent (15%) tax rate, which is imposed on the total amount of profits earmarked for remittance without any deduction for the tax component thereof. The branch profits remittance tax is withheld by the Philippine branch and paid to the Bureau of Internal Revenue (BIR).

Sale, Exchange, or Disposition of Shares

Under Philippines law, shares can be classified either as: (a) listed shares — shares which are traded through the facilities of the Philippine Stock Exchange (PSE); or (b) unlisted shares — shares which are traded outside of the facilities of the PSE.

For listed shares, the Tax Code of the Philippines imposes a stock transaction tax on every sale, exchange, or disposition of shares of a listed company at the rate of 6/10 of 1% of the gross selling price or the gross value in money of the subject shares of stock.

For shares of a company which are not traded in the PSE, an individual taxpayer or a domestic corporation will be subject to a capital gains tax of fifteen percent (15%) on the net capital gain. For foreign corporations, the capital gains tax rate imposed is five percent (5%) for the first PhP 100,000.00 of the net capital gain, and ten percent (10%) on the amount in excess of PhP 100,000.00.

Sale, Exchange, or Disposition of Real Property

A real property may be classified as a capital asset (i.e., the real property is not used for trade or business) or an ordinary asset (i.e., if the real property is held by a taxpayer primarily for sale to his/her customers, or is used in trade or business).

A sale of a real property classified as a capital asset is subject to a final income tax of six percent (6%) based on the gross selling price, or its fair market value, whichever is higher. On the other hand, a sale of real property classified as an ordinary asset is treated as a regular business transaction and the income is subject to the regular income tax rate applicable to the taxpayer.

Value-Added Tax

Value-added tax (VAT) is a tax on consumption levied on the sale, barter, exchange or lease of goods or properties and services in the Philippines and on importation of goods into the Philippines. Any person or entity who, in the course of his trade or business, sells, barters, exchanges, leases goods or properties and renders services subject to VAT, if the aggregate amount of actual gross sales or receipts exceed Three Million Pesos (Php3,000,000.00), as well as any person who imports good are required to file value-added tax returns.

The VAT is levied at a uniform rate of twelve percent (12%) based on the gross selling of the goods/properties sold, bartered, or exchanged, or gross receipts derived from the sale or exchange of services.

A VAT taxpayer may use the VAT paid on its purchases (“input VAT”) as a credit against the sale of its goods/properties, or services (“Output VAT”).

If a taxpayer’s gross annual sales and/or gross receipts from his/her business do not exceed Three Million Philippine Pesos (PhP 3,000,000.00) in a taxable year, then such taxpayer may opt to not register as a VAT taxpayer and instead be subject to a percentage tax of three percent (3%) of its gross sales and/or gross receipts.

To help recover from the COVID-19 pandemic, the CREATE Act lowered the tax rate from three percent (3%) to one percent (1%), from July 1, 2020 to June 30, 2023. From July 1, 2023, the tax rate reverts backs to three percent (3%).

Documentary Stamp Tax

Section 175 of the Tax Code imposes a documentary stamp tax on transfers of shares of stock in the Philippines at the rate of One Peso and Fifty centavos (PhP 1.50) on each Two Hundred Philippine Pesos (PhP 200.00) of the par value of the shares of stock sold, or a fractional part thereof. Under Section 199 of the Tax Code, the sale, barter, or exchange of shares listed and traded through the local stock exchange are exempt from documentary stamp tax.

Estate Tax and Donor’s Tax

Prior to the passage of the TRAIN Act, the estate tax due was the sum of a specific base amount and a percentage between five percent (5%) to twenty percent (20%) of the amount in excess of a base amount of the net estate. With the TRAIN Law, the graduated estate tax rates were removed, and transfers of assets/properties by a deceased person to his heirs are now subject to uniform rate of six percent (6%) on the net estate of the deceased.

As a general rule, a decedent’s gross estate shall comprise all of his/her properties, whether real or personal, tangible or intangible, wherever situated. However, for non-resident aliens, only that portion of the estate situated in the Philippines is included in the taxable estate, save for intangible personal property, whose exclusion shall be subject to the rule on reciprocity.

For citizens and residents of the Philippines, the following may be deducted from the gross estate: standard deduction amounting to Five Million Philippine Pesos (PhP 5,000,000.00), claims against the estate of a pecuniary nature, claims of the deceased against an insolvent person, property previously taxed, transfers for public use, the family home, and the net share of the surviving spouse in the conjugal property.

For donations, a donor shall be subject to a donor’s tax at the rate of six percent (6%) on the total of the net gifts, in excess of Two Hundred and Fifty Thousand Philippine Pesos (PhP 250,000.00) made during the calendar year, which is computed based on the fair market value of the property at the time of the donation. Donation made to qualified donees, like charitable and educational institutions, are exempt from donor’s tax.

The donor is required to file his/her donor’s tax return within a period of thirty (30) days after the date of the donation.

The estate or donor’s tax payable in the country may be credited with the amount of any estate or donor’s taxes paid to the tax authority of a foreign country, subject to limitations on the amount to credited and tax status of the donor.

However, for intangible personal property like shares in a corporation, the estate tax and/or donor’s tax shall not be collected provided that: (a) at the time of death and/or donation, the decedent and/or donor was a citizen and a resident of a country which does not impose a transfer tax of any character, in relation to intangible personal property of citizens of the Philippines not residing in such country; and (b) the laws of the foreign country of which the decedent and/or donor is a citizen and resident at the time of his/her death or donation allows for a similar exemption from taxes of every character in respect of intangible personal property owned by citizens of the Philippines not residing in that country.

Tax Treaty Benefits

Philippine-based income of foreign individuals and foreign corporations may be subject to a preferential tax treaty rate or a tax exemption under valid and effective tax treaties binding on the Philippines.

The Philippines has standing tax treaties with forty-three (43) countries.

The following income types may avail of preferential tax treaty rate under applicable tax treaties: (a) dividends; (b) interests; (c) royalties; (d) profits of shipping and air transport in international traffic; (e) branch profit remittances. On the other hand, the following income types may avail of tax exemption under applicable tax treaties: (a) business profits; (b) capital gains; (c) income from employment; (d) income from independent professional services; (e) Income from government service; (f) pension; (g) income of visiting teachers and researchers; and (h) other income.

To be eligible for the benefits of a tax treaty, a party must be a resident of one or both of the contracting states, and is required to establish such fact of residency by submitting a Tax Residency Certificate (TRC) duly issued by the contracting state’s tax office.

If a non-resident’s income is subject to regular tax rates under the Tax Code instead of the tax treaty rates, the non-resident shall file a tax treaty relief application (TTRA), along with the documentary requirements, and a claim for a tax refund at any time after the payment of the tax.

If a non-resident’s income is subject to the preferential tax rate, the non-resident shall file a request for confirmation (RFC), along with the documentary requirements, that the tax rate applied was correct.

A tax treaty relief application (TTRA) and/or a request for confirmation (RFC) shall be submitted to the Bureau of Internal Revenue — International Tax Affairs Division (ITAD).

Certain United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Class A Ordinary Shares. This summary applies only to U.S. Holders that hold our Class A Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. No ruling has been sought from the IRS with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Class A Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	underwriters;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	grantor trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding Class A Ordinary Shares through such entities.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR CLASS A ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Class A Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Class A Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Class A Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Class A Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Class A Ordinary Shares

As discussed under “Dividend Policy” above, we do not anticipate that any dividends will be paid in the foreseeable future. Subject to the PFIC rules discussed below, a U.S. Holder generally will be required to include in gross income, in accordance with such U.S. Holder’s method of accounting for United States federal income tax purposes, as dividends the amount of any distribution paid on the Class A Ordinary Shares to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles). Such dividends paid by us will be taxable to a corporate U.S. Holder as dividend income and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower capital gains rate, provided that our Class A Ordinary Shares are readily tradable on an established securities market in the United States and the U.S. Holder satisfies certain holding periods and other requirements. In this regard, shares generally are considered to be readily tradable on an established securities market in the United States if they are listed on Nasdaq, as our Class A Ordinary Shares are expected to be.

Distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its Class A Ordinary Shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such Class A Ordinary Shares. In the event that we do not maintain calculations of our earnings and profits under United States federal income tax principles, a U.S. Holder should expect that all cash distributions will be reported as dividends for United States federal income tax purposes. U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for any cash dividends paid with respect to our Class A Ordinary Shares.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Class A Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Sale or Other Disposition of Class A Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Class A Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Class A Ordinary Shares. Any capital gain or loss will be long term if the Class A Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Class A Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this Offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Class A Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Class A Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Class A Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Class A Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Class A Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Class A Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Class A Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Class A Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Class A Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Class A Ordinary Shares over the fair market value of such Class A Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Class A Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Class A Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Class A Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Class A Ordinary Shares.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Class A Ordinary Shares and proceeds from the sale, exchange or redemption of our Class A Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR CLASS A ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Cayman Islands

We have been advised by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands laws, that it is uncertain whether the courts of the Cayman Islands will (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicted upon the securities laws of the United States or any state in the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands laws, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, in certain circumstances a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. (awards of punitive or multiple damages may well be held to be contrary to public policy).

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Philippines

According to our legal advisors in the Philippines, it is possible to enforce a foreign judgment in the country, albeit subject to specific requirements. Despite not being a party to any international treaty or convention regarding the enforcement of foreign judgments, Philippine laws accept into its jurisprudence and procedural rules the viability of enforcing a foreign judgment (BPI Securities Corporation v Guevara GR No 167052, 11 March 2015). The Philippines subscribes to the rules of comity, utility and convenience of nations by which foreign judgments are reciprocally respected and rendered efficacious under certain conditions (Philippine Aluminum Wheels, Inc., v FASGI Enterprises, Inc., GR No 1373378, 12 October 2000).

A foreign judgment, however, merely creates a right of action and, as such, is not enforceable simply by execution. A foreign judgment does not bind Philippine courts unless it is recognized and enforced in the Philippines. The action for recognition of a foreign judgment does not require the re-litigation of the case before a Philippine court. Once admitted and proven in a Philippine court, a foreign judgment can only be repelled by evidence of grounds external to its merits, such as want of jurisdiction, want of notice to the party, collusion, fraud, or clear mistake of law or fact. Thus, relative to the enforcement of foreign judgments in the Philippines, there is a general right to seek such recognition and enforcement, as well as a right to defend against such enforcement on the grounds of want of jurisdiction, want of notice to the party, collusion, fraud, or clear mistake of law or fact.

Foreign judgments are disputably presumed valid (BPI Securities Corporation v Guevara, GR No 167052, 11 March 2015). Philippine courts will only exercise a limited review of foreign judgments and are not allowed to delve into their merits (Minoru Fujiki v Marinay, GR No 196049, 26 June 2013). Since a foreign judgment cannot be enforced by writ of execution, the party seeking enforcement must file a case for enforcement in the Philippines.

The venue for the enforcement of foreign judgement is before the Regional Trial Court where the plaintiff or defendant resides, or in the case of a non-resident defendant, where they may be found, at the election of the plaintiff. An action upon a judgment must be brought within ten years from the time the right of action accrues (Civil Code, Article 1144). The right of action from a foreign judgment accrues from the date of finality. Note that only foreign judgments that have attained finality may be enforced in the Philippines (Rules of Court, Rule 39, Section 48). The claimant must implead the party against whom the foreign judgment is sought to be enforced. A licensed foreign corporation doing business in the Philippines and unlicensed foreign corporations not doing business in the Philippines may sue before Philippine courts (B. Van Zuiden Bros., Ltd., v GTVL Manufacturing Industries, Inc., GR No 147905, 28 May 2007).

The information filed by the party must alleged that (1) The foreign judgment is final; (2) For enforceability, (i) the foreign court or tribunal has jurisdiction over the case, (ii) the parties were properly notified, and (iii) there was no collusion, fraud, or clear mistake of law or fact (Republic v Mupas, GR No 181892, 8 September 2015). Nonetheless, the burden to prove (iii) rests on the party opposing recognition because foreign judgments are disputably presumed to have been validly rendered (BPI Securities Corporation v Guevara, GR No 167052, 11 March 2015); (3) The foreign judgment is not barred by the statute of limitations. (4) the enforcement of the foreign judgment is not contrary to Philippine public policy (Mijares v Ranada, GR No, 139325, 12 April 2005).

Other procedural requirements:

●	judicial affidavits of witness(es) to be presented, if any, must be attached;

●	a statement of documentary evidence in support of the allegations;

●	verification; and

●	certification against forum shopping.

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands exempted company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions, and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, all our directors and executive officers are nationals or residents of jurisdictions other than the United States and substantially all of their assets are located outside the United States. As a result, it may be difficult or impossible for you to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States, or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

We have appointed Cogency Global Inc. as our agent to receive service of process with respect to any action brought against us in the United States in connection with this offering under the federal securities laws of the United States or of any state in the United States.

Cayman Islands

We have been advised by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands laws, that it is uncertain whether the courts of the Cayman Islands will (i) recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and (ii) entertain original actions brought in the Cayman Islands against us or our directors or officers predicted upon the securities laws of the United States or any state in the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. We have been further advised by Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands laws, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, in certain circumstances a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. (awards of punitive or multiple damages may well be held to be contrary to public policy).

However, the Cayman Islands courts are unlikely to enforce a judgment obtained from the U.S. courts under civil liability provisions of the U.S. federal securities law if such judgment is determined by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Philippines

According to our legal advisors in the Philippines, it is possible to enforce a foreign judgment in the country, albeit subject to specific requirements. Despite not being a party to any international treaty or convention regarding the enforcement of foreign judgments, Philippine laws accept into its jurisprudence and procedural rules the viability of enforcing a foreign judgment (BPI Securities Corporation v Guevara GR No 167052, 11 March 2015). The Philippines subscribes to the rules of comity, utility and convenience of nations by which foreign judgments are reciprocally respected and rendered efficacious under certain conditions (Philippine Aluminum Wheels, Inc., v FASGI Enterprises, Inc., GR No 1373378, 12 October 2000).

A foreign judgment, however, merely creates a right of action and, as such, is not enforceable simply by execution. A foreign judgment does not bind Philippine courts unless it is recognized and enforced in the Philippines. The action for recognition of a foreign judgment does not require the re-litigation of the case before a Philippine court. Once admitted and proven in a Philippine court, a foreign judgment can only be repelled by evidence of grounds external to its merits, such as want of jurisdiction, want of notice to the party, collusion, fraud, or clear mistake of law or fact. Thus, relative to the enforcement of foreign judgments in the Philippines, there is a general right to seek such recognition and enforcement, as well as a right to defend against such enforcement on the grounds of want of jurisdiction, want of notice to the party, collusion, fraud, or clear mistake of law or fact.

Foreign judgments are disputably presumed valid (BPI Securities Corporation v Guevara, GR No 167052, 11 March 2015). Philippine courts will only exercise a limited review of foreign judgments and are not allowed to delve into their merits (Minoru Fujiki v Marinay, GR No 196049, 26 June 2013). Since a foreign judgment cannot be enforced by writ of execution, the party seeking enforcement must file a case for enforcement in the Philippines.

The venue for the enforcement of foreign judgement is before the Regional Trial Court where the plaintiff or defendant resides, or in the case of a non-resident defendant, where they may be found, at the election of the plaintiff. An action upon a judgment must be brought within ten years from the time the right of action accrues (Civil Code, Article 1144). The right of action from a foreign judgment accrues from the date of finality. Note that only foreign judgments that have attained finality may be enforced in the Philippines (Rules of Court, Rule 39, Section 48). The claimant must implead the party against whom the foreign judgment is sought to be enforced. A licensed foreign corporation doing business in the Philippines and unlicensed foreign corporations not doing business in the Philippines may sue before Philippine courts (B. Van Zuiden Bros., Ltd., v GTVL Manufacturing Industries, Inc., GR No 147905, 28 May 2007).

The information filed by the party must alleged that (1) The foreign judgment is final; (2) For enforceability, (i) the foreign court or tribunal has jurisdiction over the case, (ii) the parties were properly notified, and (iii) there was no collusion, fraud, or clear mistake of law or fact (Republic v Mupas, GR No 181892, 8 September 2015). Nonetheless, the burden to prove (iii) rests on the party opposing recognition because foreign judgments are disputably presumed to have been validly rendered (BPI Securities Corporation v Guevara, GR No 167052, 11 March 2015); (3) The foreign judgment is not barred by the statute of limitations. (4) the enforcement of the foreign judgment is not contrary to Philippine public policy (Mijares v Ranada, GR No, 139325, 12 April 2005).

Other procedural requirements:

●	judicial affidavits of witness(es) to be presented, if any, must be attached;

●	a statement of documentary evidence in support of the allegations;

●	verification; and

●	certification against forum shopping.

CORPORATE HISTORY AND STRUCTURE

One and one Cayman is a Cayman Islands exempted company limited by shares. The following diagram illustrates the corporate structure of the Company as of the date of this prospectus and upon completion of this offering:

One and one Cayman was incorporated on April 17, 2024 under the laws of the Cayman Islands. As of the date of this prospectus, the authorized share capital of the Company is US$50,000 divided into 500,000,000 ordinary shares, consisting of 489,796,040 Class A Ordinary Shares and 10,203,960 Class B Ordinary Shares, of which 44,096,040 Class A Ordinary Shares and 10,203,960 Class B Ordinary Shares are issued and outstanding. One and one Cayman is a holding company and is currently not actively engaging in any business. This is an offering of the Class A Ordinary Shares of the Cayman Islands holding company. You may never hold equity interests in the operating entity. Further, One and one Cayman receives the economic benefits of the business operations of the VIEs in the Philippines through Contractual Arrangements between One and one HK and the VIEs.

One and one HK was incorporated on May 29, 2024 under the laws and regulations in Hong Kong. One and one HK is a wholly owned subsidiary of the Company. One and one HK is a holding company and is currently not actively engaging in any business.

DL Metal was established on March 3, 2022, under the laws of the Philippines. Yoda Metal was established on March 20, 2014, under the laws of the Philippines. One and one HK controls 100% of Yoda Metal and DL Metal through the Contractual Arrangements.

Due to restrictions imposed by the Philippine laws and regulations on foreign ownership, One and one HK entered into a series of Contractual Arrangements with Yoda Metal and DL Metal, which we refer to as the VIEs (variable interest entities), and their shareholders. We rely on these Contractual Arrangements with the VIEs to control 100% of their ownership interests, receive the economic benefits of their operations, and control most aspects of their operations. We have relied and expect to continue to rely on these Contractual Arrangements to conduct our business in the Philippines.

Funds may be paid by the VIEs to One and one HK as service fees pursuant to the Contractual Arrangement. The Company may rely on dividends paid by the intermediary holding company for its working capital and cash needs, including the funds necessary: (i) to pay dividends or cash distributions to its shareholders, (ii) to service any debt obligations and (iii) to pay operating expenses. Cash dividends, if any, on our Ordinary Shares will be paid in U.S. dollars.

Our ability to declare dividends to our Shareholders in the future will be contingent on multiple factors, including our future financial performance, distributable reserves of our Company, current and anticipated cash needs, capital requirements, our ability to implement our future plans, contractual, legal and tax restrictions, regulatory, competitive, technical and other factors such as general economic conditions, demand for and selling prices of our products, the ability of our subsidiary to distribute funds to us, and other factors exclusive to the facilities services industry.

There are also substantial uncertainties regarding the interpretation and application of current and future Philippines laws, regulations and rules regarding the status of the rights of our Cayman Islands holding company with respect to its Contractual Arrangements with the consolidated VIEs and their shareholders. If the Philippines government finds that the agreements that establish the structure for operating recycling business do not comply with the Philippines government restrictions on foreign investment, we could be subject to severe penalties, including being prohibited from operating business. In addition, uncertainties in the Philippines legal system could limit our ability to enforce these Contractual Arrangements. There are very few precedents and little formal guidance as to how Contractual Arrangements in the context of a VIE should be interpreted or enforced under the Philippines laws. There remain significant uncertainties regarding the ultimate outcome of the arbitration should legal action become necessary. In the event that we are unable to enforce these Contractual Arrangements, or if we suffer significant delay or other obstacles in the process of enforcing these contractual arrangements, we may not be able to conduct the business operations of the consolidated VIEs, and our ability to conduct our business may be negatively affected. For more details of these potential risks, see “Risks Related to Our Corporate Structure — We and our Hong Kong subsidiary rely on Contractual Arrangements with the VIEs and the VIEs’ shareholders to operate their business, which may not be as effective as direct ownership in providing operational control.”

Contractual Arrangements with the VIEs and their Shareholders

Due to Philippine legal restrictions on foreign ownership, we control and receive the economic benefits of Yoda and DL Metal’s business operation through a series of Contractual Arrangements. One and one HK entered into the Contractual Arrangements with Yoda Metal and the shareholders of Yoda Metal, DL Metal and the shareholders of DL Metal, respectively, on June 10, 2024. Although the Contractual Arrangements are not equivalent to equity ownership in the business of the VIEs, the Contractual Arrangements are designed to provide One and one HK with the power, rights and obligations similar to those it would possess as the sole equity holder of Yoda Metal and DL Metal, including absolute control rights and the rights to the assets, property and revenue of Yoda Metal and DL Metal. Any references in this prospectus to control or benefits that accrue to us and our subsidiary because of the VIEs are limited to, and subject to conditions for consolidation of, the VIEs under U.S. GAAP. Consolidation of VIEs under U.S. GAAP generally occurs if we or our subsidiary (1) have an economic interest in the VIEs that provides significant exposure to potential losses or benefits from the VIEs and (2) have power over the most significant economic activities of the VIEs. For accounting purposes, we are the primary beneficiary of the VIEs. In addition, the Contractual Arrangements governing the VIEs have not been tested in a court of law.

If Yoda Metal and DL Metal, or the shareholders of Yoda Metal and DL Metal fail to perform their respective obligations under the Contractual Arrangements, we could be limited in our ability to enforce the Contractual Arrangements that give us effective control over Yoda Metal and DL Metal. Furthermore, if we are unable to maintain effective control, we would not be able to continue to consolidate the financial results of the VIEs in our financial statements.

The following is a complete list of the currently effective Contractual Arrangements by and among our wholly-owned subsidiary, One and one HK, and the VIEs, Yoda Metal and DL Metal, and/or their shareholders. These Contractual Arrangements enable us to (i) exercise effective control over the VIEs; (ii) receive all of the economic benefits of the VIEs; and (iii) have an exclusive option to purchase all or part of the equity interests in and assets of it when and to the extent permitted by Philippine law.

Shared Pledge Agreement

Pursuant to the equity interest pledge agreement entered into among One and one HK and the shareholders of Yoda Metal and DL Metal, respectively, the shareholders of Yoda Metal and DL Metal pledged all of their equity interests in Yoda Metal and DL Metal to One and one HK to guarantee Yoda Metal and DL Metal’s obligations under the Contractual Arrangements including the exclusive business cooperation agreement, the exclusive option agreement and the shareholders’ power of attorney and this equity interest pledge agreement, as well as any loss incurred due to events of default defined therein and all expenses incurred by One and one HK in enforcing such obligations of Yoda Metal and DL Metal, or their shareholders. In the event of default defined therein, upon written notice to the shareholders of Yoda Metal and DL Metal, One and one HK, as pledgee, will have the right to dispose of the pledged equity interests in Yoda Metal and DL Metal and priority in receiving the proceeds from such disposition. The pledge shall become effective on such date when the pledge of the equity interest contemplated in the equity interest pledge agreement is registered appropriately, and the pledge shall remain effective until all contractual obligations have been fully performed and all secured indebtedness have been fully paid. The shareholders and Yoda Metal and DL Metal shall not have any right to terminate this agreement in any event unless otherwise required by Philippine laws.

Exclusive Cooperation Agreement

One and one HK, Yoda Metal and DL Metal and the shareholders of Yoda Metal and DL Metal respectively entered into exclusive cooperation agreements, pursuant to which One and one HK has the exclusive right to provide to Yoda Metal and DL Metal complete technical support, business support, and related consulting services. One and one International HK Limited has the exclusive ownership of intellectual property rights created as a result of the performance of this agreement. Yoda Metal and DL Metal agree to pay One and one HK service fees at an amount as determined by One and one HK. This agreement will remain effective upon execution, and unless terminated in accordance with the provisions of this agreement or terminated in writing by One and one HK. Yoda Metal and DL Metal and their shareholders shall not have any right to terminate this agreement in any event unless otherwise required by Philippine laws.

Exclusive Option Agreement

One and one HK, Yoda Metal and DL Metal and each of the shareholders of Yoda Metal and DL Metal entered into an exclusive option agreement, respectively pursuant to which each of the shareholders of Yoda Metal and DL Metal irrevocably granted One and one HK an exclusive call option to purchase, or have its designated person(s) to purchase, at its discretion, all or part of their equity interests in Yoda Metal and DL Metal, and the purchase price shall be the lowest price permitted by applicable Philippine law. The exclusive option agreement will remain effective until all equity interests in Yoda Metal and DL Metal held by the shareholders of Yoda Metal and DL Metal are transferred or assigned to One and one HK or its designated person(s). The shareholders and Yoda Metal and DL Metal shall not have any right to terminate this agreement in any event unless otherwise required by Philippine laws.

Although we took every precaution available to effectively enforce the contractual and corporate relationship above, these Contractual Arrangements may still be less effective than direct ownership and that the Company may incur substantial costs to enforce the terms of the arrangements. For example, the VIEs and their shareholders could breach their Contractual Arrangements with us by, among other things, failing to conduct their operations in an acceptable manner or taking other actions that are detrimental to our interests. If we had direct ownership of the VIEs, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of the VIEs, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current Contractual Arrangements, we rely on the performance by the VIEs and their shareholders of their obligations under the contracts to exercise control over the VIEs. The shareholders of the VIEs may not act in the best interests of our company or may not perform their obligations under these contracts. In addition, failure of the VIE shareholders to perform certain obligations could compel the Company to rely on legal remedies available under Philippine laws, including seeking specific performance or injunctive relief, and claiming damages, which may not be effective.

All of these Contractual Arrangements are governed by Philippine law and provide for the resolution of disputes through arbitration in the Philippine. The legal environment in the Philippine is not as developed as in some other jurisdictions, such as the United States. As a result, uncertainties in the Philippine legal system could limit the ability of One and one Cayman to enforce these Contractual Arrangements. In the event One and one Cayman is unable to enforce these Contractual Arrangements, it may not be able to exert effective control over its operating entities and it may be precluded from operating its business, which would have a material adverse effect on its financial condition and results of operations. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the Philippine would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state. For a detailed description of the certainties of the VIE arrangements, see “Risk Factors — Risks Related to Our Corporate Structure.”

DESCRIPTION OF SHARE CAPITAL

A copy of our Amended and Restated Memorandum and Articles of Association, as adopted by special resolution passed on December 27, 2024, is filed as an exhibit to the registration statement of which this prospectus is a part.

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Amended and Restated Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$50,000 divided into 500,000,000 ordinary shares, consisting of 489,796,040 Class A Ordinary Shares and 10,203,960 Class B Ordinary Shares, par value US$0.0001 each. Each Class B Ordinary Share is entitled to twenty (20) votes and each Class A Ordinary Share is entitled to one (1) vote.

Immediately prior to our initial public offering on Nasdaq, we had 41,796,040 Class A Ordinary Shares and 10,203,96 Class B Ordinary Shares issued, fully paid and outstanding. On October 10, 2025, we closed its initial public offering of 2,000,000 Class A Ordinary Shares on Nasdaq at a public offering price of US$5.00 per Class A Ordinary Share. Upon completion of the initial public offering, we had 43,796,040 Class A Ordinary Shares and 10,203,96 Class B Ordinary Shares issued, fully paid and outstanding.

Subsequent to the initial public offering, on October 28, 2025, the representative of the underwriters in the Company’s initial public offering, Cathay Securities, Inc, fully exercised its over-allotment option to purchase an additional 300,000 Class A Ordinary Shares, as a result of which the Company had 44,096,040 Class A Ordinary Shares issued and outstanding.

As of the date immediately prior to this Offering, 44,096,040 Class A Ordinary Shares and 10,203,960 Class B Ordinary Shares were issued, fully paid and outstanding. Upon completion of this Offering, we will have 45,829,373 Class A Ordinary Shares and 10,203,960 Class B Ordinary Shares issued and outstanding.

Following this offering, Ms. Caifen Yan, the Chairman of the Board and Director of the Company, through One and one International Limited, will beneficially own approximately 91.01% of the total voting power, assuming that the investors do not exercise their warrants. Accordingly, Ms. Yan, through One and one International Limited, will have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, election of directors and other significant corporate actions.

Our Amended and Restated Memorandum and Articles of Association

The following are summaries of certain material provisions of our Amended and Restated Memorandum and Articles of Association and of the Companies Act insofar as they relate to the material terms of our Class A Ordinary Shares.

General

For the purposes of this section, references to “Shareholders” mean those Shareholders whose names and number of shares are entered in our register of members. Only persons who are registered in our register of members are recognized under Cayman Islands law as our Shareholders. As a result, only registered Shareholders have legal standing under Cayman Islands law to institute shareholder actions against us or otherwise seek to enforce their rights as Shareholders.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our board of directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid, although no amount paid up on a share in advance of calls shall for this purpose be treated as paid up on the share;

(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)	our board of directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, instalments or otherwise.

Where our board of directors or our Company in general meeting has resolved that a dividend should be paid or declared, our board of directors may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid up in lieu of the whole or such part of the dividend as our board of directors may think fit.

Upon the recommendation of our board of directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our board of directors or our Company in general meeting has resolved that a dividend be paid or declared, our board of directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our board of directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our board of directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our board of directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending cheques for dividend entitlements or dividend warrants by post if such cheques or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a cheque or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid up or credited as paid up on a share in advance of calls or instalments is treated for this purpose as paid up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

Transfer of Class A Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our board of directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our board of directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our board of directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our board of directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our board of directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our board of directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders.

Our board of directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our board of directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our board of directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid up on the shares held by them respectively; and

(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up on the shares held by them, respectively.

If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Class A Ordinary Shares and Forfeiture of Class A Ordinary Shares

Subject to these Articles and to the terms of allotment, our board of directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our board of directors shall fix from the day appointed for payment to the time of actual payment, but our board of directors may waive payment of such interest wholly or in part. Our board of directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our board of directors may decide.

If a member fails to pay any call or instalment of a call on the day appointed for payment, our board of directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made, and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our board of directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our board of directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our board of directors may prescribe.

Redemption of Class A Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our board of directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our board of directors may deem fit.

Variations of Rights of Class A Ordinary Shares and Class B Ordinary Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our board of directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our board of directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our board of directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our board of directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of Directors which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company (other than the memorandum and articles of association, special resolutions which have been passed by shareholders, register of mortgages and charges, and a list of current directors). Our directors have discretion under our Amended and Restated Memorandum and Articles of Association that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	sub-divide our shares or any of them into our shares of smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

Certain Cayman Islands Company Considerations

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation;

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Class A Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by a) three-fourths in value of each class of shareholders, or (b) a majority in number representing three-fourths in value of each class of creditors with whom the arrangement is to be made, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Amended and Restated Memorandum and Articles of Association provide that that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Amended and Restated Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one tenth of the paid-up capital of our company having the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Amended and Restated Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Amended and Restated Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Amended and Restated Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Listing

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “YDDL.”

Transfer Agent

The transfer agent of our Class A Ordinary Shares is Transhare Corporation.

DESCRIPTION OF SECURITIES WE OFFERED

Units

We sold in a best-efforts offering the Units at the public offering price of $7.50 per Unit. Each Unit consists of one Class A Ordinary Share and one Warrant to purchase up to one and a half Class A Ordinary Shares. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The Class A Ordinary Shares can only be purchased in this offering with the accompanying Warrants as part of the Units, but the component parts of the Units will be immediately separable and issued separately in this Offering.

Class A Ordinary Shares

The material terms and provisions of our Class A Ordinary Shares are described under the caption “Description of Share Capital” in this prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the form of Warrant, which is filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the form of Warrant.

Duration and Exercise Price. The Warrants offered hereby will have an exercise price of $8.25 per Class A Ordinary Share (based on a public offering price of $7.50 per Unit). The Warrants will be immediately exercisable upon issuance and will be exercisable for up to three and a half years from the date of issuance. The number of Class A Ordinary Shares underlying each Warrant is subject to automatic increase upon each cash exercise of the Greenshoe Warrants by the holder (or its affiliates) of such Warrant, at a rate of 150% of the number of Greenshoe Warrant Shares so issued. See “— Greenshoe Warrants” below for additional information. The exercise price and number of shares issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Class A Ordinary Shares and the exercise price. The Warrants will be issued in certificated form only.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Warrants to the extent that the holder would own more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding Class A Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation, provided that the beneficial ownership limitation in no event exceeds 9.99% of the number of Class A Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. Purchasers in this offering may also elect prior to the issuance of Warrants to have the initial exercise limitation set at 9.99% of our outstanding Class A Ordinary Shares.

Exercise Price. The exercise price for the Warrants initially will be $8.25 per Class A Ordinary Share (based on a public offering price of $7.50 per Unit). Because each Warrant is exercisable for up to one and a half Class A Ordinary Shares, the aggregate exercise price per Warrant is $12.375. The exercise price is subject to appropriate adjustment in the event of certain Class A Ordinary Share dividends and distributions, Class A Ordinary Share splits, Class A Ordinary Share combinations, reclassifications or similar events affecting our Class A Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our shareholders.

In addition, with limited exceptions, if at any time while the Warrants are outstanding, we issue any Class A Ordinary Shares or securities entitling any person or entity to acquire Class A Ordinary Shares (upon conversion, exercise or otherwise), at an effective price per share less than the exercise price of the Warrants (such lower price, the “New Issuance Price” and such issuances collectively, a “Dilutive Issuance”), then the exercise price of the Warrants shall be reduced to equal the New Issuance Price.

If at any time on or after the date of issuance there occurs any share split, share dividend, share combination recapitalization or other similar transaction involving our Class A Ordinary Shares and the lowest daily volume weighted average price of the shares for the five (5) lowest trading days during the ten (10) trading days ending on the fifth (5) trading day after such event is less than the exercise price then in effect, then the exercise price shall be reduced to the lowest daily volume weighted average price during such period.

Cashless Exercise. If at the time of exercise of the Warrants, at any time after the 30th calendar day following the Issue Date, there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the shares issuable upon exercise of the Warrants, then the Warrants will only be exercisable on a “cashless exercise” basis under which the holder will receive upon such exercise a net number of shares or determined according to a formula set forth in the Warrants.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing. There is no established public trading market for the Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding Class A Ordinary Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Warrants.

Rights as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Class A Ordinary Shares, including any voting rights, until the holder exercises the Warrant.

Greenshoe Warrants

The following summary of certain terms and provisions of the Greenshoe Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Greenshoe Warrant. Prospective investors should carefully review the terms and provisions of the form of Greenshoe Warrant for a complete description of the terms and conditions of the Greenshoe Warrants. The Greenshoe Warrants have expired as of the date of this prospectus.

Overview. In addition to the Units, at the closing of this offering we will issue to the investors in this offering Greenshoe Warrants exercisable for up to an aggregate of 400,000 Class A Ordinary Shares (the “Greenshoe Warrant Shares”). The Greenshoe Warrants are not part of the Units and are being offered as a separate class of securities. Upon full exercise of the Greenshoe Warrants on a cash basis, we would issue up to 400,000 additional Class A Ordinary Shares and would receive up to $3,000,000 in additional gross proceeds. In addition, upon each cash exercise of a Greenshoe Warrant, the number of Class A Ordinary Shares underlying the Warrants issued to the exercising holder as part of the Units will automatically increase by 150% of the number of Greenshoe Warrant Shares so issued, at the same $8.25 per share exercise price applicable to the Warrants. Accordingly, upon full cash exercise of all of the Greenshoe Warrants, the aggregate number of Class A Ordinary Shares issuable upon exercise of the Warrants would increase by up to an additional 600,000 Class A Ordinary Shares. There can be no assurance that any of the Greenshoe Warrants will be exercised.

Duration and Exercise Price. The Greenshoe Warrants will have an exercise price of $7.50 per Class A Ordinary Share and will be exercisable beginning on the date of issuance until the date that is forty-five (45) days after the issuance date, after which time the Greenshoe Warrants will expire and be of no further force or effect; provided, however, that if at any time after the thirtieth (30th) day following the issuance date the registration statement covering the resale or issuance of the Greenshoe Warrant Shares is not effective or otherwise available for the issuance or resale of the Greenshoe Warrant Shares, the exercise period of the Greenshoe Warrants will be extended on a day-for-day basis for each day during such period that such registration statement is not effective or otherwise available. The exercise price and number of Class A Ordinary Shares issuable upon exercise of the Greenshoe Warrants are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations, or similar events affecting our Class A Ordinary Shares.

Exercisability. The Greenshoe Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full of the exercise price, in immediately available funds by wire transfer or by cashier’s check drawn on a United States bank, for the number of Class A Ordinary Shares purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Greenshoe Warrants to the extent that the holder would own more than 4.99% of our outstanding Class A Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A Ordinary Shares after exercising the holder’s Greenshoe Warrants up to 9.99% of the number of the Class A Ordinary Shares outstanding immediately after giving effect to the exercise. Purchasers of Greenshoe Warrants in this offering may also elect prior to the issuance of the Greenshoe Warrants to have the initial exercise limitation set at 9.99% of our outstanding Class A Ordinary Shares.

No Cashless Exercise. The Greenshoe Warrants may not be exercised on a cashless basis under any circumstances. A holder may exercise the Greenshoe Warrants only by delivering payment of the exercise price in cash in immediately available funds by wire transfer or by cashier’s check drawn on a United States bank. A holder will have no right to receive Class A Ordinary Shares upon exercise of the Greenshoe Warrants without full cash payment of the exercise price.

Transferability. Subject to applicable laws, the Greenshoe Warrants may be offered for sale, sold, transferred or assigned without our consent.

No Listing. There is no established public trading market for the Greenshoe Warrants and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Greenshoe Warrants on any securities exchange or other nationally recognized trading system, including the Nasdaq Capital Market. Without an active trading market, the liquidity of the Greenshoe Warrants will be limited.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Greenshoe Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, or our consolidation or merger with or into another person, the holders of the Greenshoe Warrants will be entitled to receive upon exercise of the Greenshoe Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Greenshoe Warrants immediately prior to such fundamenttal transaction.

Rights as a Shareholder. Except as otherwise provided in the Greenshoe Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holders of the Greenshoe Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Greenshoe Warrants.

Election to Receive Pre-Funded Warrants

Election Mechanic. In lieu of Class A Ordinary Shares otherwise issuable upon exercise of the Greenshoe Warrants, a holder may elect at the time of exercise to receive, in whole or in part, Pre-Funded Warrants to purchase an equivalent number of Class A Ordinary Shares. A holder will make such election by indicating in the notice of exercise delivered to us the number of Class A Ordinary Shares in respect of which the holder elects to receive Pre-Funded Warrants in lieu of such Class A Ordinary Shares. No additional consideration will be payable by the holder for Pre-Funded Warrants issued in lieu of Class A Ordinary Shares pursuant to such election, other than the Greenshoe Warrant exercise price, less the nominal exercise price of the Pre-Funded Warrants, which will be pre-funded at the time of exercise of the Greenshoe Warrants.

Duration and Exercise Price. Each Pre-Funded Warrant will be exercisable for one Class A Ordinary Share at an exercise price equal to the par value of our Class A Ordinary Shares, or $0.0001 per share. The Pre-Funded Warrants will be exercisable at any time after their original issuance and will not expire until exercised in full. The exercise price and number of Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are subject to appropriate adjustment in the event of share dividends, share splits, share combinations, reorganizations or similar events affecting our Class A Ordinary Shares.

Exercisability; Cashless Exercise; Ownership Cap. A holder may exercise the Pre-Funded Warrants by paying the exercise price in cash or, at the holder’s election, on a cashless basis pursuant to the formula set forth in the Pre-Funded Warrants. A holder (together with its affiliates) may not exercise any portion of the Pre-Funded Warrants to the extent that the holder would own more than 4.99% of our outstanding Class A Ordinary Shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A Ordinary Shares after exercising the holder’s Pre-Funded Warrants up to 9.99% of the number of the Class A Ordinary Shares outstanding immediately after giving effect to the exercise. Purchasers of Pre-Funded Warrants in this offering may also elect prior to the issuance of the Pre-Funded Warrants to have the initial exercise limitation set at 9.99% of our outstanding Class A Ordinary Shares.

Other Terms. Except as otherwise provided in the Pre-Funded Warrants or by virtue of such holder’s ownership of our Class A Ordinary Shares, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until they exercise their Pre-Funded Warrants. There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. The Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent, subject to applicable laws.

PLAN OF DISTRIBUTION

Pursuant to a placement agency agreement, dated April 10, 2026 (the “Placement Agency Agreement”), we have engaged FT Global Capital, Inc. to act as our exclusive placement agent in connection with this offering. The placement agent is not purchasing or selling any of our securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of such securities, other than to use their “reasonable best efforts,” to arrange for the sale of such securities by us. The terms of this offering are subject to market conditions and negotiations between us, the placement agent, and prospective investors. The Placement Agency Agreement does not give rise to any commitment by the placement agent to purchase any of our securities, and the placement agent will have no authority to bind us by virtue of the Placement Agency Agreement. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent may engage sub-agents or selected dealers to assist with this offering.

We entered into a securities purchase agreement (the “Securities Purchase Agreement”) directly with each investor in connection with this offering. The form of the Securities Purchase Agreement is included as an exhibit to the registration statement of which this prospectus forms a part. We have agreed to indemnify the investors against certain losses resulting from our breach of any of our representations, warranties, or covenants under agreements with the purchasers as well as under certain other circumstances described in the Securities Purchase Agreement.

We delivered to the investors the securities comprising the Units upon closing and receipt of investor funds for the purchase of the securities offered on April 13, 2026.

In addition to the Units, at the closing of this offering, we also issued to the investors in this offering Greenshoe Warrants to purchase up to an aggregate of 400,000 Class A Ordinary Shares at an exercise price of $7.50 per share. The Greenshoe Warrants have been expired as of the date of this prospectus.

Placement Agent Fees and Expenses

Upon the closing of this offering, we paid the Placement Agent a cash transaction fee equal to seven percent 7.0% of the aggregate gross cash proceeds to us from the sale of the securities in the offering. We have also reimbursed the Placement Agent for its non-accountable expenses up to $45,000 and its legal expenses related to the offering of up to $65,000 in connection with its engagement as placement agent.

The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us.

	Per Unit	Total
Public offering price	$7.50	$13,000,000
Placement Agent commissions(1)	$0.525	$910,000
Proceeds, before expenses, to us	$6.975	$12,090,000

(1)	In connection with this offering, we paid to the Placement Agent a cash fee equal to seven percent (7.0%) of the gross proceeds received by us in the offering. We have also reimbursed the Placement Agent for its non-accountable expenses up to $45,000 and its legal expenses related to the offering of up to $65,000 in connection with its engagement as placement agent. See “Plan of Distribution.” The total expenses of this offering payable by us, excluding the Placement Agent’s fees, was approximately $350,000.

The last reported sale price of our Class A ordinary shares on April 10, 2026 was $5.16 per share. The actual public offering price per Unit was determined between us, the Placement Agent and the investors in the offering. There is no established public trading market for the Warrants, and we do not expect such a market to develop. In addition, we do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

Placement Agent Warrants

Upon the closing, the Company granted Placement Agent, or its designees, at the closing warrants (the “Placement Agent’s Warrants”) to purchase that number of Class A ordinary shares equal to five percent (5%) of the aggregate number of Units placed in the offering, exercisable for three and a half (3.5) years. The Placement Agent Warrants have the same terms, including anti-dilution and registration rights, as the warrants issued to the investors in the offering, and have an exercise price that is one hundred twenty percent (120%) higher than that of the Warrants issued to the investors in the offering, and otherwise be in compliance with and subject to any limitations imposed by FINRA Rule 5110.

The Placement Agent’s Warrant and the underlying Class A Ordinary Shares may be deemed to be compensation by FINRA, and therefore will be subject to FINRA Rule 5110(e)(1). In accordance with FINRA Rule 5110(e)(1), neither the Placement Agent’s Warrant nor any of our Class A Ordinary Shares issued upon exercise of the Placement Agent’s Warrant may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement date of sales in this Offering, subject to certain exceptions. The Placement Agent Warrant to be received by the Placement Agent and related persons in connection with this Offering: (i) fully comply with lock-up restrictions pursuant to FINRA Rule 5110(e)(1); and (ii) fully comply with transfer restrictions pursuant to FINRA Rule 5110(e)(2).

Tail Financing

The Placement Agent shall be entitled to a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company and Placement Agent’s Warrants from any public or private offering of securities or other financing or capital-raising transaction of any kind to any investor actually introduced by the Placement Agent to the Company consummated at any time during the term of the Placement Agent’s engagement or within the nine (9) month period after the expiration or termination of the Placement Agent’s engagement (a “Tail Financing”). The right to receive a fee in connection with the Tail Financing shall be subject to FINRA Rule 5110(g)(5).

Lock-Up

We, on behalf of the Company and any successor entity, have agreed, during the period of engagement of the Placement Agent and for a period of ninety (90) days from the closing of this offering, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; or (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Our officers, directors and 5% shareholder have agreed, subject to certain exceptions, to a ninety (90)-day lock-up period from the closing of this offering, with respect to any shares of capital stock of the Company that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that may be currently outstanding or which may be issued.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and reimburse the Placement Agent for all out-of-pocket fees and expenses that may be required to make for these liabilities.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, each Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the Placement Agent, if any, participating in this offering and the Placement Agent participating in this offering may distribute prospectuses electronically. The Placement Agent may agree to allocate a number of shares for sale to its online brokerage account holders. Internet distributions will be allocated by the Placement Agent that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of, nor incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the Placement Agent in their capacity as Placement Agent, and should not be relied upon by investors.

Other Relationships

The Placement Agent and its affiliates may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Offering Price Determination

The actual offering price of the securities we are offering, and the exercise price of the Warrants that we are offering, were negotiated between us, the Placement Agent and the investors in the offering based on the trading of our Class A ordinary shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Transfer Agent and Registrar

The transfer agent and registrar for the ordinary shares is Transhare Corporation, with its offices located at Bayside Center 1, 17755 North US Highway 19, Suite #140, Clearwater, FL 33764.

Listing

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the trading symbol “YDDL.”

Selling Restrictions

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the shares or the possession, circulation or distribution of this prospectus or any other material relating to us or the Class A Class A ordinary shares in any jurisdiction where action for that purpose is required. Accordingly, the securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other material or advertisements in connection with the Class A ordinary shares be distributed or published in or from any country or jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

EXPENSES OF THE OFFERING

We estimate that our expenses in connection with this offering, other than placement agent fees, will be as follows:

Expenses	Amount
SEC registration fee	$7,147
FINRA filing fee	$2,000
Legal fees and expenses	$150,000
Accounting fees and expenses	$50,000
Placement agent expenses	$110,000
Miscellaneous costs	$30,853
Total	$350,000

All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. We will pay all of the expenses of this offering.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered hereby and certain other legal matters will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to Philippines law will be passed upon for us by G.P. Angeles & Association LLP, our Philippines counsel. Ortoli Rosenstadt LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and G.P. Angeles & Association LLP with respect to matters governed by Philippines law. ArentFox Schiff LLP, Washington, DC, is acting as U.S. securities counsel for the Placement Agent.

EXPERTS

The consolidated financial statements of One and one Green Technologies. INC as of December 31, 2025, 2024 and 2023, have been audited by HTL International, LLC, Independent Registered Public Accounting Firm, as set forth in their report elsewhere herein. Such consolidated financial statements have been so included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Class A Ordinary Shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement or the exhibits filed therewith. For further information about us and the Class A Ordinary Shares offered hereby, reference is made to the registration statement and the exhibits filed therewith. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. However, statements in the prospectus contain the material provisions of such contracts, agreements and other documents. We currently do not file periodic reports with the SEC.

Upon closing of our public Offering, we will be required to file periodic reports and other information with the SEC pursuant to the Exchange Act. A copy of the registration statement and the exhibits filed therewith may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, NE, Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from that office. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains a website that contains reports, information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We maintain a website at www.onepgti.com. Information contained on, or that can be accessed through, our website is not a part of, and shall not be incorporated by reference into, this prospectus.

As a foreign private issuer, we will be exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

MATERIAL CHANGES

Except as otherwise disclosed in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since January 27, 2026.

ONE AND ONE GREEN TECHNOLOGIES. INC AND SUBSIDIARIES

TABLE OF CONTENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

One and one Green Technologies. INC

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of One and one Green Technologies. INC and its subsidiaries and variable interest entities (the “Company”) as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2025 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ HTL International, LLC

We have served as the Company’s auditor since 2024.

Houston, Texas

April 27, 2026

One and one Green Technologies. INC
Consolidated Balance Sheets
As of December 31, 2025 and 2024
(In U.S. dollar except for share and per share data)

	December 31, 2025	December 31, 2024
ASSETS
Current Assets
Cash and cash equivalents	$957,285	$1,847,634
Accounts receivable, net	26,634,057	17,401,756
Inventories, net	7,230,581	5,227,164
Advances to suppliers	1,914,972	-
Deferred offering costs	-	269,752
Loan receivable	2,000,000
Other receivables and current assets	216,042	4,347
Total Current Assets	38,952,937	24,750,653
Non-Current Assets
Property, plant and equipment, net	10,284,569	11,292,764
Deferred tax assets	109,826	160,672
Other non-current assets	690,135	-
Operating lease right-of-use assets, net	6,007,527	314,028
Total Non-Current Assets	17,092,057	11,767,464
Total Assets	56,044,994	36,518,117

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable	1,712,220	5,752,015
Due to related parties	585,193	980,833
Taxes payable	7,390,025	7,733,816
Operating lease liabilities – current	641,564	785,070
Other payables and accrued expenses	579,744	425,335
Total Current Liabilities	10,908,746	15,677,069
Non-Current Liabilities
Deferred tax liabilities	-	62,806
Operating lease liabilities – non-current	3,301,395	-
Other non-current liabilities	13,727	29,091
Total Non-Current Liabilities	3,315,122	91,897
Total Liabilities	14,223,868	15,768,966

Commitments and Contingencies	-	-

Shareholders’ Equity
Class A Ordinary Shares, $0.0001 par value; 489,796,040 shares authorized as of December 31, 2025 and 2024; 44,096,040 and 41,796,040 shares issued and outstanding as of December 31, 2025 and 2024, respectively*	4,410	4,180
Class B Ordinary Shares, $0.0001 par value; 10,203,960 shares authorized as of December 31, 2025 and 2024; 10,203,960 and nil shares issued and outstanding as of December 31, 2025 and 2024, respectively*	1,020	1,020
Shares subscription receivable	(5,200)	(5,200)
Additional paid-in capital	10,220,329	392,356
Accumulated income	33,666,679	21,855,065
Accumulated other comprehensive loss	(2,066,112)	(1,498,270)
Total Shareholders’ Equity	41,821,126	20,749,151
Total Liabilities and Shareholders’ Equity	$56,044,994	$36,518,117

*	The shares and per share information are presented on a retroactive basis to reflect the Reorganization (Note 1) and the additional share issuance on pro rata basis (Note 12).

The accompanying notes are an integral part of these audited consolidated financial statements.

One and one Green Technologies. INC
Consolidated Statements of Income and Comprehensive Income
For the Years Ended December 31, 2025, 2024 and 2023
(In U.S. dollar except for share and per share data)

	Years ended
	December 31,	December 31,	December 31,
	2025	2024	2023
Revenues	$65,822,739	$53,463,785	$41,270,484
Cost of revenues	50,061,941	42,892,958	32,388,301
Gross profit	15,760,798	10,570,827	8,882,183

Operating expenses:
Selling and marketing expenses	525,292	394,294	475,940
General and administrative expenses	3,377,118	2,089,783	1,147,744
Total operating expenses	3,902,410	2,484,077	1,623,684

Income from operations	11,858,388	8,086,750	7,258,499

Other income (expenses):
Interest income	11,760	194	120
Other income, net	282,300	331,903	71,673
Interest expense	(6,454)	(501)	-
Total other income	287,606	331,596	71,793

Income before income tax expenses	12,145,994	8,418,346	7,330,292

Income tax expenses	334,380	1,941,574	1,763,118
Net income	$11,811,614	$6,476,772	$5,567,174

Weighted average shares outstanding
Basic and diluted*	52,396,986	52,000,000	52,000,000

Earnings per share
Basic and diluted*	$0.2254	$0.1246	$0.1071

Other comprehensive income (loss):
Net income	$11,811,614	$6,476,772	$5,567,174
Other comprehensive income (loss):
Foreign currency translation adjustment	(567,842)	(783,940)	69,525
Total comprehensive income	$11,243,772	$5,692,832	$5,636,699

*	The shares and per share information are presented on a retroactive basis to reflect the Reorganization (Note 1) and the additional share issuance on pro rata basis (Note 12).

The accompanying notes are an integral part of these audited consolidated financial statements.

One and one Green Technologies. INC
Consolidated Statements of Changes in Shareholders’ Equity
For the Years Ended December 31, 2025, 2024 and 2023
(In U.S. dollar except for share and per share data)

			Class A		Class B					Accumulated
	Ordinary Shares*		Ordinary Shares*		Ordinary Shares*		Shares	Additional		other
	Number of		Number of				Subscription	Paid-in	Accumulated	Comprehensive
	Shares	Amount	Shares	Amount	Capital	Amount	Receivables	Capital	Income	Loss	Total
Balance at December 31, 2022	52,000,000	$5,200	-	$-	-	$-	$(5,200)	$392,356	$9,811,119	$(783,855)	$9,419,620
Net income	-	-	-	-	-	-	-	-	5,567,174	-	5,567,174
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	69,525	69,525
Balance at December 31, 2023	52,000,000	5,200	-	-	-	-	(5,200)	392,356	15,378,293	(714,330)	15,056,319
Redesignation of authorized ordinary shares	(52,000,000)	(5,200)	41,796,040	4,180	10,203,960	1,020	-	-	-	-	-
Net income	-	-	-	-	-	-	-	-	6,476,772		6,476,772
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	(783,940)	(783,940)
Balance at December 31, 2024	-	-	41,796,040	4,180	10,203,960	1,020	(5,200)	392,356	21,855,065	(1,498,270)	20,749,151
Issuance of shares pursuant to IPO, net of offering costs	-	-	2,300,000	230	-	-	-	9,827,973	-	-	9,828,203
Net income	-	-	-	-	-	-	-	-	11,811,614	-	11,811,614
Foreign currency translation adjustment	-	-	-	-	-	-	-	-	-	(567,842)	(567,842)
Balance at December 31, 2025	-	$-	44,096,040	$4,410	10,203,960	$1,020	$(5,200)	$10,220,329	$33,666,679	$(2,066,112)	$41,821,126

*	The shares and per share information are presented on a retroactive basis to reflect the Reorganization (Note 1) and the additional share issuance on pro rata basis (Note 12).

The accompanying notes are an integral part of these consolidated financial statements.

One and one Green Technologies. INC
Consolidated Statements of Cash Flows
For the Years Ended December 31, 2025, 2024 and 2023
(in U.S. dollar)

	Years ended
	December 31,	December 31,	December 31,
	2025	2024	2023
Cash flows from operating activities
Net income	$11,811,614	$6,476,772	$5,567,174
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation of property, plant and equipment	907,254	899,091	686,724
Non-cash operating lease expense	54,168	221,588	209,021
Deferred income tax	(13,591)	(35,045)	(28,906)
Changes in assets and liabilities
Accounts receivable	(9,694,197)	(15,079,074)	(57,511)
Inventories	(2,123,552)	735,769	9,298,035
Advances to suppliers	(1,961,267)	650,375	(375,864)
Other receivables and current assets	(216,599)	273,505	6,417
Other non-current assets	(706,820)	-	-
Advances from customers	-	(591,151)	(4,534,204)
Accounts payable	(4,058,557)	5,372,783	(8,567,099)
Other payables and accrued expenses	159,142	388,197	(467,010)
Taxes payable	(246,017)	2,635,002	2,109,837
Due to related parties	(399,004)	126,410	259,265
Operating lease liabilities	(3,245,003)	(64,484)	(45,044)
Net cash (used in) provided by operating activities	(9,732,429)	2,009,738	4,060,835

Cash flows from investing activities
Purchase of fixed assets	(29,591)	(11,542)	(3,835,841)
Loan to a third party	(2,000,000)	-	-
Net cash used in investing activities	(2,029,591)	(11,542)	(3,835,841)

Cash flows from financing activities
Payment of deferred offering costs	-	(256,256)	(17,678)
Net proceeds from stock issuance	10,100,653	-	-
Principal payments on financed amount for purchase of vehicle	(15,337)	(1,282)	-
Net cash provided by (used in) financing activities	10,085,316	(257,538)	(17,678)

Effect of exchange rate changes on cash and cash equivalents	786,355	(29,503)	(295,349)

Net (decrease) increase of cash and cash equivalents	(890,349)	1,711,155	(88,123)
Cash and cash equivalents – beginning of the year	1,847,634	136,479	224,602
Cash and cash equivalents – end of the year	$957,285	$1,847,634	$136,479

Supplementary cash flow information:
Interest paid	$6,454	$501	$-
Income taxes paid	$2,236	$1,027	$18,101

Non-Cash financing and investing activities:
Fixed assets financed for purchase of vehicle	$-	$46,168	$-
Recognition of right-of-use assets through lease liabilities	$5,750,596	$-	$-

The accompanying notes are an integral part of these audited consolidated financial statements.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	Organization and Business

One and one Green Technologies. INC (“One and one Cayman”) was incorporated in the Cayman Islands on April 17, 2024. On May 29, 2024, One and one Cayman established One and one International HK Limited (“One and One HK”), a wholly-owned subsidiary, as an investment holding company. One and one Cayman, through its subsidiary and two variable interest entities (“VIE”) (collectively, the “Company”), is primarily engaged in recycling, production, and trading of recycled scrap metals in the Republic of Philippines (the “Philippines”).

Reorganization

In preparation for its listing, a reorganization of the Company’s legal structure (the “Reorganization”) was completed on June 10, 2024. The Reorganization involved formation of One and one Cayman and One and one HK; and execution of a series of Contractual Arrangements between One and one HK and each of the shareholders of Yoda Metal and Crafts Trading and Services Corp. (“Yoda Metal”) and DL Metal Corporation (“DL Metal”), thereby establishing a VIE structure (Refer to Note 3 for details).

As a result of the Reorganization, One and one Cayman became the ultimate holding company of Yoda Metal and DL Metal through contractual agreements, rather than direct ownership. This Reorganization is considered a recapitalization under common control of the same group of shareholders before and after the reorganization. Therefore, the consolidation of One and one Cayman, its subsidiary, and the VIEs has been accounted for at historical cost and presented as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

Information of One and one Cayman’s consolidated subsidiary and the VIEs are summarized as follows:

Name of entity	Date of incorporation	Ownership	Place of incorporation	Principle business activities
One and one HK	May 29, 2024	100%	Hong Kong, SAC	Investment Holding
Yoda Metal	March 20, 2014	Contractual Arrangement	Republic of the Philippines	Manufacturing and trading
DL Metal	March 3, 2022	Contractual Arrangement	Republic of the Philippines	Manufacturing and trading

One and one Green Technologies. INC
100%
One and one International HK Limited
VIE
VIE
Yoda Metal and Crafts Trading and Services Corporation
DL Metal Corporation

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies

a)	Basis of presentation

The Company’s consolidated financial statements are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

b)	Principles of consolidation

The Company’s consolidated financial statements include the financial statements of the Company, its subsidiary and the VIEs. All inter-company transactions and balances among the Company, its subsidiary and the VIEs have been eliminated upon consolidation.

c)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the related disclosure of contingent assets and liabilities at the date of these consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. The Company continually evaluates these estimates and assumptions based on the most recently available information, historical experience and various other assumptions that the Company believes to be reasonable under the circumstances. Significant accounting estimates reflected in the Company’s consolidated financial statements include but are not limited to estimates and judgments applied in determination of allowance for doubtful receivables arising from expected credit losses, economic lives and impairment losses for long-lived assets, discount rate used to measure present value of lease liabilities, estimate of the lease terms and valuation allowance for deferred tax assets. Since the use of estimates is an integral component of the financial reporting process, actual results could differ from those estimates.

d)	Foreign currency translation and transactions

The Company’s reporting currency is US dollars (“USD”). The Company’s operations are principally conducted through the VIEs located in the Philippines where Philippine peso (“PHP”) is the functional currency, and its subsidiary located in Hong Kong where Hong Kong dollar (“HKD”) is the functional currency.

Transactions denominated in foreign currencies are re-measured into the functional currency at the exchange rates at the beginning of the month. Monetary assets and liabilities denominated in foreign currencies are re-measured at the exchange rates prevailing at the balance sheet date. Non-monetary items that are measured in terms of historical cost in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains and losses are included in the consolidated statements of income and comprehensive income.

For entities which are located in the Philippines and have the functional currency as PHP, the financial statements are translated from their respective functional currencies into USD. Assets and liabilities are translated using the exchange rate at each balance sheet date’s period end rate. Revenue and expenses are translated using average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive loss in shareholders’ equity.

Exchange rate used for the translation as follows:

USD to PHP	Period End	Average Rate
December 31, 2025	58.87250	57.48284
December 31, 2024	58.08400	57.28670
December 31, 2023	55.40000	55.61763

No representation is intended to imply that the PHP amounts could have been, or could be, converted, realized or settled into USD at that rate on December 31, 2025, or at any other rate.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (cont.)

e)	Cash and cash equivalents

Cash and cash equivalents consist of bank deposits and cash on hand, which are unrestricted as to withdrawal and use. The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

f)	Accounts receivable, net

The Company records accounts receivable at net realizable value consisting of the carrying amount less an allowance for credit losses. An estimate for the allowance for credit losses is discussed below in “Credit Losses on Financial Instruments”. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

g)	Credit Losses on Financial Instruments

The Company accounted for credit losses in accordance with ASU 2016-13, Financial Instruments - Credit Losses. The Company uses the Current Expected Credit Losses (CECL) model to estimate credit losses on financial assets measured at amortized cost, as well as certain off-balance sheet credit exposures. When similar risk characteristics exist, the Company assesses collectability and measures expected credit losses on a collective basis for a pool of assets, whereas if similar risk characteristics do not exist, the Company assesses collectability and measures expected credit losses on an individual asset basis.

Under the CECL model, the estimation of credit losses involves significant judgment and estimation uncertainty. Management exercises its judgment based on historical loss experience, the age of the accounts receivable, current economic conditions, and reasonable and supportable forecasts that may affect the customer’s ability to pay. Changes in these factors could have a material impact on the estimated credit losses.

h)	Inventories, net

Inventories are stated at the lower of cost or net realizable value, with net realized value represented by estimated selling prices in the ordinary course of business, less reasonably predictable costs of disposal and transportation. Cost of inventory is determined using the weighted average cost method. No inventory write-down was recorded for the years ended December 31, 2025 and 2024.

i)	Property, plant and equipment, net

The Company’s property, plant and equipment are recorded at cost less accumulated depreciation and impairment loss, if any. Depreciation is calculated on the straight-line method after taking into account their respective estimated residual values over the following estimated useful lives:

Category	Useful life
Land	Indefinite
Real property and buildings	20 years
Vehicle	5 years
Machinery and equipment	10 years

When property, plant and equipment are retired or otherwise disposed of, resulting gain or loss is included in net income in the period of disposition.

Expenditures for repairs and maintenance are expensed as incurred, whereas the costs of betterments that extend the useful life of property, plant and equipment are capitalized as additions to the related assets. Gain or loss on disposal of property, plant and equipment, if any, is recognized in the consolidated statements of income and comprehensive income as the difference between the net sales proceeds and the carrying amount of the underlying asset.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (cont.)

The Company recognizes construction in progress (“CIP”) at cost, which includes all expenditures directly attributable to the construction or acquisition of the related property, plant, and equipment. These costs may include materials, labor, and applicable overhead costs, which are indirect costs associated with the construction. CIP is not depreciated until the asset is placed in service and is both physically and functionally complete.

j)	Impairment of long-lived assets

All long-lived assets, which include tangible long-lived assets and right-of-use assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of long-lived assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the assets. If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment loss is recognized for the difference between the carrying amount of the asset and its fair value.

For the years ended December 31, 2025, 2024 and 2023, the Company did not recognize any impairment loss on long-lived assets.

k)	Deferred offering costs

Deferred offering costs represent legal, accounting, and other direct costs related to the Company’s initial public offering (IPO). These costs are capitalized as incurred and are included in the accompanying balance sheet as Deferred offering costs. As of December 31, 2025 and 2024, the Company recorded $nil and $269,752 of deferred offering costs, respectively.

Upon completion of the IPO on October 10, 2025, these deferred offering costs, along with the underwriters’ fees paid, were reclassified to additional paid-in capital and netted against the IPO proceeds received.

l)	Fair value of financial instruments

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, net, other receivables, accounts payable, other payables and accrued expenses, and due to related parties. The carrying values of these financial instruments’ approximate fair values due to their short maturities.

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. This note also establishes a fair value hierarchy which requires classification based on observable and unobservable inputs when measuring fair value. There are three levels of inputs that may be used to measure fair value:

Level 1 -	Quoted prices in active markets for identical assets or liabilities.

Level 2 -	Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 -	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates its hierarchy disclosures on a recurring basis which involves reassessing the appropriateness of the chosen hierarchy level as new information or market conditions become available.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (cont.)

m)	Revenue recognition

In accordance with ASC Topic 606, revenues are recognized when control of the contracted goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. In determining when and how much revenue is recognized from contracts with customers, the Company performs the following five-step analysis: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company assesses its revenue arrangements against specific criteria in order to determine if it is acting as principal or agent. Revenue is recognized upon the transfer of control of contracted goods to a customer.

Trading of recycled scrap metals

Revenues are generated from trading of recycled scrap metals.

The Company is the principal party in fulfilling the identified performance obligation as it controls the finished goods prior to the transfer to the customer, assumes the risks and rewards associated with the transactions, including bearing any associated costs and risks, bearing the risk of loss or damage to inventory, and bearing the credit risk associated with customers’ ability to pay for the goods. The revenue is recognized at a point in time concurrent with the transfer of control, which usually occurs, depending on shipping terms, upon shipment, issuance of bill of lading or customer receipt. In addition, revenue is deferred when cash payments are received or due in advance of performance.

Payment terms are not explicitly specified in the Company’s contracts. Customers are generally invoiced upon or after the Company satisfies its performance obligations, and payment is typically collected within a reasonable period based on customary business practices. In instances where the timing of revenue recognition differs from the timing of invoicing, the Company has determined that the contracts do not include a significant financing component.

Revenues are measured as the amount of consideration the Company expects to receive in exchange for transferring the finished goods to customers, which generally reflects current market prices at the time the contract is entered into. Consideration is recorded net of value-added tax, and there is no variable consideration exists in the trading of the goods.

The Company did not have contract assets as of December 31, 2025 and 2024. Contract liabilities are primarily related to deferred revenue resulting from cash payments received in advance from customers to protect against credit risk. Contract liabilities totaled nil and nil as of December 31, 2025 and 2024, and are included in advances from customers in the consolidated balance sheets. These amounts represent the Company’s unsatisfied performance obligations as of the balance sheet dates. For the years ended December 31, 2025, 2024, and 2023, the Company recognized $nil, $611,283, and $4,851,033, respectively, of revenue that was included in historical advances from customers at the beginning of those respective periods. The Company had no outstanding advances from customers as of December 31, 2025 and 2024, respectively.

n)	Cost of revenues

Cost of revenues primarily consists of cost of goods sold which are manufactured by the Company.

o)	Income taxes

The Company follows the guidance of ASC Topic 740 “Income taxes” and uses liability method to account for income taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets, if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in statement of income and comprehensive income in the period that includes the enactment date.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (cont.)

The Company uses a more likely than not threshold for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. As a result, the impact of an uncertain income tax position is recognized at the largest amount that is more-likely-than-not to be sustained upon audit by the relevant tax authority. An uncertain income tax position will not be recognized if it has less than a 50% likelihood of being sustained.

p)	Value added tax (“VAT”)

The Company is subject to VAT on revenue generated from production and trading of scrap metals. The Company records revenue net of VAT. This VAT may be offset by qualified input VAT paid by the Company to suppliers. As of December 31, 2025 and 2024, the Company did not have net VAT recoverable balance. When applicable, such balances are presented under “Other receivables and current assets” on the consolidated balance sheets. The tax is equivalent to a uniform rate of 12%, based on the gross selling price of goods or properties sold, or gross receipts from the sale of services. The Company has a VAT exemption on importation and export sales as VAT-registered persons are zero-rated.

q)	Segment reporting

The Company operates and manages its business as a single segment and has one operating and reportable segment, trading of recycled scrap metals.

The accounting policies of the segment are the same as those described in the summary of significant accounting policies. The chief executive officer, who is the chief operating decision maker (“CODM”), assesses performance and allocates resources based on net income, which is consistent with consolidated net income reported in the financial statements. Significant expense categories regularly provided to and reviewed by the chief operating decision maker are those presented in the consolidated statements of income and comprehensive income.

The CODM also reviews operating metrics and consolidated financial statements when evaluating overall performance.

Segment assets are consistent with total consolidated assets reported on the balance sheet.

r)	Comprehensive income

Comprehensive income includes all changes in equity from transactions and other events and circumstances excluding transactions resulting from investments from owners and distributions to owners. For the years presented, total comprehensive income included foreign currency translation adjustments.

s)	Earnings per share

Earnings per share are computed in accordance with ASC 260. Holders of Class A ordinary shares and Class B ordinary shares have the same rights, except for voting and conversion rights. Each Class A ordinary share is entitled to one vote; and each Class B ordinary share is entitled to twenty votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (cont.)

As the liquidation and dividend rights are identical, the undistributed earnings are allocated on a proportionate basis. The earnings per share are the same for Class A and Class B ordinary shares because the holders of each class are entitled to equal per share dividends or distributions in liquidation.

Basic earnings per ordinary share is computed by dividing net income attributable to holders of ordinary shares by the weighted average number of ordinary Shares outstanding during the year. Diluted earnings per share is calculated by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the year. Ordinary equivalent shares are not included in the denominator of the diluted earnings per share calculation when inclusion of such shares would be anti-dilutive or in the case of contingently issuable shares that all necessary conditions for issuance have not been satisfied. For the years ended December 31, 2025, 2024 and 2023, there was no dilution impact.

t)	Commitments and contingencies

The Company accrues estimated losses from loss contingencies by a charge to income when information available before financial statements are issued or are available to be issued indicates that it is probable that an asset had been impaired, or a liability had been incurred at the date of the financial statements and the amount of the loss can be reasonably estimated. Legal expenses associated with the contingency are expensed as incurred. If a loss contingency is not probable or reasonably estimable, disclosure of the loss contingency is made in the financial statements when it is at least reasonably possible that a material loss could be incurred.

As of December 31, 2025 and 2024, there were no contingent liabilities relating to litigations against the Company.

u)	Lease

Effective January 1, 2021, the Company adopted FASB ASC Topic 842, Leases. As a result, the Company updated its balance sheet to recognize right-of-use assets and related lease liabilities for all operating leases with terms greater than 12 months.

The Company evaluates whether agreements constitute leases by reviewing the contractual terms to determine which party obtains both the economic benefits and control of the assets at the inception of the contract. Leases with contractual terms longer than twelve months are categorized as operating or finance leases at the commencement date.

The Company recognizes a lease liability for future lease payments and a right-of-use (ROU) asset representing the right to use the underlying asset for the lease term. The lease term is based on the non-cancellable term of the lease and may contain options to extend the lease when it is reasonably certain that the Company will exercise the option. Lease liabilities are recognized at the commencement date based on the present value of lease payments over the lease term using the rate implicit in the lease, if available, or the Company’s incremental borrowing rate. Leases with an initial term of 12 months or less were short-term leases and not recognized as right-of-use assets and lease liabilities on the consolidated balance sheets.

ROU assets are measured at the amount of the lease liabilities with adjustments for lease prepayments made prior to or at lease commencement, initial direct costs incurred by the Company, deferred rent and lease incentives, and any off-market terms present in the lease. ROU assets are expensed over their useful life, considering the lease term and any residual value under straight line basis. The Company evaluates the carrying value of ROU assets if there are indicators of impairment and reviews the recoverability of the related asset.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (cont.)

The Company reassesses if a contract is or contains a leasing arrangement and re-measures ROU assets and liabilities upon modification of the contract. Differences are recognized in the consolidated statement of income on contract termination.

v)	Recent issued or adopted accounting standards

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. The Company does not opt out of extended transition period for complying with any new or revised financial accounting standards. Therefore, the Company’s financial statements may not be comparable to companies that comply with public company effective dates.

In December 2025, the FASB issued ASU 2025-12, Codification Improvements, which is intended to address suggestions received from stakeholders regarding the Accounting Standards Codification and makes other incremental improvements to U.S. GAAP. The update represents changes to the Codification that clarify, correct errors in or make other improvements to a variety of topics that are intended to make it easier to understand and apply. ASU 2025-12 is effective for fiscal years beginning after December 15, 2026 and interim periods within those fiscal years. Entities will be required to apply the amendments to ASC 260 retrospectively. All other amendments may be applied prospectively or retrospectively. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements

In September 2025, the FASB issued ASU 2025-07, Derivatives and Hedging (Topic 815) and Revenue from Contracts with Customers (Topic 606): Scope Refinements and Clarification for Share-Based Noncash Consideration from a Customer. This ASU clarifies the application of derivative guidance to contracts whose underlying is based on one party’s operations or activities and provides interpretive guidance on share-based noncash consideration in revenue arrangements. The amendments are effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years, with early adoption permitted. The Company does not expect adoption of this ASU to have a material impact on its consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets. The ASU provides a practical expedient and accounting policy election for measuring expected credit losses on certain trade receivables and contract assets arising under ASC 606. The amendments are effective for fiscal years beginning after December 15, 2025, and interim periods within those fiscal years, with early adoption permitted. The adoption of this ASU did not have an impact on its measurement of expected credit losses, particularly with respect to contract assets related to revenue recognized under the cost-to-cost input method.

In May 2025, the FASB issued ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Determining the Accounting Acquirer in the Acquisition of a Variable Interest Entity. This ASU updates guidance for determining the accounting acquirer when the acquiree is a variable interest entity (“VIE”) and the transaction is affected primarily through an exchange of equity interests. Under the new guidance, entities are required to apply the general business combination criteria in ASC 805-10-55-12 through 55-15 (such as relative voting rights, governance, and size of the combining entities) rather than automatically identifying the primary beneficiary of the VIE as the accounting acquirer. The amendments are effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements, including potential implications for transactions involving entities determined to be VIEs.

In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40), which requires entities to disaggregate any relevant expense caption presented on the face of the income statement within continuing operations into the following required natural expense categories, as applicable: (1) purchases of inventory, (2) employee compensation, (3) depreciation, (4) intangible asset amortization, and (5) depreciation, depletion, and amortization recognized as part of oil- and gas-producing activities or other depletion expenses. An entity’s share of earnings or losses from investments accounted for under the equity method is not a relevant expense caption that requires disaggregation. Such ASU’s amendments are effective for all public business entities for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. In January 2025, FASB issued ASU 2025-01, which revises the effective date of ASU 2024-03 to clarify that all public business entities are required to adopt the guidance in annual reporting periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027. Early adoption of ASU 2024-03 is permitted. The Company is currently evaluating the impact of this ASU on its consolidated financial statements.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.	Summary of Significant Accounting Policies (cont.)

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. This update enhances the transparency of income tax disclosures by requiring public business entities to disclose specific categories in the effective tax rate reconciliation on an annual basis. It also requires the disclosure of additional information for reconciling items that meet a quantitative threshold of 5%. Furthermore, the amendments require all entities to disclose the amount of income taxes paid (net of refunds received) disaggregated by federal (national), state, and foreign taxes, and by individual jurisdictions where the amount is 5% or more of total income taxes paid. For public business entities, the amendments are effective for annual periods beginning after December 15, 2024. Early adoption is permitted. The Company adopted this standard effective January 1, 2025, and has updated its income tax disclosures accordingly in Note 10. The adoption did not impact the Company’s consolidated balance sheets, statements of operations, or cash flows.

Other accounting pronouncements that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the Company’s consolidated financial position and results of operations upon adoption.

3.	Variable Interest Entities

On June 10, 2024, the directors of Yoda Metal and DL Metal approved and adopted board resolutions whereby they irrevocably designated Hua Jun Yan as the authorized legal representative to sign and process any transaction for and on behalf of Yoda Metal and DL Metal. This authorization includes the use of electronic signatures for all directors as deemed necessary for any transactions.

On June 10, 2024, the Company’s wholly owned subsidiary, One and One HK, executed a series of Contractual Arrangement with each of the shareholders of Yoda Metal and DL Metal, establishing a variable interest entity (“VIE”) structure. These Contractual Arrangements include:

Exclusive Business Cooperation Agreements

Pursuant to the Exclusive Business Cooperation Agreement between (i) Yoda Metal and One and one HK, (ii) DL Metal and One and one HK, to provide Yoda Metal and DL Metal with technical support, consulting services and other management services relating to its day-to-day business operations and management, on an exclusive basis, utilizing its advantages in technology, business management and information. For services rendered to Yoda Metal and DL Metal by One and one HK under these agreement, One and one HK is entitled to collect a service fee that shall be calculated based upon service hours and multiple hourly rates provided by One and one HK. The service fee should approximately equal to Yoda Metal and DL Metal’s net profit.

The Exclusive Business Cooperation Agreement was executed on June 10, 2024, and has an initial term of ten years, expiring on June 10, 2034. Upon expiration of the initial term, the agreement automatically extends for successive ten-year terms unless One and one HK provides written notice of its intent not to renew. Yoda Metal (and DL Metal) do not have the right to terminate the agreement or block its automatic renewal. Furthermore, while One and one HK may terminate the agreement at any time by providing 30 days’ written notice, Yoda Metal is contractually prohibited from terminating the agreement unilaterally unless required by applicable law.

Exclusive Share Pledge Agreements

Under the Share Pledge Agreement between (i) One and one HK and each of the shareholders of Yoda Metal, and (ii) One and one HK and each of the shareholders of DL Metal, together holding 100% of the equity interests, of each Yoda Metal and DL Metal (“Yoda Metal and DL Metal Shareholders”), the Yoda Metal and DL Metal Shareholders pledged all of their equity interests in Yoda Metal and DL Metal to One and one HK to guarantee the performance of Yoda Metal and DL Metal’s obligations under the Exclusive Business Cooperation Agreement.

Under the terms of the Share Pledge Agreement, in the event that Yoda Metal and DL Metal breaches its contractual obligations under the Exclusive Business Cooperation Agreement, One and one HK, as pledgee, will be entitled to certain rights, including, but not limited to, the right to dispose of dividends generated by the pledged equity interests. The Yoda Metal and DL Metal Shareholders also agreed that upon occurrence of any event of default, as set forth in the Share Pledge Agreement, One and one HK is entitled to dispose of the pledged equity interest in accordance with applicable laws. The Yoda Metal and DL Metal Shareholders further agree not to dispose of the pledged equity interests or take any actions that would prejudice One and one HK’s interest.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	Variable Interest Entities (cont.)

The Share Pledge Agreement shall be effective until the full payment of the service fees under the Business Cooperation Agreement has been made and upon termination of Yoda Metal and DL Metal’s obligations under the Business Cooperation Agreement.

The purposes of the Share Pledge Agreement are to (1) guarantee the performance of Yoda Metal and DL Metal’s obligations under the Exclusive Business Cooperation Agreement, (2) ensure the shareholders of Yoda Metal and DL Metal do not transfer or assign the pledged equity interests, or create or allow any encumbrance that would prejudice One and one HK’s interests without One and one HK’s prior written consent and (3) provide One and one HK control over Yoda Metal and DL Metal.

Exclusive Option Agreement

Under the Exclusive Option Agreement, the shareholders of Yoda Metal and DL Metal irrevocably granted One and one HK (or its designee) an exclusive right to purchase, to the extent permitted under Philippines law, once or at multiple times, at any time, a portion or whole of the equity interests or assets in Yoda Metal and DL Metal held by the each of the entities’ shareholders. The purchase price is equal to the capital paid in by the Shareholders, adjusted pro rata for purchase of less than all of the Equity Interest and subject to any appraisal or restrictions required by applicable Philippine laws and regulations. The agreement will remain effective until all equity interests in Yoda Metal and DL Metal held by the shareholders of Yoda Metal and DL Metal are transferred or assigned to One and one HK or its designated person(s). The shareholders and Yoda Metal and DL Metal shall not have any right to terminate this agreement in any event unless otherwise required by Philippine laws.

As a result of these board resolutions and agreements, One and one HK has the power to direct the activities of Yoda Metal and DL Metal that most significantly impact their economic performance. Additionally, One and one HK has the right to receive benefits from Yoda Metal and DL Metal that could potentially be significant to Yoda Metal and DL Metal. Therefore, One and one HK is considered the primary beneficiary of Yoda Metal and DL Metal. Consequently, the financial results of Yoda Metal and DL Metal are consolidated into the financial statements of One and one HK in accordance with U.S. GAAP.

While the VIE structure allows for the consolidation of Yoda Metal and DL Metal, it also brings certain risks and uncertainties, and it is subject to significant scrutiny and could be impacted by regulatory changes including but not limited to:

●	Enforceability of the Contractual Arrangements under the applicable local laws

●	Potential changes in laws and regulations that could affect the enforceability of these arrangements

●	The ability of One and one HK to exercise control over Yoda Metal and DL Metal as anticipated

Management regularly assesses the VIE arrangements to ensure compliance with existing laws and regulations and to evaluate any potential changes in circumstances that could affect the consolidation of the VIE entities.

The following financial statement amounts and balances of the VIEs were included in the accompanying consolidated financial statements after elimination of intercompany transactions and balances:

	December 31, 2025	December 31, 2024
Current assets	$37,244,260	$24,750,653
Non-current assets	17,092,057	11,767,464
Total assets	54,336,317	36,518,117
Current liabilities	18,099,856	15,677,069
Non-current liabilities	3,315,122	91,897
Total Liabilities	21,414,978	15,768,966
Net assets	$32,921,339	$20,749,151

	Years Ended December 31,
	2025	2024	2023
Revenues	$65,822,739	$53,463,785	$41,270,484
Gross profit	15,760,798	10,570,827	8,882,183
Income before income tax expenses	13,074,408	8,418,346	7,330,292
Net income	$12,740,028	$6,476,772	$5,567,174

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.	Variable Interest Entities (cont.)

	Years Ended December 31,
	2025	2024	2023
Net cash (used in) / provided by operating activities	$(1,209,812)	$2,009,738	$4,060,835
Net cash used in investing activities	(29,591)	(11,542)	(3,835,841)
Net cash used in financing activities	(934,863)	(257,538)	(17,768)

The assets of the VIEs have not been pledged or used as collateral for other obligations and are solely for the VIEs’ own use and to settle their own obligations. The creditors of the VIEs can only claim against the assets of the VIEs and do not have the right to seek repayment from the Company’s assets.

4.	Accounts receivables, net

Accounts receivables, net consist of the following:

	December 31, 2025	December 31, 2024
Accounts receivable	$26,634,057	$17,401,756
Allowance for credit losses	-	-
Total, net	$26,634,057	$17,401,756

Subsequent to December 31, 2025 and through the date of issuance of the consolidated financial statements, the Company collected approximately $15.58 million of accounts receivable outstanding as of year-end, representing approximately 59% of the total accounts receivable balance as of December 31, 2025.

For the years ended December 31, 2025, 2024 and 2023, the Company did not recognize any allowance for credit losses expense related to accounts receivable.

5.	Inventories, net

Inventories, net consisted of the following:

	December 31, 2025	December 31, 2024
Raw materials	$5,833,689	$3,161,517
Materials in transit	618,938	1,869,241
Finished goods	536,386	196,406
Spare parts	241,568	-
Less: Obsolete/write-down inventory	-	-
Total, net	$7,230,581	$5,227,164

For the years ended December 31, 2025, 2024 and 2023, no inventory write-down was recognized.

Raw materials represent the materials purchased readily for production and held by the Company in its warehouse.

Materials in transit represent the materials shipping on the road but not yet arrived at the warehouse of the Company. Under the shipment terms of FOB (Free on Board), the risk of loss and damage was transferred from the seller to the buyer when materials were loaded onto the vessel and are a trigger for the purchaser’s legal obligation to pay for the goods, which correspondingly brought the balance of materials in transit recorded under inventories.

6.	Deferred offering costs

Deferred offering costs consist of the following:

	December 31, 2025	December 31, 2024
Deferred offering costs	$-	$269,752

Upon completion of the IPO on October 10, 2025, these deferred offering costs, along with the underwriters’ fees paid, were reclassified to additional paid-in capital and netted against the IPO proceeds received.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.	Other receivables and current assets

Other receivables and current assets consist of the following:

	December 31, 2025	December 31, 2024
Prepaid social insurance	$603	$237
Prepaid expenses	200,761	-
Other receivables	14,678	4,110
Total	$216,042	$4,347

8.	Loan receivable

On October 15, 2025, the Company provided a loan of $2,000,000 to a third party, Hong Kong Xinda Mining Resources Investment Holding Group Limited. The loan bears interest at 0.25% per month and is repayable by June 14, 2026. Subsequent to the reporting date, $200,000 has been collected.

9.	Property, plant, and equipment, net

Property, plant, and equipment, net consist of the following:

	December 31, 2025	December 31, 2024
At Cost:
Land	$72,324	$73,306
Real property and building	8,616,300	8,733,267
Machinery and equipment	4,891,835	4,958,242
Vehicle	56,155	56,918
Construction in progress	28,892	-
Subtotal	13,665,506	13,821,733
Less: Accumulated depreciation	(3,380,937)	(2,528,969)
Total, net	$10,284,569	$11,292,764

Depreciation expenses for the years ended December 31, 2025, 2024 and 2023 were $907,254, $899,091, and $686,724, respectively as follows:

	Years Ended December 31,
	2025	2024	2023
Depreciation expenses-Selling, general and admin	$205,504	$425,056	$221,376
Depreciation-Manufacturing costs (1)	701,750	474,035	465,348
Total	$907,254	$899,091	$686,724

(1)	Represents total depreciation incurred for manufacturing operations, which is capitalized into cost of inventory.

For the years ended December 31, 2025, 2024 and 2023, no impairment loss was recognized for the Company’s property, plant and equipment.

10.	Related party transactions and balances

The following table presents the Company’s related parties and the nature of their relationships:

Name	Relationship	Purpose/Nature
HuaJun Yan	Chief Operating Officer and Director	Working capital advances and accrued compensation
Caifen Yan	Chief Executive Officer, Chairman of the Board and Director	Accrued compensation

Related party transactions

During the year ended December 31, 2025, the Company recognized compensation expenses to key management personnel, including the Chief Executive Officer and Chief Operating Officer, totaling $1,000,000, consisting of salaries and IPO-related bonuses. Of this amount, $300,000 was paid during the year, and the remaining balance was unpaid as of year end.

No compensation expenses to key management personnel were recognized during the years ended December 31, 2024 and 2023.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

10.	Related party transactions and balances (cont.)

Due to related parties

Amounts due to related parties primarily represent (i) funds advanced to or from Mr. Huajun Yan on behalf of the Company for working capital purposes, such as payment of staff salaries and service provider fees, and (ii) accrued but unpaid compensation to key management personnel, including salaries and IPO-related bonuses. These balances are non-interest bearing and have no fixed repayment terms.

The following table presents amounts due to related parties as of December 31, 2025 and 2024:

Amounts due to related parites	December 31, 2025	December 31, 2024
HuaJun Yan	$285,193	$980,833
Caifen Yan	300,000	-
Total	$585,193	$980,833

As of December 31, 2025, the balance due to Mr. Huajun Yan includes both advances to him for working capital purposes and accrued compensation.

11.	Income Taxes

The entities within the Company file separate tax returns in the respective tax jurisdictions in which they operate.

Cayman Islands (“CI”)

One and one Green Technologies. INC, an entity incorporated in CI, is not subject to tax on income or capital gains. Additionally, upon payments of dividends by the CI company to its respective shareholders, no CI withholding tax will be imposed.

Hong Kong, SAC

Our subsidiary, One and one International HK Limited, is a Hong Kong entity subject to the two-tier profits tax rates system, which was introduced under the Inland Revenue (Amendment) (No. 3) Ordinance 2018 (the “Ordinance”) of Hong Kong, and applies for a year of assessment commencing on or after April 1, 2018.

Under the two-tier profit tax rates regime, the profits tax rate for the first HKD 2 million of assessable profits of a corporation will be subject to the lowered tax rate of 8.25% while the remaining assessable profits will be subject to the tax rate of 16.5%.

In respect of dividends paid to One and one International HK Limited, under Hong Kong’s Foreign-sourced Income Exemption regime effective from January 1, 2023, income arising in or derived from a territory outside Hong Kong (such as dividends from the VIEs in the Philippines) received by a Hong Kong entity which is a multinational enterprise entity (“MNE entity”) carrying on business in Hong Kong may be regarded as specified foreign-sourced income which will be deemed to be sourced from Hong Kong and chargeable to profits tax, subject to certain exemptions. Prior to January 1, 2023, Hong Kong operated under a territorial source principle of taxation, where only income arising in or derived from Hong Kong was subject to profits tax. Under this regime, foreign-sourced income, such as dividends received from a non-Hong Kong source (from the VIEs in the Philippines), was generally not subject to Hong Kong profits tax. In addition, payments of dividends from One and one HK to its shareholder(s) are not subject to any Hong Kong withholding tax which remains unchanged both before and after January 1, 2023.

Republic of Philippines

The VIEs in the Philippines are governed by the income tax law of the Philippines and are subject to the Philippine income tax (“PIT”). According to the CREATE Law (RA 11534) in the Philippines, the corporate income tax (“CIT”) rate for domestic corporations and resident foreign corporations has been reduced from 30% to 25%, effective from July 1, 2020 to December 31, 2022; with the exception for corporations having net taxable revenue of less than PHP 5 million and total assets of less than PHP 100 million, which is taxed at a rate of 20%. The rule further stipulates a gradual reduction in the CIT rate by 1% per year from 2023 to 2027, reaching 20% by 2027. Specifically, the annual CIT rates will be 25% for the period from July 1, 2020, to December 31, 2022, 24% in 2023, 23% in 2024, 22% in 2025, 21% in 2026, and finally 20% from 2027 onwards.

The statutory income tax rate for Yoda Metal is 22% for the year ended December 31, 2025, 23% for the year ended December 31, 2024, and 24% for the year ended December 31, 2023; and for DL Metal it is 20% for each of the years ended December 31, 2025, 2024 and 2023, as DL Metal qualifies for the CREATE Law exception for corporations having net taxable revenue of less than PHP 5 million and total assets of less than PHP 100 million.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	Income Taxes (cont.)

The components of the income tax provision consisted of the following:

	Years Ended December 31,
	2025	2024	2023
Current income tax expense	$347,971	$1,976,619	$1,792,024
Deferred income tax expense	(13,591)	(35,045)	(28,906)
Total	$334,380	$1,941,574	$1,763,118

A reconciliation of the income tax expense, net determined at the Philippines statutory income tax rate to the Company’s actual income tax expense is as follows:

	Years Ended December 31,
	2025		2024		2023
	Amount	Percentage	Amount	Percentage	Amount	Percentage
Income before income tax expense	$12,145,994		$8,418,346		$7,330,292
Statutory income tax rate	22%		23%		24%
Income tax expense at statutory rate	2,672,119	22.0%	1,936,220	23.0%	1,759,269	24.0%
Decreases due to:
Tax rate change (1)	-	-	21	0.0%	43	0.0%
Impact of varying tax rates – Cayman Islands (2)	204,242	1.7%
Impact of varying tax rates – Other foreign jurisdictions (2)	1,368	-%	5,333	0.1%	3,806	0.1%
Release of prior-year tax liabilities due to lapse of statute of limitations	(2,543,349)	(20.9)%	-	-	-	-
Income tax expenses	$334,380	2.8%	$1,941,574	23.1%	$1,763,118	24.1%

(1)	Represents the impact of the gradual reduction of the Philippine corporate income tax rate under the CREATE Law on the measurement of deferred tax balances.

(2)	Represents the impact of varying tax jurisdictions, primarily the rate differentials between the Philippines statutory rate and the income generated by the subsidiaries in Hong Kong (subject to 8.25%/16.5%) and the Cayman Islands (subject to 0%).

For the years ended December 31, 2025, 2024, and 2023, the Company’s total income taxes paid, net of refunds, were $2,236, $1,027, and $18,101, respectively. All income tax payments during these periods related to foreign taxes paid exclusively to the Republic of the Philippines. The Company did not pay any federal, national, or state income taxes in other jurisdictions, including Hong Kong and the Cayman Islands.

Taxes payable consisted of the following:

	December 31, 2025	December 31, 2024
Income tax payable	$6,432,962	$6,178,134
VAT	957,063	1,555,682
Total	$7,390,025	$7,733,816

Deferred tax assets and liabilities are as follows:

	December 31, 2025		December 31, 2024
Deferred tax assets:	$		$
Net operating loss carryforwards		105,249		3,658
Lease liabilities		781,797		157,014
Total deferred tax assets		887,046		160,672
Less: valuation allowance
Deferred tax assets, net		887,046		160,672

Deferred tax liabilities:
ROU assets		(777,220)		(62,806)
Total deferred tax liabilities		(777,220)		(62,806)

Total, net		$109,826		$97,866

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.	Income Taxes (cont.)

Net operating loss carryforwards attributable to the Company’s VIEs in the Philippines were $526,247 and $18,288 as of December 31, 2025 and 2024, respectively. These net operating loss can be carried forward for five consecutive taxable years immediately following the year of the loss.

For the years ended December 31, 2025, 2024 and 2023, the Company did not have any material interest or penalties associated with tax positions. The Company did not have any significant unrecognized uncertain tax positions as of December 31, 2025 and 2024. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

The taxes payable include income tax payable and VAT. The decrease of $343,791 in total taxes payable was primarily driven by lower VAT obligations, partially offset by higher accrued income tax liabilities under ASC 740 due to increased profitability during the year.

12.	Employee contribution plan

The Company operates in the Philippines, where applicable laws require both employers and employees to contribute to statutory benefit programs, including the Social Security System (“SSS”), the Home Development Mutual Fund (“Pag-IBIG Fund”), and the Philippine Health Insurance Corporation (“PhilHealth”).

Contributions to these programs are recognized as employee benefit expenses in the Company’s consolidated financial statements and are determined based on applicable statutory contribution rates and salary levels, subject to prescribed caps.

The SSS provides social security benefits such as sickness, maternity, disability, retirement, and death benefits. The Pag-IBIG Fund provides housing-related and short-term financing programs as well as savings and dividend benefits. PhilHealth provides healthcare coverage, including inpatient and outpatient services.

The Company’s contributions to these statutory benefit programs were $19,508 and $25,393 for the years ended December 31, 2025 and 2024, respectively.

13.	Shareholders’ Equity

Ordinary shares

The authorized share capital of the Company was US$50,000, divided into 500,000,000 ordinary shares with par value of $0.0001 each. On April 17, 2024, the Company issued 20,000,000 shares to shareholders at par value of $0.0001 per share.

On December 27, 2024, the board of directors approved additional issuance of 32,000,000 ordinary shares to existing shareholders at par value of $0.0001 per share on pro rata basis and redesignation of all the 10,203,960 issued and outstanding ordinary shares held by One and one International Limited into 10,203,960 Class B ordinary shares of a par value of USD0.0001 each; 41,796,040 issued and outstanding ordinary shares held by shareholders of the Company other than One and one International Limited and all the 448,000,000 unissued ordinary shares into 489,796,040 Class A ordinary shares of a par value of USD0.0001 each.

Holders of Class A ordinary shares and Class B ordinary shares have the same rights, except for voting and conversion rights. Each Class A ordinary share is entitled to one vote; and each Class B ordinary share is entitled to twenty votes and is convertible into one Class A ordinary share at any time by the holder thereof. Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances.

On October 10, 2025, the Company completed its Initial Public Offering (“IPO”) of 2,000,000 Class A ordinary shares, par value $0.0001 per share, at a public offering price of $5.00 per share. Subsequently, on October 24, 2025, the underwriters fully exercised their over-allotment option to purchase an additional 300,000 Class A ordinary shares, which closed on October 28, 2025. In aggregate, the Company issued 2,300,000 Class A ordinary shares resulting in total net proceeds of approximately $9.8 million, after deducting underwriting discounts, commissions, and other offering expenses of approximately $1.7 million.

As of December 31, 2025, there are 44,096,040 Class A ordinary shares and 10,203,960 Class B ordinary shares issued and outstanding. As of December 31, 2024, there are 41,796,040 Class A ordinary shares and 10,203,960 Class B ordinary shares issued and outstanding.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.	Shareholders’ Equity (cont.)

Restricted net assets

The Company’s ability to pay dividends is contingent on receiving distributions from the VIEs. According to Philippine statutory laws and regulations, dividends can only be declared from the Company’s unrestricted retained earnings, if any, as determined by Philippine accounting standards. Consequently, the financial results presented in the Company’s consolidated financial statements prepared under U.S. GAAP might differ from the financial results presented in the VIEs’ statutory financial statements.

Accumulated income represents the Company’s accumulated profits not distributed as dividends and not designated for specific purposes. While there is no statutory reserve requirement to allocate specific reserve funds, the Company cannot declare dividends if such action would render it insolvent or impair its capital. The board of directors has discretion to allocate profits to various reserves, such as contingency funds, expansion funds, or employee benefit funds.

The aforementioned restrictions do not necessarily prohibit the VIEs from transferring its net assets to the Company, and the agreements with the VIEs do not include clauses that restrict such distributions.

14.	Concentration of Risk

Currency Convertibility Risk

The VIEs in the Philippines primarily conducts business in Philippine Peso (PHP). While PHP is generally considered a convertible currency, there is a level of risk associated with its convertibility into other currencies. This risk arises from potential limitations on exchanging PHP, particularly for less common currencies or during periods of economic or political instability. Any future limitations could impact the Company’s ability to repatriate funds or settle obligations denominated in foreign currencies which could affect the Company’s operation. The Company continues to monitor the convertibility of PHP and assesses potential risks.

Foreign Currency Exchange Rate Risk

The VIEs in the Philippines principally transacts in Philippine Peso (PHP) for its revenues, expenses, assets, and liabilities. The exchange rate of the PHP can fluctuate due to changes in Philippine central bank policies, international economic conditions, and political developments. These fluctuations can impact the consolidated financial statements through translation adjustments, which arise from translating the VIEs’ financial statements prepared in PHP into the Company’s reporting currency using the current exchange rate. Transaction gains (losses) may also occur due to the settlement of PHP-denominated transactions at exchange rates different from the rates used at the transaction date. The Company has not engaged in any foreign currency hedging strategies to hedge for foreign currency risk.

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, and accounts receivable.

The Company’s cash and cash equivalents were held by major financial institutions located in the Philippines. The Company believes these institutions to be of high credit quality. While deposits in these institutions are insured by the Philippine Deposit Insurance Corporation (PDIC) up to PHP 500,000 per depositor (not each individual account), this insurance coverage may not be sufficient to fully protect the Company’s cash balance in the event of a bank failure. As of December 31, 2025, the Company maintained cash balances that exceeded these insured limits by approximately $694,166. The Company acknowledges this limitation and considers the credit quality of the financial institutions a primary factor in mitigating the risk of loss.

Cybersecurity Risk

The Company relies on information technology (IT) systems and networks, including those managed by third-party service providers, to conduct its business, process financial transactions, and safeguard sensitive data. Cyberattacks, malicious software, ransomware, and other unauthorized intrusions are continuously evolving and becoming increasingly sophisticated. While the Company has implemented security protocols, internal controls, and monitoring systems designed to protect its IT infrastructure and proprietary information, these measures may not be entirely effective in preventing all security breaches or system failures.

A material compromise of the Company’s IT systems, or those of its third-party vendors, could result in the unauthorized disclosure, modification, or loss of sensitive information. Such an event could lead to significant operational disruptions, reputational harm, exposure to legal or regulatory actions, and substantial remediation costs. As of December 31, 2025 and 2024, the Company had not experienced any material cybersecurity incidents that had a significant adverse effect on its business, financial condition, or results of operations.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.	Concentration of Risk (cont.)

For accounts receivable, the Company extends credit based on an evaluation of the customer’s or other parties’ financial condition, generally without requiring collateral or other security. In order to minimize the credit risk, the Company delegated a team responsible for credit approvals and other monitoring procedures to ensure that follow-up action is taken to recover overdue debts. Further, the Company reviews the recoverable amount of each individual receivable at each balance sheet date to ensure that adequate allowances are made for doubtful accounts. In this regard, the Company considers that the Company’s credit risk for accounts receivable is significantly reduced.

Concentration of customers consist of the following:

	Year Ended		Year Ended		Year Ended
	December 31, 2025		December 31, 2024		December 31, 2023
	Revenues	Receivables	Revenues	Receivables	Revenues	Receivables
Customer A	26.84%	33.60%	22.23%	13.11%	52.41%	-%
Customer B	48.75%	66.40%	56.37%	86.96%	21.42%	32.65%
Customer C	24.39%	-%	17.43%	-%	-%	62.31%

For the year ended December 31, 2025, Customer A, Customer B, and Customer C accounted for 26.84%, 48.75% and 24.39% of the Company’s revenues, respectively.

As of December 31, 2025, Customer A and Customer B accounted for 33.60%, and 66.40% of the Company’s accounts receivable, respectively.

For the year ended December 31, 2024, Customer A, Customer B, and Customer C accounted for 22.23%, 56.37% and 17.43% of the Company’s revenues, respectively.

As of December 31, 2024, Customer A and Customer B accounted for 13.10% and 86.90% of the Company’s accounts receivable.

For the year ended December 31, 2023, Customer A and Customer B accounted for 52.41% and 21.42% of the Company’s revenues, respectively.

As of December 31, 2023, Customer B, and Customer C accounted for 32.65%, and 62.31% of the Company’s accounts receivable, respectively.

Concentration of suppliers consist of the following:

	Year Ended		Year Ended		Year Ended
	December 31, 2025		December 31, 2024		December 31, 2023
	Purchases	Payables	Purchases	Payables	Purchases	Payables
Supplier A	38.94%	31.44%	45.68%	48.21%	59.56%	-%
Supplier B	-%	-%	-%	-%	13.83%	-%
Supplier C	13.26%	-%	12.57%	10.55%	11.61%	-%
Supplier D	-%	-%	-%	-%	-%	42.65%
Supplier E	-%	-%	-%	-%	-%	57.35%
Supplier F	-%	-%	10.68%	10.47%	-%	-%
Supplier G	10.59%	13.03%	10.48%	-%	-%	-%
Supplier H	-%	24.17%	-%	17.22%	-%	-%
Supplier I	12.28%	-%	-%	-%	-%	-%
Supplier J	-%	10.20%	-%	-%	-%	-%

For the year ended December 31, 2025, Supplier A, Supplier C, Supplier G, and Supplier I accounted for 38.94%, 13.26%, 10.59%, and 12.28% of the Company’s total purchase amount, respectively.

As of December 31, 2025, Supplier A, Supplier G, Supplier H, and Supplier J accounted for 31.44%, 13.03%, 24.17% and 10.20% of the Company’s accounts payable, respectively.

For the year ended December 31, 2024, Supplier A, Supplier C, Supplier F, and Supplier G accounted for 45.68%, 12.57%, 10.68%, and 10.48% of the Company’s total purchase amount, respectively.

As of December 31, 2024, Supplier A, Supplier C, Supplier F, and Supplier H accounted for 48.21%, 10.55%, 10.47%, and 17.22% of the Company’s accounts payable, respectively.

For the year ended December 31, 2023, Supplier A, Supplier B, and Supplier C accounted for 59.56%, 13.83%, and 11.61% of the Company’s total purchase amount, respectively.

As of December 31, 2023, Supplier D and Supplier E accounted for 42.65% and 57.35% of the Company’s accounts payable, respectively.

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.	Commitments and Contingencies

Litigations and claims

To the best of the Company’s knowledge and based on information available as of December 31, 2025 and 2024, the Company is not involved in any material claims or legal actions arising from the ordinary course of business. However, the Company is exposed to various risks and uncertainties that could potentially result in litigation or claims in the future. The Company continuously evaluates these contingencies and will adjust its disclosures as necessary.

Environmental matters

The Company is subject to various environmental laws and regulations. While the Company has implemented policies and procedures to comply with these regulations, there may be instances of non-compliance that could result in potential environmental liabilities. As of December 31, 2025 and 2024, the Company is not involved in any liabilities for environmental remediation costs. However, the identification of environmental issues in the future, such as contamination or waste disposal could result in significant costs, which may have a material adverse effect on the Company’s financial condition.

Insurance coverage

The Company does not maintain insurance coverage for certain risks, including general liability, property damage, and employee-related claims. As a result, the Company may be exposed to significant financial losses in the event of such risks materializing. The absence of insurance coverage may have a material adverse effect on the Company’s financial condition and results of operations.

The Company continuously evaluates these contingencies based on the available information and will adjust its estimates and accruals as necessary.

16.	Disaggregation of revenue

The Company disaggregates its revenue by product types, as the Company believes this disaggregation best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors.

	Years Ended December 31,
	2025	2024	2023
Revenue by product types:
Aluminium alloy	$19,760,980	$15,540,135	$20,740,290
Copper alloy ingots	45,057,703	32,843,096	17,776,581
Brass alloy ingots	994,205	4,259,192	2,753,613
Slag	9,851	821,362	-
Total revenue	$65,822,739	$53,463,785	$41,270,484

	Years Ended December 31,
	2025	2024	2023
Revenue by geographic area:
Philippines	$9,851	$5,639,613	$2,829,236
China	65,812,888	47,824,172	38,441,248
Total revenue	$65,822,739	$53,463,785	$41,270,484

ONE AND ONE GREEN TECHNOLOGIES. INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

17.	Leases

Components of lease cost, weighted average remaining lease terms and discount rates of operating lease consist of the following:

	December 31, 2025	December 31, 2024
Lease assets and liabilities
Operating lease right-of-use assets, net	$6,007,527	$314,028
Operating lease liabilities-current	641,564	785,070
Operating lease liabilities-noncurrent	3,301,395	-
Operating lease liabilities-total	3,942,959	785,070

	Years Ended December 31,
	2025	2024	2023
Lease expenses
Operating lease expenses-Selling, general & admin portion	$19,450	$22,994	$60,179
Operating lease expenses-Manufacturing costs	157,770	230,468	200,889
Total	$177,220	$253,462	$261,068

Other Information
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows – operating leases	$2,722,437	$95,035	$99,639

Weighted average remaining lease term (in years)
Operating leases	30	2	3

Average discount rate
Operating leases	8.03%	5.99%	6.01%

Operating Leases
Future minimum lease payments
For the year ending December 31,
2026	$936,033
2027	-
2028	3,821,818
2029	-
2030	-
Thereafter	-
Total	4,757,851
Less: interest	(814,892)
Present value of lease liabilities	$3,942,959

During the year ended December 31, 2025, the Company modified its existing operating lease agreement for land located in San Rafael, Bulacan, Philippines. The modification effectively extended the lease period, resulting in a new non-cancellable term expiring on December 31, 2055.

In accordance with ASC 842, this extension was accounted for as a lease modification. Consequently, the Company remeasured the lease liability based on the extended future minimum lease payments and recognized a corresponding adjustment to the operating lease right-of-use (ROU) asset. Following this remeasurement, the total operating lease ROU asset and corresponding lease liability for this property were approximately $5.94 million. The modified lease agreement does not include additional options to extend the lease term.

18.	Subsequent Events

On April 13, 2026, the Company closed a follow-on offering with two institutional investors for the sale of 1,733,334 units (the “Units”) at a purchase price of $7.50 per Unit. Each Unit consists of one Class A ordinary share, par value $0.0001 per share, and one warrant (the “Warrant”) to purchase one and one-half (1.5) Class A ordinary shares. The gross proceeds from the offering were $13.0 million, prior to deducting placement agent fees and other offering expenses. The Company intends to utilize the net proceeds from the offering for working capital and general corporate purposes. In connection with the offering, the investors were granted the right, exercisable for a period of 45 days following the closing, to purchase up to an additional $3.0 million of Units on the same terms and conditions.

The Company has evaluated subsequent events through the date of issuance of these consolidated financial statements; there were no subsequent events occurred that would require recognition or disclosure in the Company’s consolidated financial statements.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Articles provide that no director, alternate director or officer shall be liable to One and one Green Technologies. INC for any loss or damage in carrying out his functions unless that liability arises through the actual fraud or willful default of such director or officer.

The placement agent agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, provides for indemnification by the placement agent of us and our officers and directors for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the placement agent furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding ordinary shares issued by us during the last three years. None of the below described transactions involved any underwriters, underwriting discounts and commissions or commissions, or any public offering.

One and one Green Technologies. INC was incorporated on April 17, 2024. In connection with the incorporation, on April 17, 2024, One and one Cayman issued shares of a nominal or par value of US$0.0001 to Osiris International Cayman Limited, which was transferred to One and one International Limited on April 17, 2024. In addition to that, On April 17, 2024, One and one Cayman issued 20,000,000 shares in total for consideration of USD$2000 to its investors. On December 25, 2024, One and one Cayman issued 32,000,000 shares in total for consideration of USD$3200 to its investors.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors or members of its senior executive management and did not involve any public offering within the meaning of Section 4(a)(2), (b) under Regulation S promulgated under the Securities Act in that offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States, or (c) under Rule 701 promulgated under the Securities Act in that the transactions were underwritten compensatory benefit plans or written compensatory contracts.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a)	Exhibits

See Exhibit Index beginning on page II-3 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the placement agent at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the placement agent to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Placement Agency Agreement (incorporated herein by reference to Exhibit 1.1 to the registration statement on Form F-1 (File No. 294587), as amended, initially filed with the U.S. Securities and Exchange Commission on March 25, 2026)
3.1	Amended and Restated Memorandum and Articles of Association (incorporated herein by reference to Exhibit 3.1 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on January 21, 2025)
4.1	Form of Pre-Funded Warrant (incorporated herein by reference to Exhibit 4.1 to the registration statement on Form F-1 (File No. 294587), as amended, initially filed with the U.S. Securities and Exchange Commission on March 25, 2026)
4.2	Form of Warrant (incorporated herein by reference to Exhibit 4.2 to the registration statement on Form F-1 (File No. 294587), as amended, initially filed with the U.S. Securities and Exchange Commission on March 25, 2026)
4.3	Form of Placement Agent Warrant (incorporated herein by reference to Exhibit 4.3 to the registration statement on Form F-1 (File No. 294587), as amended, initially filed with the U.S. Securities and Exchange Commission on March 25, 2026)
5.1	Opinion of Maple and Calder (Hong Kong) LLP, regarding the validity of the securities being registered (incorporated herein by reference to Exhibit 5.1 to the registration statement on Form F-1 (File No. 294587), as amended, initially filed with the U.S. Securities and Exchange Commission on March 25, 2026)
8.1	Opinion of GP Angeles and Associates law office, regarding certain Philippines legal matters (incorporated herein by reference to Exhibit 8.1 to the registration statement on Form F-1 (File No. 294587), as amended, initially filed with the U.S. Securities and Exchange Commission on March 25, 2026)
8.2	Opinion of Maple and Calder (Hong Kong) LLP, regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
10.1	Employment Agreement between Caifen Yan and the Registrant (incorporated herein by reference to Exhibit 10.1 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on July 10, 2025)
10.2	Employment Agreement between Huajun Yan and the Registrant (incorporated herein by reference to Exhibit 10.2 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on July 10, 2025)
10.3	Employment Agreement between Chun Kit Wong and the Registrant (incorporated herein by reference to Exhibit 10.3 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on August 22, 2025)
10.4	Leasing Agreement for Barangay Malibay San Rafael Bulacan (incorporated herein by reference to Exhibit 10.4 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on July 10, 2025)
10.5	Leasing Agreement for 1st DILIMAN, San Rafael, Bulacan (incorporated herein by reference to Exhibit 10.5 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on July 10, 2025)
10.6	Form of Independent Non-Executive Director Offer Letter (incorporated herein by reference to Exhibit 10.6 to the registration statement on Form F-1 (File No. 284375), as amended, filed with the U.S. Securities and Exchange Commission on July 10, 2025)
10.7	Form of Securities Purchase Agreement (incorporated herein by reference to Exhibit 10.7 to the registration statement on Form F-1 (File No. 294587), as amended, initially filed with the U.S. Securities and Exchange Commission on March 25, 2026)
14.1	Code of Business Conduct and Ethics of the Registrant (incorporated herein by reference to Exhibit 14.1 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on July 10, 2025)
14.2	Executive Compensation Recovery Policy of the Registrant (incorporated herein by reference to Exhibit 14.2 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on July 10, 2025)
14.3	Insider Trading Policy (incorporated herein by reference to Exhibit 14.3 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on July 10, 2025)
21.1	List of Subsidiaries (incorporated herein by reference to Exhibit 21.1 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on July 10, 2025)
23.1*	Consent of HTL International, LLC.
23.2	Consent of Maple and Calder (Hong Kong) LLP(included in Exhibit 5.1)
23.3	Consent of G,P, Angeles & Association LLP (included in Exhibit 8.1)
99.1	Charter of Audit Committee (incorporated herein by reference to Exhibit 99.1 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on July 10, 2025)
99.2	Charter of Compensation Committee (incorporated herein by reference to Exhibit 99.2 to the registration statement on Form F-1 (File No. 284375), as amended, initially filed with the U.S. Securities and Exchange Commission on July 10, 2025)
99.3	Charter of the Nominating Committee (incorporated herein by reference to Exhibit 99.3 to the registration statement on Form F-1 (File No. 284375), as amended, filed with the U.S. Securities and Exchange Commission on July 10, 2025)
107	Filing Fee Table,

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Philippines, on August 11, 2026.

One and one Green Technologies. INC

By:	/s/ Caifen Yan
Name:	Caifen Yan
Title:	Chief Executive Officer, Chairman of the Board of Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to (1) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement together with all schedules and exhibits thereto and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, together with all schedules and exhibits thereto, (2)  act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, (3) act on and file any supplement to any prospectus included in this Registration Statement or any such amendment or any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and (4) take any and all actions which may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his or her substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Caifen Yan		Chief Executive Officer, Chairman of the Board, and Director	August 11, 2026
Name:	Caifen Yan	(Principal Executive Officer)

/s/ Chun Kit Wong		Chief Financial Officer	August 11, 2026
Name:	Chun Kit Wong	(Principal Financial and Accounting Officer Officer)

/s/ Huajun Yan		Chief Operating Officer, Director	August 11, 2026
Name:	Huajun Yan

/s/ Samuel U.Lee			August 11, 2026
Name:	Samuel U.Lee	Director

/s/ Jehn Ming Lim			August 11, 2026
Name:	Jehn Ming Lim	Director

/s/ Han (Francis) Zhang			August 11, 2026
Name:	Han (Francis) Zhang	Director

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of One and one Green Technologies. INC, has signed this registration statement or amendment thereto in New York on August 11, 2026.

Authorized U.S. Representative

Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice-President on behalf of Cogency Global Inc.